    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 1996



                       Registration Statement No. 33-63879


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                                   ACTV, INC.
             (Exact name of Registrant as specified in its charter)

DELAWARE                             4894                    94-2907258
--------------------------------------------------------------------------------
(State or other               (Primary Standard              (IRS Employer
 jurisdiction of          Industrial Classification          Identification No.)
 incorporation or                   Code)
 organization)

                           1270 Avenue of the Americas
                            New York, New York 10020
                                 (212) 262-2570
                             ---------------------
                   (Address, including zip code and telephone
                  number, including area code, of Registrant's
                          principal executive offices)

                               WILLIAM C. SAMUELS
                                    President
                                   ACTV, INC.
                           1270 Avenue of the Americas
                            New York, New York 10020
                                 (212) 262-2570
  (Name, address, including zip code and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies To:
                             JAY M. KAPLOWITZ, ESQ.
                    Gersten, Savage, Kaplowitz & Curtin, LLP
                              575 Lexington Avenue
                            New York, New York 10022
                                 (212) 752-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and from time to time.
                             ---------------------
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]



If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]




If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier, effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]


This Registration Statement also constitutes Post-Effective Amendment No. 2 to ACTV, Inc.'s Registration Statement on Form S-1 (File No. 33-86540) and Post-Effective Amendment No. 5 to ACTV, Inc.'s Registration Statement on Form S-1 (File No. 33-61320).

* The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                      (ii)

                         CALCULATION OF REGISTRATION FEE




====================================================================================================================================
Title of                  Amount Being              Proposed Maximum                 Proposed                 Amount of
Securities To             Registered(1)             Offering Price Per               Maximum                  Registration
Be Registered                                       Security(2)                      Aggregate                Fee
                                                                                     Offering Price
------------------------------------------------------------------------------------------------------------------------------------
Common
Stock, par
value $.10 per
share                     6,350,000                             $3.53                $22,415,500              $7,729.48

====================================================================================================================================
Total
Registration                                                                                                  $2,228.52(3)(4)
Fee
====================================================================================================================================




(1) Pursuant to Rule 416, the Registration Statement also relates to an indeterminate number of additional shares of Common Stock issuable upon the exercise of options, warrants and SARs pursuant to anti-dilution provisions contained therein, which shares of Common Stock are registered hereunder.

(2) Pursuant to Rule 457, estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as quoted by the National Association of Securities Dealers Automated Quotation System on October 30, 1995.

(3) In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to ACTV's Registration Statement on Form S-1, File No. 33-86540 (the "1995 Registration Statement"), and ACTV's Registration Statement on Form S-1, File No. 33-61320 (the "1994 Registration Statement"). This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 2 to the 1995 Registration Statement and
     Post-Effective Amendment No. 5 to the 1994 Registration Statement. The amount of securities eligible to be sold under the 1995 Registration Statement ($121.23 as of November 1, 1995) and the amount of securities eligible to be sold under the 1994 Registration Statement ($5,379.73 as of November 1, 1995) shall be carried forward to this Registration Statement and the total registration fee is adjusted accordingly. Such Post-Effective Amendment No. 2 to the 1995 Registration Statement and Post-Effective Amendment No. 5 to the 1994 Registration Statement shall hereafter become effective upon the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.


(4) Registrant paid said amount upon the initial filing of this Registration Statement, and, therefore, no additional fee is due.


                                      (iii)

                                   ACTV, INC.
                                    FORM S-1

                              CROSS REFERENCE SHEET

                                                                 Caption or
Item Number                                                      Heading in Prospectus
-----------                                                      ---------------------
1.           Forepart of the Registra-                           Cover page of Registration Statement;
             tion Statement and Outside                          and Outside Front Cover Page of
             Front Cover Page of                                 Prospectus.
             Prospectus

 2.          Inside Front and Outside                            Inside Front and Outside Back Cover
             Back Cover Pages of                                 Pages of Prospectus; and Additional
             Prospectus                                          Information.

 3.          Summary Information, Risk                           Prospectus Summary; and Risk Factors.
             Factors and Ratio of Earnings
             to Fixed Charges

 4.          Use of Proceeds                                     Use of Proceeds.

 5.          Determination of Offering                           Cover Page; Plan of Distribution.
             Price

 6.          Dilution                                            Dilution.

 7.          Selling Security Holders                            Selling Security Holders; Plan of
                                                                 Distribution.

 8.          Plan of Distribution                                Cover Page; Selling Security Holders;
                                                                 Plan of Distribution.

 9.          Description of Securities                           Description of Capital Stock.
             to be Registered

10.          Interests of Named Experts                          Principal Stockholders; Experts;
             and Counsel                                         Management; and Certain Transactions;
                                                                 and Legal Matters.


                                      (iv)

11.          Information with Respect to                         Cover  Page;  Prospectus  Summary;   The
                                                                 Company;  Registrant   Dividend  Policy;
                                                                 Certain        Market       Information;
                                                                 Capitalization; Selected Financial Data;
                                                                 Management's   Discussion   and  Analysis
                                                                 of Financial  Condition  and  Results  of
                                                                 Operations;     Business;     Management;
                                                                 Certain      Transactions;      Principal
                                                                 Stockholders  and  Financial  Statements.

12.          Disclosure of Commission's                          Not Applicable.
             Position on Indemnification
             for Securities Act Liabilities


                                       (v)

                             PRELIMINARY PROSPECTUS

                 SUBJECT TO COMPLETION, DATED              , 1996


PROSPECTUS
                                   ACTV, INC.

             2,500,000 Shares of Common Stock Offered by the Company

                        3,850,000 Shares of Common Stock

          (1) 235,355 Shares Issuable by the Company Upon the Exercise

              of Options, Warrants, Pursuant to SARs, or to Others

            (2) 3,614,645 Shares Offered by Selling Security Holders



This Prospectus relates to the offer by ACTV, Inc. (the "Company") of up to 2,500,000 shares of the Company's common stock, $.10 par value (the "Common Stock"), to be issued and sold from time to time by the Company (the "Company Shares"). See "PLAN OF DISTRIBUTION."


This Prospectus also relates to up to 3,850,000 shares of Common Stock (the "Security Holders' Shares"). Up to 235,355 of such shares may be issued by the Company (i) upon the exercise of options, warrants or pursuant to SARs, and (ii) to consultants or others. Up to 3,614,645 of such shares may be sold by security holders (the "Selling Security Holders") who have acquired or will acquire such shares from the Company (i) upon the exercise of currently exercisable options and warrants, and pursuant to SARs, (ii) upon issuance to consultants pursuant to existing agreements and (iii) upon issuance in connection with certain financings. The Company will not receive any of the proceeds from sales of Selling Security Holders' Shares, but will receive the exercise price upon the exercise of the options or warrants described above. See "SELLING SECURITY HOLDERS" and "PLAN OF DISTRIBUTION."



This Prospectus is a combined prospectus which also relates to ACTV's Registration Statement on Form S-1, File No. 33-86540 (the "1995 Registration Statement"), and ACTV's Registration Statement on Form S-1, File No. 33-61320
(the "1994 Registration Statement"). The Registration Statement, which this Prospectus is a part of, is a new registration statement and also constitutes Post-Effective Amendment No. 2 to the 1995 Registration Statement and Post-Effective Amendment No. 5 to the 1994 Registration Statement.



The Company's Common Stock is traded on the over-the-counter market on the NASDAQ SmallCap Market ("NASDAQ") and on the Boston Stock Exchange ("BSE"). On December 27, 1995, the closing bid and asked quotations for the Common Stock as reported by NASDAQ were $3 11/16 and $3 7/8 per share.



THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 9.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The Date of this Prospectus is ________ , 1996

The Security Holders' Shares that may be offered from time to time by Selling Security Holders may be sold through ordinary brokerage transactions in the over-the-counter market or on the Boston Stock Exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The Selling Security Holders each may be deemed to be "an underwriter", as defined in the Securities Act of 1933 (the "Securities Act"). If any broker-dealers are used by the Selling Security Holders, any commissions paid to broker-dealers and, if broker-dealers purchase any shares of Common Stock as principals, any profits received by such broker-dealers on the resales of the shares of Common Stock may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Security Holders may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the securities offered by the Selling Security Holders will be borne by the Company. All brokerage commissions, if any, attributable to the sale of the securities offered by the Selling Security Holders will be borne by the Selling Security Holders. See "SELLING SECURITY HOLDERS" and "PLAN OF DISTRIBUTION."

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

Under the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations thereunder, any person engaged in a distribution of the securities offered by this Prospectus may not simultaneously engage in market-making activities with respect to shares of the Common Stock during the applicable "cooling off" period (two or nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5, in connection with transactions in the securities, which provisions may limit the timing of purchases and sales of the securities by the Selling Security Holders.

                              AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission ("Commission") a registration statement (as amended, the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith, which may be inspected without charge at the principal office of the Commission, 450 Fifth Street, NW, Washington, DC, 20549, and copies of the material contained therein may be obtained from the Commission upon payment of applicable copying charges. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

The Company is subject to the reporting and other informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC, 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661-2511, and at 7 World Trade Center, New York, New York, 10048. Copies of such materials can also be obtained by written request to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, DC, 20549, at prescribed rates.

The Company's Common Stock is listed on NASDAQ and the BSE at the offices of NASDAQ at 1735 K Street, NW, Washington, DC, 20006 or the offices of the BSE at 1 Boston Place, Boston, Massachusetts, 02108, and the Company's periodic reports, proxy statements, and other information can be inspected at NASDAQ and the BSE at the offices of NASDAQ at 1735 K Street, NW, Washington, DC, 20006 or the offices of the BSE at 1 Boston Place, Boston, Massachusetts, 02108.

                               PROSPECTUS SUMMARY


The following summary is qualified in its entirety by the detailed information and financial statements with notes thereto appearing elsewhere in this Prospectus.



                                   THE COMPANY

General

ACTV, Inc. ("ACTV" or the "Company") has developed proprietary Programming Technologies (the "Programming Technology") that individualize television programming. ACTV's Programming Technology permits the delivery of individualized television, which, in the Company's view, significantly enhances the quality of most genres of television programming. ACTV's Programming
Technology provides instant and seamless changes in the live or prerecorded video picture and/or audio and/or graphics in response to the various selections supplied by each viewer. A specially produced ACTV program (the "ACTV Program" or "ACTV Programming") is like a linear TV program, except that it appears to be individualized for each viewer. (Linear programs are standard television programs that can be viewed only as created and do not offer the viewer the option to make choices as to the content of the program or to respond to the contents of the program in an individualized way.) There is no limit to the number of viewers who can interact simultaneously with an ACTV Program.


ACTV's individualized programming is designed to work with both single and multiple channels of 6MHz band-width and with different modes of transmission: cable, direct broadcast satellite ("DBS"), multi-microwave distribution systems ("MMDS"), broadcast systems, distance learning networks and closed circuit televisions systems. It is compatible with commonly available one-way analog systems as well as the newer digital systems that have recently begun to be deployed.


ACTV's strategy is to generate revenues from the sale of ACTV Programming that it either owns, has licensed or that has been created by a third party under a license from ACTV, including fees paid by subscribers to premium cable networks in which the Company has an ownership interest. The Company's mission is to improve the quality of entertainment and education television programming.

The Company also believes that the Programming Technology can enhance the quality of television advertising by enabling the advertiser to customize each commercial for various audience segments. It is the Company's objective to seek advertiser support for its individualized home entertainment networks.


The chief markets presently targeted by the Company for the ACTV Programming Technology are in-home entertainment, education (with an emphasis on distance learning), site-based entertainment and internet applications. The Company seeks to exploit these markets, principally in the U.S., through licensing the Programming Technology, by creating joint venture relationships, and by direct sales.

The Company has eight subsidiaries, which include a national entertainment company, a national education company, a three-dimensional company, and five regional television networks; ACTV Entertainment Inc., a New York corporation ("ACTV Entertainment") incorporated on March 9, 1988, ACTV Interactive, Inc., a Delaware corporation incorporated on July 8, 1992, 3D Virtual, Inc., a Delaware corporation incorporated on July 20, 1995, The Los Angeles Individualized Television Network, Inc., a Delaware corporation incorporated on March 7, 1995, The San Francisco Individualized Television Network, Inc., a Delaware corporation incorporated on December 22, 1995, The Chicago Individualized Television Network, Inc., a Delaware corporation incorporated on December 22, 1995, The New York Individualized Television Network, Inc., a Delaware corporation incorporated on December 22, 1995, and The Atlanta Individualized Television Network, Inc., a Delaware corporation incorporated on December 22, 1995. Unless otherwise indicated, all references in this Prospectus to the Company or ACTV include ACTV and its eight subsidiaries.


ACTV was incorporated under the laws of the State of Delaware on July 24, 1989. The Company is the successor, by merger effective November 1, 1989, to ACTV, Inc., a California corporation, organized on July 11, 1983. The Company's executive offices are located at 1270 Avenue of the Americas, New York, New York, 10020, telephone number (212) 262-2570.

                                                   THE OFFERING


Securities Offered

  Company Shares ...................  2,500,000  shares  of  Common  Stock.  See
                                      "PLAN OF DISTRIBUTION - Company Shares."


  Security Holders'
          Shares  ..................  3,850,000  shares of Common  Stock.  Up to
                                      235,355  of such  shares  may be issued by
                                      the  Company  (i)  upon  the  exercise  of
                                      options, warrants or pursuant to SARs, and
                                      (ii)  to  consultants  or  others.  Up  to
                                      3,614,645  of such  shares  may be sold by
                                      Selling Security Holders who have acquired
                                      or  will  acquire  such  shares  from  the
                                      Company (i) upon the exercise of currently
                                      exercisable  options  and  warrants,   and
                                      pursuant  to SARs,  (ii) upon  issuance to
                                      consultants     pursuant    to    existing
                                      agreements, and (iii) upon issuance in connection with certain financings.


                                      The Company  will receive the net proceeds
                                      of the sale of the Company Shares. It will
                                      not  receive  any  proceeds  from sales of
                                      Security Holders' Shares, but will receive
                                      the   proceeds  of  the  exercise  of  any
                                      options  or  warrants   exercised  by  the
                                      Selling  Security  Holders.  See  "SELLING
                                      SECURITY    HOLDERS"    and    "PLAN    OF
                                      DISTRIBUTION."

                                      The  exercise  prices  of  the  shares  of
                                      Common Stock issuable upon the exercise of
                                      options  and  warrants,  and the number of
                                      shares   issuable,   may  be   subject  to
                                      adjustment in the event of a merger, stock
                                      split,    stock   dividend   and   similar
                                      transactions.   See  "MANAGEMENT  -  Stock
                                      Options and Stock Appreciation Rights" and
                                      "DESCRIPTION OF CAPITAL STOCK."

Common Stock Outstanding


  At the Date of this
    Prospectus(1)...................  11,396,418 Shares

  After the Offering(1)(2)..........  15,128,491 Shares



Common Stock Symbols................  NASDAQ: IATV
                                      BSE: IAT

Use of Proceeds.....................  The  net  proceeds  of  the  sale  of  the
                                      Company  Shares and any proceeds  from the
                                      exercise of options or warrants underlying
                                      Security  Holders' Shares being registered
                                      hereunder   will  be  applied  to  working
                                      capital, which may include research and development. A portion of the proceeds may be utilized to repurchase shares of Common Stock. The Company will not receive any proceeds from the sales of the Security Holders' Shares. See "USE OF PROCEEDS."

Risk Factors........................  An  investment  in  the  Company's  Common
                                      Stock  involves a high  degree of risk and
                                      should  be  made  only   after  a  careful
                                      consideration   of  the  significant  risk
                                      factors that may affect the Company. Such risks include special risks concerning the Company and its business, including among other risks, Operating Losses to Date, Possible Need for Additional Financing and Dilution. See "RISK FACTORS."

------------
(1) Does not include (a) 80,000 shares of Common Stock issuable pursuant to options being offered pursuant to a separate Prospectus (the "Concurrent Prospectus"). See "CONCURRENT OFFERING."


(2) Assumes the issuance of all the 2,500,000 Company Shares and the 1,232,073 unissued Security Holders' Shares being offered hereby, including those underlying options and warrants. See "SELLING SECURITY HOLDERS" and "PLAN OF DISTRIBUTION."

                                          SUMMARY FINANCIAL DATA
                                  (in dollars, except number of shares)

                                                                                                                  Nine Months
                                                        Years Ended December 31,                               Ended September 30,
                                     --------------------------------------------------------------------  ------------------------
                                        1990       1991            1992            1993           1994         1994          1995
                                        ----       ----            ----            ----           ----         ----          ----
Statement of Operations:
Revenues                           $   615,011  $ 1,018,074      532,596(1)   $   164,602(1)  $   938,416  $   768,739   $ 1,075,925
Operating Expenses                   4,462,771    4,435,322    2,798,847(1)     3,443,513(1)    5,734,132    4,415,721     6,816,816
Equity in Net Loss of
ACTV Interactive (2)                      --           --        187,781          506,303         143,500      143,500          --
Loss Before Extraordinary
Item (3)                             3,093,512    3,313,998    2,778,085        4,156,955       5,122,010    3,929,357     5,751,337
Net Loss (3)                         3,093,512    3,313,998    2,778,085        4,156,955       4,465,240    3,407,554     5,657,220
Weighted Average Shares
Outstanding                          3,727,255    4,043,867    4,665,686        5,800,134       7,897,278    7,699,790     9,748,209
Loss Per Common Share
Before
Extraordinary Item (3)                    0.83         0.82         0.59             0.72            0.65         0.51          0.59
Net Loss Per Common
Share (3)                                 0.83         0.82         0.59             0.72            0.57         0.44          0.58

Balance Sheet Data:                   12/31/90     12/31/91     12/31/92         12/31/93        12/31/94      9/30/94       9/30/95
                                      --------     --------     --------         --------        --------      -------       -------
Working Capital                      2,397,952      128,834     (104,486)       2,263,225       1,503,703     (704,003)    3,458,531
Total Assets                         6,211,803    2,828,119    3,146,503        5,920,720       7,733,314    6,129,878    10,454,934
Long Term Obligations                  649,796      669,796    1,792,794        2,220,794       2,325,061    2,443,866       222,219
Stockholders' Equity (4)             5,089,036    1,775,038    1,006,314        1,910,603       3,972,543    1,956,892     8,009,212
Total Capitalization                 5,738,832    2,444,834    2,799,108        4,131,397       6,297,604    4,400,758     8,231,431




(1) For the period between July 15, 1992, and March 11, 1994, all education sales and expenses were reported separately by the Company's 49% affiliate, ACTV Interactive, and were not consolidated with the Company's statements of operations. For the remainder of 1994, operational results related to education were included with those of the Company, as a result of the Company's March 11, 1994 purchase of the Post Company's 51% interest in ACTV Interactive.


(2) The results of ACTV Interactive are accounted for under the equity method of accounting for the years 1992 and 1993 and for the period January 1, 1994 to March 11, 1994.

(3) Includes for the year ended 12/31/94 and nine months ended 9/30/94 extraordinary gains of $656,770, ($.08 per share) and $521,803 ($.07 per share), respectively, related to the extinguishment of debt and equipment lease obligations. Includes for the nine months ended 9/30/95 an extraordinary gain of $94,117 ($.01 per share) related to the extinguishment of debt obligations.

(4) No cash or non-cash dividends have been paid or granted and the Company does not anticipate the declaration or payment of dividends in the foreseeable future.

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


                                  RISK FACTORS



THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

1. Operating Losses to Date. The Company has operated at a loss through the date of this Prospectus. The Company's net losses for the nine months ended September 30, 1995 and 1994 (the "September 1995 period" and the "September 1994 period," respectively) were $5,657,220 and $3,407,554, respectively. The September 1995 Period includes an extraordinary gain of $94,117 while the September 1994 period includes an extraordinary gain of $521,803. The Company had net losses of $4,465,240 in the fiscal year ended December 31, 1994 ("Fiscal 1994"), $4,156,955 in the fiscal year ended December 31, 1993 ("Fiscal 1993"), and $2,778,085 in the fiscal year ended December 31, 1992 ("Fiscal 1992"). Through September 30, 1995, the Company had an accumulated deficit of approximately $29.2 million. To date, the Company has had limited revenues, including revenues of $1,075,925 in the September 1995 period, $938,416 in Fiscal 1994, $164,602 in
Fiscal 1993, and $532,596 in Fiscal 1992.


The increase in revenues in Fiscal 1994 was partially the result of the Company's including for the period March 11 to December 31 of Fiscal 1994 all education sales, which were reported for Fiscal 1993 by ACTV Interactive, a partnership in which ACTV held a 49% interest from July 14, 1992 to March 11, 1994. ACTV Interactive's gross sales were $839,165 in Fiscal 1993, compared with $348,473 for the period from July 14, 1992, the partnership formation date, to December 31, 1992. ACTV Interactive's results were accounted for under the equity method of accounting.

There can be no assurance that the Company will generate significant revenues or achieve profitability in the future.

2. Unproven Business Strategy. Other than the activities of ACTV Interactive, the Company's prior activities in the education market and the arrangement with LGV in the entertainment market, the Company has not had significant sales of the Programming Technology. While ACTV has recently consummated its first sale of the new distance learning technology, there can be no assurance that the results of this project will support the continuation of the project or lead to other sales. Also, while the Company has recently entered into agreements with a large regional cable sports network, a national news service, and a cable operator to create a trial for Los Angeles-based programming service, which was launched in mid-1995, there can be no assurance that these agreements will result in the development of a commercially successful programming service. In addition, the Company is dependent on co- ventures or licenses with third parties to produce ACTV Programs and the Company will be required to demonstrate a market for such programs. There can be no assurance that co- venturers or licensees, or ACTV's direct sales force will succeed in marketing the ACTV Programs. See "BUSINESS - Entertainment."

Furthermore, the likelihood of the success of the Company must be considered in light of the problems, costs, difficulties and delays encountered in connection with the operation of a business, the operations of which consist of the development and commercialization of new and unproven technologies, and the competitive environment in which the Company operates. Accordingly, there can be no assurance that the Company will successfully market the Programming Technology or operate on a profitable basis. See "BUSINESS."


3. Possible Need for Additional Financing. To date, the Company's capital requirements to develop the Programming Technology, produce ACTV Programming, develop marketing approaches and strategic alliances, and to cover costs of selling and general and administrative expenses, have been significant, resulting in an accumulated deficit as of September 30, 1995 of approximately $29.2 million. Although the Company will receive none of the proceeds from the sale of the Selling Security Holders' Shares offered hereby, the Company could receive proceeds of up to $8,505,000 if all the Company Shares are sold (assuming a sale price of $3.78 per share and the payment of commissions and other expenses of approximately $945,000) as well as up to approximately $3.0 million additional proceeds if the options and warrants underlying the Selling Security Holders' Shares are exercised. However, there can be no assurance that any of the Company Shares will be sold or that the options or warrants underlying the Selling Security Holders' Shares will be exercised, that the expenses of the offering will not exceed those anticipated, or that this offering will result in any proceeds to the Company.



Management believes its current funds will enable the Company to finance its operations for the next twelve month period. However, if the Company's assumptions and beliefs prove to be incorrect, the Company may require additional financing during this period. In the event that the Company does require additional financing, the Company has no agreements, arrangements or understandings to obtain such additional financing.


4. Patents and Proprietary Information. The Company has obtained patents covering certain aspects of the Programming Technology and has patents pending with respect to other developments or enhancements thereof. However, there can be no assurance (i) that patents applied for will be granted, (ii) that the patents the Company owns or has rights to or that may be granted or obtained by the Company in the future will be enforceable or will provide the Company with meaningful protection from competition, (iii) that any products developed by the Company will not infringe any patent or rights of others, or (iv) that the Company will possess the financial resources necessary to enforce any patent rights which it holds. See "BUSINESS -- Patents, Applications and Proprietary Information."

The Company requires each of its employees, consultants and advisors to execute a confidentiality and assignment of proprietary rights agreement upon the commencement of employment or a consulting relationship with the Company. These arrangements generally provide that all inventions, ideas and improvements made or conceived by the individual arising out of the employment or consulting relationship shall be the exclusive property of the Company. This information shall be kept confidential and not disclosed to third parties except by consent of the Company or in other specified circumstances. There can be no assurance, however, that these arrangements will provide effective protection of the Company's proprietary information in the event of unauthorized use or disclosure of such information.

5. Technological Obsolescence; Research and Development. The Company is engaged in a field characterized by extensive research efforts and rapid, significant technological change. There can be no assurance that research or development by others will not render the Programming Technology obsolete or that the limited research and development performed by the Company will continue or will be successful. In 1994, outside research and development costs totaled $476,155 and were primarily related to development of a new analog/digital two-way distance learning system. The Company believes that it may be required to expend approximately $200,000 during the first quarter of 1996 to facilitate the completion of current research and development projects, relating primarily to development of the distance learning system. There can be no assurance that the new distance learning system can be deployed on a timely basis, or that once deployed, it will function satisfactorily. If the Company determines that additional research and development is required, there can be no assurance that the Company will have sufficient funds or access to additional funds to engage in substantial additional research and development. See "BUSINESS -- Research and Development."



6. Possible Shortage of Available Channels for In-Home Cable Applications. In order for the ACTV Programming Technology to be delivered over cable, MMDS and DBS systems for the in-home market, it must compete for channel space on cable, MMDS and DBS systems, many of which have limited available channel capacity. Although a simpler form of individualization can be achieved by the Company's using one channel of band-width, the more sophisticated applications of ACTV Programming currently require three to four channels of analog band-width. There is no assurance that cable, MMDS and DBS operators will devote a sufficient number of channels of band-width to the Programming Technology in the future. Nor is there any assurance that the Company will be able to expand, unless cable, MMDS, or DBS operators continue to upgrade and increase their channel capacity by using some form of "compression technology," whereby the digitalization of the information required to produce a television picture reduces the channel capacity required for programming that incorporates the Programming Technology. The compression technologies recently deployed and those currently under development could enable the Company to use the more complex applications of the Programming Technology on one channel of band-width. The Company believes, although there can be no assurance, that the cable, MMDS and DBS industry is, in general, moving in the direction of increasing channel capacity. The costs associated with such compression technology may result in substantial additional costs to cable, MMDS and DBS operators. However, the Company's management cannot currently quantify such additional costs, which may adversely affect the Company's future operations. See "BUSINESS."


7. Dependence Upon Licensees and Joint Venturers. The Company has adopted as a business strategy the exploitation of the Programming Technology through licensing, the arrangement of joint ventures and by means of a direct sales force. While the Company has established a direct sales force of four employees and fifteen distributors, and intends to increase its direct sales forces, the Company will continue to be, in substantial part, dependent upon the ability of its licensees and prospective joint venture partners to offer products and services that are commercially viable. In addition, the Company, its licensees or joint venture partners will need to provide individualized programming to continue commercial cable operations, and they are dependent upon third parties for such programming. The Company will be dependent upon its ability, and that of its licensees and joint venture partners, to actively promote and distribute the Programming Technology and the products. There is no assurance that the Company's marketing strategy will be successful. Further, the Company may be adversely affected by the financial and business considerations of its licensees and joint venture partners.

The Company is engaged in an ongoing program designed to evaluate the Programming Technology as applied to the cable television market. The results of such programs cannot yet be determined. No assurance can be given that the results of the evaluation will be positive or that one or more of the markets which the Company is evaluating may prove to be viable for the Programming Technology.

There is a possibility that in the structuring of future joint ventures and license agreements that the licensees and joint venture partners may be granted interests in the Company, and or any of its subsidiaries, in the form of equity securities or options to acquire equity securities. See "BUSINESS -- Marketing and Program Production."

8. Dependence upon Suppliers of Programming. The Company is dependent upon the producers of linear programming that can be enhanced using the Programming Technology to create individualized ACTV Programs. To date, the Company has entered into agreements with eight such producers, but there can be no assurance that such agreements will provide the Company with sufficient programming appropriate for enhancement, that the Company will be able to develop additional sources of programming, or that the enhanced programs can be successfully marketed in an individualized format. See "BUSINESS - Marketing and Program Production."

9. Government Regulation. The Company believes that neither its present nor any proposed commercial implementation of the ACTV Programming Technology on cable, DBS or MMDS will require governmental license or approval. Certain broadcast application and copper pairs with ADSL may require governmental approval. No assurance can be given that applicable laws will not change. In the event such approval were to be required, there can be no assurance that the Company would be able to obtain such approval or the licenses required for the further implementation of the ACTV Programming Technology. See "BUSINESS Government Regulation."



10. Dependence Upon Key Personnel. The Company has been largely dependent upon the efforts of William C. Samuels in his roles as Chairman of the Board, President, Chief Executive Officer and Director of the Company, David Reese as Executive Vice President, President of ACTV Entertainment and a Director of the Company, and Bruce Crowley, Executive Vice- President, President of ACTV Interactive, Inc. and a Director of the Company. The Company has entered into five-year employment agreements with Mr. Samuels and Mr. Reese. The Company currently does not maintain "key employee" insurance on the lives of Messrs. Samuels, Reese or Crowley and there can be no assurance that such insurance would be available at an acceptable cost to the Company, should it seek to acquire such insurance in the future. See "MANAGEMENT - Employment and Consulting Agreements."


In order to compete in a marketplace with rapidly changing and expanding technology, the Company requires employees not only with extensive management experience, but also with certain technical abilities to direct the Company's continuing research and development efforts. While the Company believes that it currently employs such personnel, and that other persons could be retained in such capacities, there can be no assurance that if the Company were required to replace such personnel, it could readily do so, or that, even if such qualified replacements were retained, the development of the Company's business would not be delayed. See "BUSINESS -- Research and Development."

11. Competition. The Programming Technology competes with many other forms of entertainment, education and information dissemination, many of which are significantly more established, including the standard television industry, the movie industry, cable television, programming services and other forms of
entertainment.   There  can  be  no   assurance   that   products  and  services
incorporating the Programming Technology will ever be established in the marketplace in a significant enough manner to make the Company profitable.

In addition, the Programming Technology may compete with other technologies described as interactive television, some of which may be developed or promoted by companies with resources significantly greater than the Company's. See "BUSINESS -- Competition."

12. Dependence on Equipment Suppliers. The Company does not intend itself to manufacture set-top converters, terminals, video servers, or other interactive devices. Currently, in the entertainment market, the Videoway terminal manufactured through LGV is the only ACTV compatible set-top converter available to potential distributors of ACTV Programming. The Company intends to grant licenses similar to the one granted to LGV to other manufacturers that are selected by the future distributors of ACTV Programming. All of the ACTV classroom and distance learning systems which incorporate the Programming Technology and are sold by ACTV in the education market are manufactured by KDI Precision Products, Inc. ("KDI"). While the Company believes that KDI can produce sufficient systems to meet the anticipated needs of ACTV in the education marketplace, in the event that KDI were unable to supply the systems, there can be no assurance that the Company could produce sufficient systems or obtain sufficient systems from another manufacturer at an acceptable price. The inability of ACTV to obtain systems would have a material adverse effect on the business of the Company. There is no assurance that the Company will be successful in developing additional manufacturing licenses for the entertainment and education markets; the failure of the Company to do so would have a material adverse effect on the business of the Company. See "BUSINESS - Set Top Converters, Terminals and Other Interactive Devices."


13. No Assurance of Public Market for Securities. Although the Company's Common Stock is quoted on NASDAQ and listed on the Boston Stock Exchange, there can be no assurance that the Company will be able to maintain such quotation or listing, or that, if maintained, a significant public market will be sustained. For continued listing on NASDAQ, the Company is required to maintain a minimum stockholders' equity of $1,000,000 and assets of $2,000,000. The Boston Stock Exchange's maintenance criteria require the Company to have total assets of at least $1,000,000 and total stockholders' equity of at least $500,000. At September 30, 1995, the Company had stockholders' equity of $8,009,212 and assets of $10,454,934. The Company has continued to operate at a loss through the date of this Prospectus.


In the event the Common Stock were delisted from NASDAQ, trading, if any, would be conducted on the Boston Stock Exchange and in the over-the-counter market on the NASD's electronic bulletin board, in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. In addition, the Common Stock would be subject to Rules 15g1-15g6 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, a person with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, these rules may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in the Offering to sell their securities in the secondary market.

The Commission has also recently adopted regulations that define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the regulations require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

While many NASDAQ-listed securities are covered by the definition of penny stock, transactions in a NASDAQ-listed security are exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years),
(ii) transactions in which the customer is an institutional accredited investor, or (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a NASDAQ security directly with a NASDAQ market-maker for such security are subject only to the sole market-maker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

Finally, all NASDAQ securities would be exempt from the recently-adopted regulations regarding penny stocks if NASDAQ raised its requirements for continued listing so that any issuer with less than $2,000,000 in net tangible assets or stockholders' equity would be subject to delisting. These criteria are more stringent than the current NASDAQ maintenance requirements.

14. No Dividends. The Company has not paid any cash dividends on its Common Stock since inception and does not intend to pay cash dividends on its Common Stock for the foreseeable future. Although there are no restrictions on the Company's ability to pay dividends, the Company intends to follow a policy of retaining earnings, if any, to finance the development and expansion of its business.

15. Preferred Stock Authorized. The Company's Board of Directors has the authority, without further action of the stockholders, to issue shares of preferred stock which have
                                       14
conversion, dividend, liquidation and voting rights that could adversely affect holders of Common Stock or could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by its present owners. Although the Company has no present intention to issue any shares of preferred stock, there can be no assurance that the Company will not do so in the future.


16. Rule 144 Sales. Of the shares of the Company's Common Stock presently outstanding, approximately 3.0 million are "restricted securities" as that term is defined by Rule 144 promulgated under the Securities Act and in the future may be sold only in compliance with Rule 144 or pursuant to registration under the Securities Act or pursuant to another exemption therefrom. For so long as the Registration Statement of which the Concurrent Prospectus is a part is current and effective, the shares owned by the selling security holder thereunder and offered thereby (20,000) and the shares covered by the Concurrent Prospectus that are issuable upon the exercise of options (80,000) may be sold without regard to the volume limitations, described below, set forth in Rule
144. Generally, under Rule 144, each person having held restricted securities for a period of two years may, every three months, sell in ordinary brokerage transactions an amount of shares which does not exceed the greater of one percent (1%) of the Company's then outstanding shares of Common Stock, or the average weekly volume of trading of such shares of Common Stock as reported during the preceding four calendar weeks. A person who has not been an affiliate of the Company for at least the three months immediately proceeding the sale and who has beneficially owned shares of the Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. Of the restricted shares, a substantial number have been held by non-affiliates of the Company for more than three years or have been held by affiliates of the Company for more than two years. Actual sales, or the prospect of sales by the present stockholders of the Company or by future holders of restricted securities under Rule 144, or otherwise, may, in the future, have a depressive effect upon the price of the Company's shares of Common Stock in any market that may develop therefor, and also could render difficult sales of the Company's securities purchased by investors herein.



17. Control by Officers, Directors and Principal Stockholders. The Company's officers and directors own, of record, 289,196 outstanding shares of Common Stock, of which 20,000 are being offered pursuant to the Concurrent Prospectus (not including 80,000 shares, which are being offered pursuant to the Concurrent Prospectus, issuable upon the exercise of options). In addition, William C. Samuels, Chairman, President, Chief Executive Officer and a director of the Company, pursuant to a voting agreement, has voting control of the 2,341,334 shares of Common Stock owned of record by the Post Company. In addition, pursuant to a separate voting agreement, Mr. Samuels has voting control of the shares owned by Dr. Freeman. Consequently, Mr. Samuels has voting control over 3,391,917 shares of Common Stock, or approximately 28.43% of the outstanding shares of Common Stock, assuming issuance of 533,035 shares of Common Stock upon exercise of options. Accordingly, Mr. Samuels could have substantial influence over the affairs of the Company, including the election of directors.



18. Possible Acquisition of Control by The Washington Post Company. Through March 17, 1997 (subject to extension in certain circumstances), the Post Company shall have the right to purchase from the Company, at a price which has not yet been determined, the amount of shares of Common Stock necessary to bring its percentage ownership of the total then outstanding shares of Common Stock to 51%. If the Post Company should choose to exercise its right, the purchase price would be established after arms-length negotiations between the parties. In the event that the parties fail to agree on a purchase price, the parties would seek an outside appraisal. At present, the Company does not have enough shares authorized to accommodate the Post Company should it choose to exercise such right. If the Post Company decides to exercise its right, the Company will seek to take the necessary action to fulfill its obligations. If such right is exercised, the ability, pursuant to agreement, of William C. Samuels, Chairman, President and Chief Executive Officer of the Company, to vote the shares owned of record by the Post Company will terminate, and the Post Company will be able to control the affairs of the Company.



19. Outstanding Options and Warrants. As of the date of this Prospectus, the Company had granted options and warrants to purchase an aggregate of 2,627,999 shares of Common Stock that had not been exercised. Of the shares of Common Stock subject to these unexercised options and warrants, 10,000 may be purchased for less than $1.00; 12,000 may be purchased for between $1.00 and $1.99 per share; 694,082 may be purchased for between $2.00 and $2.99 per share; 1,549,417 may be purchased for between $3.00 and $3.99 per share; 250,000 may be purchased for between $4.00 and $4.99 per share; and 112,500 may be purchased for between $5.00 to $5.99 per share. To the extent that the outstanding stock options and warrants are exercised, dilution to the interests of the Company's stockholders will occur. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be affected adversely, since the holders of the outstanding options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the outstanding options and warrants.


20. Possible Volatility of Securities Prices. The market price of the Company's securities may be highly volatile, as has been the case with the securities of other companies engaged in high technology research and development. Factors such as announcements by the Company or its competitors concerning technological innovations, new commercial products or procedures, proposed government regulations and developments or disputes relating to patents or proprietary rights may have a significant impact on the market price of the Company's securities.

                                    DILUTION



The difference between the offering price to the public per share of the Company Shares and the net tangible book value per share of the Common Stock (assuming no exercise of any options, offered pursuant to the Concurrent Prospectus) after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities), by the number of outstanding shares of Common Stock. As of September 30, 1995, the Company has an aggregate of 11,375,150 shares of Common Stock outstanding and a net tangible book value (exclusive of intangible items of $3,873,305), as reflected on its consolidated balance sheets as of the same date, of $4,135,907, or approximately $.36 per share. All assets are assumed to be tangible assets, other than patents and goodwill. Assuming that purchases of Company Shares in this Offering are made at the market price prevailing immediately prior to the date of this Prospectus ($3.78 per share as of December 27, 1995), purchasers of the shares would suffer an immediate dilution of $2.87 per share. The following table illustrates dilution to such purchasers on a per share basis:




Assumed offering price per Company Share................................$ 3.78

Net tangible book value per share before
  sale of the Company
Shares..........................................................$.36

Increase per share attributable to sale of
  Company Shares on a pro forma basis...........................$.55
                                                                ----

Pro forma net tangible book value per
  share after sale of the Company Shares.................................$ 0.91
                                                                           ----

Dilution per share to new investors......................................$ 2.87(1)
                                                                           ====


--------
1 There is no assurance that all of the Company Shares will be sold. If all of the Company Shares are not sold, dilution to such purchasers on a per share basis will be greater.

                                 USE OF PROCEEDS



The Company will receive estimated net proceeds of up to $8,505,000 if all the Company Shares are sold, as well as up to approximately $3.0 million additional proceeds if all of the options and warrants for which the underlying Selling Security Holders' Shares being offered hereby are exercised. However, there can be no assurance that all the Company Shares will be sold or that such options or warrants will be exercised. The Company cannot redeem or cancel such options or warrants to encourage their exercise.


Such proceeds will be applied to working capital, which may include research and development. A portion of the proceeds may be utilized to repurchase shares of Common Stock at a price to be determined by the Board of Directors. To date, the Company has not adopted any repurchase programs.

The foregoing represents the Company's estimate of the allocation of the net proceeds of the offering, based upon the current status of its operations and anticipated business plans. It is possible, however, that the application of funds will differ from the estimates set forth herein due to changes in the Company's planned business operations.

Until utilized, the net proceeds, if any, received from the sale of the Company Shares and upon exercise of options and warrants may be invested in short-term interest-bearing securities or their equivalent.

The Company will not receive any of the proceeds of the sale of the Selling Security Holders' Shares.

                           CERTAIN MARKET INFORMATION


The Company's Common Stock is and its Redeemable Warrants were, traded on the Automated Quotation System of the National Association of Securities Dealers, Inc. ("NASDAQ") and the Boston Stock Exchange under the symbols "IATV" and "IATVW" and "IAT" and "IATW," respectively. The following table sets forth the high and low sale prices for Common Stock and Redeemable Warrants as reported by NASDAQ. The Redeemable Warrants were redeemed on May 7, 1993.



                  Common Stock           Redeemable Warrants
1995 Quarters     High     Low            High  Low
-------------     ----     ---            ----  ---
First             6 5/8    3 3/8          N/A   N/A
Second            5 1/4    4              N/A   N/A
Third             5 3/4    3 7/16         N/A   N/A
Fourth            5 13/16  3 1/8          N/A   N/A

                  Common Stock           Redeemable Warrants
1994 Quarters     High     Low            High  Low
-------------     ----     ---            ----  ---
First             7 3/8    5 3/4          N/A   N/A
Second            6 1/8    5              N/A   N/A
Third             5 7/8    5              N/A   N/A
Fourth            5 1/8    3 1/8          N/A   N/A


                  Common Stock           Redeemable Warrants
1993 Quarters     High     Low            High      Low
-------------     ----     ---            ----      ---
First             7 3/8    2 1/6            6      13/16
Second            8 1/8    4 3/4            5       2
Third             7 1/4    5 1/4           N/A     N/A
Fourth            8 5/8    5 1/2           N/A     N/A


On December 27, 1995, there were approximately 300 holders of record of the Company's 11,396,418 outstanding shares of Common Stock.

On December 27, 1995, the closing bid and asked prices of the Common Stock as reported by NASDAQ were $3 11/16 and $3 7/8, respectively.


The Company has not paid cash dividends since its organization. The Company plans to use earnings, if any, to fund growth and does not anticipate the declaration or the payment of cash dividends in the foreseeable future.

                                 CAPITALIZATION



         The following table sets forth the capitalization of the Company at September 30, 1995. See "CERTAIN TRANSACTIONS" and Consolidated Financial Statements of ACTV, Notes 12 and 13.



                                                              September 30, 1995

Long Term Debt:
         Note Payable - Related Party                         $   222,219
                                                              -----------

Shareholders' Equity:
         Preferred stock, $.10 par value
         1,000,000 shares authorized,
         none issued                                                  ---

         Common stock, $.10 par value
         17,000,000 shares authorized,
         11,375,150 issued and  outstanding                     1,137,515

         Additional Paid-In Capital                            36,634,659
         Notes receivable from stock sales                       (567,500)
         Accumulated Deficit                                  (29,195,462)
                                                               ----------
         Total Shareholders'  Equity                            8,009,212
                                                               ----------

         Total Capitalization                                $  8,231,431
                                                             ============

                                 DIVIDEND POLICY


The Company has not paid any dividends, cash or otherwise, since its inception. The Company plans to use earnings, if any, to fund growth and presently has no intention to pay any cash dividends in the foreseeable future.


                             SUMMARY FINANCIAL DATA



The selected financial data presented below as of and for the nine months ended September, 1994 and 1995, and the years ended December 31, 1994, 1993, 1992, 1991, and 1990 are derived from the financial statements of the Company that, with regard to the interim periods, are unaudited, and with regard to the annual periods, have been audited. In the opinion of management, the unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring items, necessary for a fair presentation of the financial position and the results of operations of the Company for all periods. The financial results for the interim periods presented are not necessarily indicative of the results to be expected for either succeeding quarters or the full fiscal year. This data should be read in conjunction with the financial statements referred to above, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," and the other financial data included herein.

                                          SUMMARY FINANCIAL DATA
                                  (in dollars, except number of shares)

                                                                                                     Nine Months
                                                Years Ended December 31,                         Ended September 30,
                                 -----------------------------------------------------------  ------------------------
                                 1990         1991        1992         1993        1994         1994        1995
                                 ----         ----        ----         ----        ----         ----        ----
Statement of Operations:
Revenues                        $615,011   $1,018,074   $532,596(1)   $164,602(1)   $938,416    $768,739    $1,075,925
Operating Expenses             4,462,771    4,435,322  2,798,847(1)  3,443,513(1)  5,734,132   4,415,721     6,816,816
Equity in Net Loss of
ACTV Interactive (2)                  --           --    187,781       506,303       143,500     143,500           --
Loss Before Extraordinary
Item (3)                       3,093,512    3,313,998  2,778,085     4,156,955     5,122,010   3,929,357    5,751,337
Net Loss (3)                   3,093,512    3,313,998  2,778,085     4,156,955     4,465,240   3,407,554    5,657,220
Weighted Average Shares
Outstanding                    3,727,255    4,043,867  4,665,686     5,800,134     7,897,278   7,699,790    9,748,209
Loss Per Common Share
Before
Extraordinary Item (3)              0.83         0.82       0.59          0.72          0.65        0.51         0.59
Net Loss Per Common
Share  (3)                          0.83         0.82       0.59          0.72          0.57        0.44         0.58

Balance Sheet Data:             12/31/90     12/31/91   12/31/92      12/31/93      12/31/94     9/30/94      9/30/95
                                --------     --------   --------      --------      --------     -------      -------

Working Capital                2,397,952      128,834   (104,486)    2,263,225     1,503,703    (704,003)   3,458,531
Total Assets                   6,211,803    2,828,119  3,146,503     5,920,720     7,733,314   6,129,878   10,454,934
Long Term Obligations            649,796      669,796  1,792,794     2,220,794     2,325,061   2,443,866      222,219
Stockholders' Equity (4)       5,089,036    1,775,038  1,006,314     1,910,603     3,972,543   1,956,892    8,009,212
Total Capitalization           5,738,832    2,444,834  2,799,108     4,131,397     6,297,604   4,400,758    8,231,431



(1) For the period between July 15, 1992, and March 11, 1994, all education sales and expenses were reported separately by the Company's 49%
         affiliate, ACTV Interactive, and were not consolidated with the Company's statements of operations. For the remainder of 1994, operational results related to education were included with those of the Company, as a result of the Company's March 11, 1994 purchase of the Post Company's 51% interest in ACTV Interactive.

(2) The results of ACTV Interactive are accounted for under the equity method of accounting for the years 1992 and 1993 and for the period January 1, 1994 to March 11, 1994.
(3) Includes for the year ended 12/31/94 and nine months ended 9/30/94 extraordinary gains of $656,770, ($.08 per share) and $521,803 ($.07 per share), respectively, related to the extinguishment of debt and equipment lease obligations. Includes for the nine months ended 9/30/95 an extraordinary gain of $94,117 ($.01 per share) related to the extinguishment of debt obligations.
(4) No cash or non-cash dividends have been paid or granted and the Company does not anticipate the declaration or payment of dividends in the foreseeable future.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and notes thereto, contained elsewhere in this Prospectus.


                                   THE COMPANY

ACTV, Inc. (the "Company") was organized to develop and market the ACTV Programming Technology, which permits each viewer to simultaneously experience individualized television programming. Since its inception, the Company has incurred operating losses approximating $29.2 million related directly to the development and marketing of the ACTV Programming Technology.




ACTV's individualized programming is designed to work with both single and multiple channels of 6MHz band-width and with different modes of transmission: cable, direct broadcast satellite ("DBS"), multi-microwave distribution systems ("MMDS"), broadcast systems, distance learning networks and closed circuit televisions systems. It is compatible with commonly available one-way analog systems as well as the newer digital systems that have recently begun to be deployed.


ACTV's strategy is to generate revenues from the sale of ACTV Programming that it either owns, has licensed or that has been created by a third party under a license from ACTV, including fees paid by subscribers to premium cable networks in which the Company has an ownership interest. The Company's mission is to improve the quality of entertainment and education television programming.



The chief markets presently targeted by the Company for the ACTV Programming Technology are in-home entertainment, education (with an emphasis on distance learning), site-based entertainment and internet applications. The Company seeks to exploit these markets, principally in the U.S., through licensing the Programming Technology, by creating joint venture relationships, and by direct sales.



In March 1988, the Company formed ACTV Entertainment Inc. ("ACTV Entertainment") as an equal shareholder with Le Groupe Videotron ("LGV") of Canada. The Company granted to ACTV Entertainment the exclusive right to use the Company's Programming Technology in the United States DBS, cable, and broadcast television markets.

In June 1993, LGV withdrew from its ownership in ACTV Entertainment, and the Company became the sole shareholder of ACTV Entertainment under the terms of an agreement with a subsidiary of LGV. In exchange for gaining full ownership and control of ACTV Entertainment in the settlement and for the conversion of LGV's exclusive license for Canada and Europe to a non-exclusive license, the Company agreed to give up the license fee revenue it had received from LGV for LGV's use of the Programming Technology in Canada and Europe.

The Company and LGV entered into their original agreement during the infancy of the development of interactive television. LGV had developed its Videoway TV set-top converter, which, among other things, enabled it to provide its subscribers with interactive capacity. The arrangement provided the Company with an outlet for its ACTV Programming while providing LGV with interactive product for its Videoway converter.

As both companies developed, however, their missions began to diverge: LGV wanted to market its Videoway converter in the United States, and was less interested in the actual production of ACTV Programming, while the Company was interested in expanding its production capacity and in making its ACTV Programming available for use with set-top converters manufactured and distributed by others, including other cable and broadcast network operators. The restructuring of the relationship with LGV enabled both companies to focus on their respective goals, in that LGV now has the non-exclusive right to market the Videoway converter in the United States, and the Company has control of ACTV Programming development. See "BUSINESS -- Entertainment -- Reorganization of ACTV Entertainment and the LGV Agreements; Legal Proceedings."



In March 1995, the Company formed The Los Angeles Individualized Television Network, Inc., one of its wholly-owned operating subsidiaries, to operate the Company's individualized television trial in Southern California and the planned regional television network that would roll out to the potential 4.2 million sports subscribers in the region that reaches from Los Angeles to San Diego and Phoenix, if the trial is successful.





The trial, which marked the introduction of the Company's first U.S. regional individualized network (the "Regional Network"), commenced in the Los Angeles area in May 1995. The trial involves 1,000 cable subscribers and will run throughout most of 1996 and may extend into 1997. The Company believes that the Regional Network is the first programming service in the U.S. to both enhance existing programming and offer new individualized content.





Programming for the Regional Network is being provided to ACTV by Prime Sports - West, currently a unit of Telecommunications, Inc.'s ("TCI") Liberty Media, Liberty Sports division, which has 4.2 million subscribers in the Southwest region of the U.S., Cable News Network, Inc. ("CNN") and the Game Show Network, a subsidiary of Sony Entertainment, Inc. ("Sony"). The cable operator for the Regional Network is Ventura County Cablevision, currently a subsidiary of Western Communications, whose ownership is scheduled to be transferred to TCI in early 1996. TCI and News Corp. have announced a joint venture, which, if completed, would see Liberty Sports become Fox Sports. See "BUSINESS - Entertainment."





The Company has established four new wholly-owned subsidiaries which would serve as additional regional individualized networks covering the San Francisco, Chicago, New York and Atlanta regions in the event that the Company decides to expand and provide similar services provided by the Regional Network in other regions across the U.S. To date, the four new wholly-owned subsidiaries have not engaged in any business activities, nor does the Company have any present intention to launch their activities. The Regional Network, and any expansion plans related thereto, is part of the Company's plan to develop the entertainment division of its business which, to date, does not generate any revenue for the Company.

In January 1995, the Company signed an exclusive license with Greenwich Entertainment Group ("The Greenwich Group") for the use of the Programming Technology in the theater environment, specifically in shopping malls, museums and entertainment centers. The first theater opened in the Mall of America in Minneapolis, Minnesota on November 18, 1995. See "BUSINESS -- Site-Based Entertainment."



In entertainment, the Company has licensed the Programming Technology to LGV and The Greenwich Group and continues to seek other licensees and joint venture partners both in and outside the United States. The Company is and will continue to be dependent upon the ability of licensees and joint venture partners to offer products and services that are commercially viable, and to actively promote and distribute the Programming Technology.

The Company is and will continue to be dependent upon the ability of licensees and joint venture partners in the entertainment arena to offer products and services that are commercially viable, and to actively promote and distribute the Programming Technology. There is no assurance that the Company will be successful in reaching agreements with licensees and joint venture partners, that the Company's strategy of marketing the Programming Technology through its licensees and joint venture partners will be successful, or that the methods which its licensees and joint venture partners choose to market the Programming Technology will be successful. Further, the Company may be adversely affected by the financial and business considerations of its licensees and joint venture partners. Future joint venture and license agreements may provide that the licensees and joint venture partners will receive equity interest in the Company and/or its subsidiaries.

In July 1992, the Company entered into an agreement with a subsidiary of the Washington Post Company (the "Post Company") to form ACTV Interactive, a partnership organized for the purpose of marketing products and services incorporating the Programming Technology to the education marketplace. The subsidiary of the Post Company owned a 51% share.

On March 11, 1994, the Company purchased the Post Company's full 51% interest in ACTV Interactive for consideration of $4.5 million, consisting of $2.5 million in cash at closing and a $2 million promissory note (the "Note"). The principal amount of, and accrued interest due on, the Note was paid in full in October 1995.

Through March 17, 1997 (subject to extension in certain circumstances), the Post Company shall have the right to purchase from the Company, at a price to be determined, the amount of shares of Common Stock necessary to bring its percentage ownership of the total then outstanding shares of Common Stock to 51%. If such option is exercised, the Post Company will be able to control the affairs of the Company. See "RISK FACTORS - Possible Acquisition of Control by The Washington Post Company," "CERTAIN TRANSACTIONS" and "PRINCIPAL STOCKHOLDERS."

The Company believes that channel capacity will not be a significant factor in the distance learning or site-based entertainment market. However, in order to be delivered over cable, MMDS or DBS systems for the in-home entertainment market, the ACTV Programming must compete for channel space on these systems, many of which have limited available channel capacity. Although a simpler form of individualization can be achieved by the Company's using one channel of band-width, the more sophisticated applications of ACTV Programming currently require three to four channels of analog band-width. There is no assurance that cable, MMDS or DBS operators will devote a sufficient number of channels of band-width to the Programming Technology in the future. The Company may be limited in its ability to expand into the in-home entertainment market, unless cable, MMDS and DBS operators continue to upgrade and increase their channel capacity using some form of "compression technology," whereby the digitalization of the information required to produce a television picture reduces the channel capacity required for programming that incorporates the Programming Technology. The compression technologies recently deployed and those currently under development would enable the Company to use the more complex applications of the Programming Technology on one channel of band-width. The Company believes, although there can be no assurance, that the cable, MMDS and DBS industries are, in general, moving in the direction of increasing channel capacity. The costs associated with such compression technology may result in substantial additional costs to cable, MMDS and DBS operators. However, the Company's management cannot currently quantify such additional costs, which may adversely affect the Company's future operations. The Company is continuing its investigation of various compression techniques. See "BUSINESS."


The Company anticipates continued good working relationships with both the Post Company and LGV and believes, although there can be no assurance, that the restructuring of these relationships has put the Company in an improved position with regard to its ability to enter into other strategic alliances and to seek additional financing when required. There can be no assurance, however, that such strategic alliances or additional financing will be available to the Company when desired on terms acceptable to the Company or at all.

For purposes of discussing the combined statements of the Company, its subsidiaries, and ACTV Interactive, all intercompany items have been eliminated.

                              RESULTS OF OPERATIONS

Comparison of the Years Ended December 31, 1993 and December 31, 1994



During the year ended December 31, 1994, the Company's revenues increased 470%, to $938,416, from $164,602 in the year ended December 31, 1993. The increase was primarily the result of the Company's recognition in the more recent period of the sales of its education subsidiary, ACTV Interactive. Prior to the Company's purchase in March 1994 of the Washington Post's 51% interest in this subsidiary, in which the Company previously owned the remaining 49% interest, the results of ACTV Interactive were accounted for under the equity method of accounting. All of the Company's revenues for the year ended December 31, 1994, were generated by its ACTV Interactive subsidiary through its activities in the education market.



On a pro forma basis, assuming that the Company's results were consolidated with those of ACTV Interactive for the entire year ended December 31, 1994, (see Note
14), revenues increased 16%, to $1,128,472 compared with revenues of $970,498 pro forma in the year ended December 31, 1993. Pro Forma education sales in the year ended December 31, 1994 were $1,128,472, an increase of 34% over pro forma education sales of $842,752 in the comparable period in 1993.

Cost of sales in the year ended December 31, 1994, was $296,839, all of which related to education product sales. The Company recorded no cost of sales for the year ended December 31, 1993, since it was reported separately by ACTV Interactive.

Total expenses excluding cost of sales and interest expense in the year ended December 31, 1994, increased 58%, to $5,437,293, from $3,443,513 in the comparable period in 1993. This increase was partially the result of the Company's recognition in the more recent period, as explained above, of the expenses of ACTV Interactive, which in 1993 were reported separately. On a pro forma basis, total expenses (including cost of sales) before interest expense in the year ended December 31, 1994, increased 10%, to $6,220,578, from $5,674,152 in the year ended December 31, 1993. The increase was due also to higher research and development expenses, and to greater general and administrative costs associated with market and product development for application of the Programming Technology in the distance learning and in-home entertainment markets.



Direct expenses related to the entertainment market for the fiscal year ended December 31, 1994 were approximately $1.4 million, and direct expenses related to the education market for the fiscal year ended December 31, 1994 were approximately $1.5 million.




Depreciation and amortization expense for the year ended December 31, 1994, increased 48%, to $789,559, from $534,947 for the year ended December 31, 1993. This increase was the result of the Company's amortization of goodwill in the more recent period arising from the purchase of the Washington Post's interest in ACTV Interactive.



The Company's interest expense for the year ended December 31, 1994, decreased 47%, to $226,671, compared to $428,221 in the prior year's comparable period. The decrease was due

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




in part to the elimination of expense related to original issue discount on the $1.5 million convertible note payable to the Washington Post Company. The full principal value of this note, plus all accrued interest, was converted by the Post Company into common shares of ACTV, Inc. in March 1994. Interest expense declined also due to the repayment of certain obligations of the repayment pool, as well as the accrual of interest payable on the repayment pool obligations at lower rates, in reflection of a general decline in interest rates. Interest income in the year ended December 31, 1994, increased 8%, to $47,409, compared with $43,877 in the year ended December 31, 1993. The increase resulted from higher available cash balances in the more recent period.


For the year ended December 31, 1994, the Company's net loss before extraordinary items was $5,122,010, or $.65 per share, an increase of 23% over the net loss of $4,156,955, or $.72 per share, incurred in the prior year's comparable period. The Company recorded an extraordinary gain of $656,770 in the year ended December 31, 1994, the result of the extinguishment of certain obligations for value that was less than the amounts recorded on the Company's books for such obligations. Net loss after the extraordinary gain for the year ended December 31, 1994, was $4,465,240, or $.57 per share.

Comparison of Years Ended December 31, 1993 and December 31, 1992

During the fiscal year ended December 31, 1993 ("Fiscal 1993"), ACTV's revenues decreased approximately 70% to $164,602 from $532,596 in the fiscal year ended December 31, 1992 ("Fiscal 1992"). The decrease was partially the result of the Company's having to exclude for the entire Fiscal 1993 all education sales, which were reported in the more recent year by the Company's 49% subsidiary, ACTV Interactive. ACTV Interactive's gross sales were $839,165 in Fiscal 1993, compared with $348,473 for the period from the partnership formation date -- July 14, 1992 -- to December 31, 1992. Prior to the formation of the partnership, the Company had recorded education sales in Fiscal 1992 of $186,598. ACTV Interactive's results were accounted for under the equity method of accounting.

Combined revenues of ACTV and ACTV Interactive in Fiscal 1993 were $970,498, an 11% increase over Fiscal 1992 combined revenues of $873,346 for the two companies.

An additional factor in the Fiscal 1993 revenue decrease reported by ACTV was the Company's June 1993 agreement with LGV, pursuant to which LGV now has a royalty-free right to use the Company's Programming Technology. Pursuant to the prior LGV agreement the Company had received $127,746 in license revenue from LGV during 1993. The Company's Fiscal 1992 revenues related to LGV were $338,275.

Total expenses before interest expense increased approximately 23% in Fiscal 1993 to $3,443,513 from $2,798,847 in Fiscal 1992. General and administrative and operating expenses both decreased in 1993 as compared to 1992, but non-cash compensation expense associated with the Company's SAR Plan increased due to an increase in the market price of the Company's Common Stock. In 1992, the Company recorded expenses for part of the year related to the education market that in 1993 were borne entirely by ACTV Interactive. Depreciation and amortization expense declined to $534,947 in Fiscal 1993 from $635,275 in Fiscal 1992, a decline of approximately 16%, as a result of the full amortization and depreciation of certain

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



programs and fixed assets, respectively, during 1993. Expenses related to the Company's renewed research and development program were $171,802.

As has been noted above, since the formation of ACTV Interactive in mid-1992, revenues and expenses relating to the education market previously included in the financial statements of the Company have been reflected in the financial statements of ACTV Interactive until March 1994. As a result, the Company has experienced a general reduction in its revenue and cash expense levels. Combined total expenses of ACTV and ACTV Interactive in Fiscal 1993 before interest expense were $5,315,407, a 49% increase over Fiscal 1992 combined expenses of $3,553,201 for the two companies.

During Fiscal 1993, interest expense was $428,221, compared to interest expense of $343,008 for Fiscal 1992. Interest expense in both years related primarily to the accrual of interest in connection with the $1,500,000 8% convertible note payable to the Post Company (the "Convertible Note") and the amortization as interest expense of the discount on such debt. Interest income in Fiscal 1993 was $56,480, compared to interest income of $18,955 for Fiscal 1992. The increase was a result of the Company's higher cash balances during the more recent period.

The Company's net loss in Fiscal 1993 increased approximately 49% to $4,156,955 ($.72 per share) from $2,778,085 ($.59 per share) in Fiscal 1992, due primarily to the decline in royalty revenues, resulting from the Company's June 1993 agreement with LGV, as explained above, higher non-cash compensation expense, and to higher losses from ACTV Interactive under the equity method of accounting.



Comparison of Nine Month Periods Ended September 30, 1995 and September 30, 1994





During the nine month period ended September 30, 1995, the Company's revenues increased 40%, to $1,075,925, from $768,739 in the nine month period ended September 30, 1994. The increase was the result of higher sales to the education market, including revenues relating to the Company's new distance learning product. The increase was also partially due to the inclusion of the Company's education sales for the entire nine month period of 1995 versus only a portion of the comparable period in 1994. From January 1, 1994, to March 11, 1994, education sales were reported separately by the Company's 49% subsidiary ACTV Interactive, which was acquired in full by ACTV, Inc. on March 11, 1994. Prior to this purchase, the results of ACTV Interactive were accounted for under the equity method of accounting.





Cost of sales in the nine months ended September 30, 1995, was $318,665, an increase of 36% over cost of sales of $233,661 in the nine months ended September 30, 1994. The Company's cost of sales as a percentage of sales revenue on a year to year basis remained stable at 30.4% in 1994 and 29.6% in the 1995 period.





Total expenses excluding cost of sales and interest expense in the nine months ended September 30, 1995, increased 55%, to $6,498,151, from $4,182,060 in the comparable period in 1994. This increase was partially the result of the Company's recognition in the more recent period, as explained above, of the expenses of ACTV Interactive, which for a portion of the 1994 period

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




were reported separately. The increase was due also to significantly greater expenses related to the Company's SAR plan, higher research and development expenses, and to greater general and administrative costs associated with the launch in May 1995 of the Company's individualized television trial in California.




Depreciation and amortization expense for the nine months ended September 30, 1995, increased 43% to $819,040, from $571,133 for the nine months ended September 30, 1994. This increase was partially the result of the Company's amortization for the entire nine month period of 1995 versus a portion of the same period in 1994 of goodwill arising from the purchase of the Post Company's interest in ACTV Interactive. In addition, for the nine months ended September 30, 1995, the Company recorded increased depreciation expense related to equipment purchased for the California trial referred to above.





The Company's interest expense for the nine months ended September 30, 1995, decreased 49%, to $93,596, compared to $184,186 in the prior year's comparable period. The decrease was due in part to the elimination of expense related to original issue discount on the $1.5 million convertible note payable to the Post Company. The full principal value of this note, plus all accrued interest, was converted by the Post Company into common shares of ACTV, Inc. in March 1994. Interest expense declined also due to a decrease in notes payable during the more recent period. Interest income in the nine months ended September 30, 1995, was $83,150, compared with $37,995 in the nine months ended September 30, 1994. The increase resulted from higher available cash balances and higher prevailing market rates of interest in the more recent period.





For the nine months ended September 30, 1995, the Company's net loss before extraordinary items was $5,751,337 or $.59 per share, an increase of 46% over the net loss before extraordinary items of $3,929,537, or $.51 per share, incurred in the prior year's comparable period. The Company recorded extraordinary gains of $94,117 in the nine months ended September 30, 1995 and $521,803 in the nine months ended September 30, 1994, the result of the extinguishment of certain obligations for value that was less than amounts recorded on the Company's books for such obligations. Net loss after extraordinary gain for the nine months ended September 30, 1995, was $5,657,220, or $.58 per share, an increase of 66% over the net loss after extraordinary gain for the comparable period of 1994 of $3,407,554, or $.44 per share.






Comparison of Nine Month Periods Ended September 30, 1994 and September 30, 1993





During the nine month period ended September 30, 1994, the Company's revenues increased 391%, to $768,739, from $156,648 in the nine month period ended September 30, 1993. The increase was primarily the result of the Company's recognition in the more recent period of the sales of its education subsidiary, ACTV Interactive. Prior to the Company's purchase in March 1994 of the Post Company's 51% interest in this subsidiary, in which the Company previously owned the remaining 49% interest, the results of ACTV Interactive were accounted for under the equity method of accounting.




On a pro forma basis, assuming that the Company's results were consolidated with those of

ACTV Interactive for the entire nine month period ended September 30, 1994, (see
Note 5), revenues increased 25%, to $958,795, compared with revenues of $765,471 pro forma in the nine months ended September 30, 1993. Pro Forma education sales in the nine months ended September 30, 1994 were $958,795, an increase of 50% over pro forma education sales of $637,725 in the comparable period in 1993.





Cost of sales in the nine months ended September 30, 1994, was $233,661, all of which cost related to education product sales. The Company recorded no cost of sales for the nine months ended September 30, 1993, since it was reported separately by ACTV Interactive.





Total expenses excluding cost of sales and interest expense in the nine months ended September 30, 1994, increased 93%, to $4,182,060 from $2,165,129 in the comparable period in 1993. This increase was partially the result of the Company's recognition in the more recent period, as explained above, of the expenses of ACTV Interactive, which in 1993 were reported separately. The increase was due also to higher research and development expenses, and to greater general and administrative costs associated with market and product development for application of the Programming Technology in the distance learning, in-home entertainment, and in-room hotel entertainment markets. On a pro forma basis, total expenses before interest expense in the nine month period ended September 30, 1994, increased 25%, to $4,182,060, from $3,347,857 in the nine months ended September 30, 1993.





Depreciation and amortization expense for the nine months ended September 30, 1994, increased to $571,133, from $420,953 for the nine months ended September 30, 1993. This increase was the result of the Company's amortization in the more recent period of goodwill arising from the purchase of the Post Company's interest in ACTV Interactive.





The Company's interest expense for the nine months ended September 30, 1994, decreased 43%, to $184,186, compared to $321,000 in the prior year's comparable period. The decrease was due in part to the elimination of expense related to original issue discount on the $1.5 million convertible note payable to the Post Company. The full principal value of this note, plus all accrued interest, was converted by the Post Company into common shares of ACTV, Inc. in March 1994. Interest expense declined also due to the repayment of certain obligations of the Repayment Pool, as well as the accrual of interest payable on the Repayment Pool obligations at lower rates, in reflection of a general decline in interest rates. Interest income in the nine months ended September 30, 1994, was $37,995, compared with $36,322 in the nine months ended September 30, 1993. The increase resulted from higher available cash balances in the more recent period.





For the nine months ended September 30, 1994, the Company's net loss before extraordinary items was $3,929,357, or $.51 per share, an increase of 48% over the net loss of $2,646,382, or $.44 per share, incurred in the prior year's comparable period. The Company recorded an extraordinary gain of $521,803 in the nine months ended September 30, 1994, the result of the extinguishment of certain obligations for value that was less than the amounts recorded on the Company's books for such obligations. Net loss after the extraordinary gain for the nine months ended September 30, 1994, was $3,407,554, or $.44 per share.





Liquidity and Capital Resources

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






Since its inception, the Company (including its operating subsidiaries ACTV Entertainment, ACTV Interactive, Inc., The Los Angeles Individualized Television Network, Inc., and 3D Virtual, Inc.) has not generated revenues sufficient to fund its operations, and has incurred operating losses. Through September 30, 1995, the Company had an accumulated deficit of approximately $29.2 million. The Company's cash position on September 30, 1995, was $5,090,642, compared to $2,479,840 on December 31, 1994.





During the nine month period ended September 30, 1995, the Company used $3,726,023 in cash for its operations, compared with $3,064,151 for the nine month period ended September 30, 1994. The increase in the nine month period ended September 30, 1995, was due to higher selling and administrative expenses and to increased operating activity in the more recent year related to the Company's individualized television trial launched in May 1995. The Company met its cash needs in the nine month period ended September 30, 1995, from the proceeds of sales of common stock to private investors completed in the last quarter of 1994 and during the first three quarters of 1995. The Company met its cash needs in the nine month period ended September 30, 1994, from the remaining proceeds of the redemption of its Redeemable Warrants in May 1993, as well as from the exercise of warrants by the Post Company in March 1994.





With respect to investing activities in the nine month period ended September 30, 1995, the Company used cash of $556,926 related to equipment purchases for the California trial referred to above. In the nine month period ended September, 1994, the Company used cash of $2,500,000 to purchase the Post Company's 51% interest in ACTV Interactive and cash of $111,691 related to new patent filings.





ACTV  Entertainment,   ACTV  Interactive  and  The  Los  Angeles  Individualized
Television Network, Inc. and 3D Virtual, Inc. are dependent on advances from the Company to meet their obligations.





The Company's balance sheet as of September 30, 1995, also reflects the accrual of expenses of $1,294,148 related to the Company's stock appreciation rights plan, a decrease of $101,458 in notes payable resulting from the discounted prepayment of a note, and a decrease in notes payable of $2,000,000, the amount of principal repayments that the Company made in May, July, and September 1995. In addition, the Company repaid the remaining notes payable balance of approximately $220,000 in October 1995.





During the year ended December 31, 1994, the Company used $3,885,852 in cash for its operations, compared with $1,352,273 in the year ended December 31, 1993. The increase in the more recent period was due to higher general and administrative expenses as noted above, and to the inclusion of the results of operations of the Company's education subsidiary. The Company met its cash needs in the year ended December 31, 1994, principally from the remaining proceeds of the redemption of its Redeemable Warrants in May 1993, from the exercise of options by the Post Company and by others (aggregating $1,646,159 in proceeds) and from a series of private sales of the Company's Common Stock during the fourth quarter of the year (aggregating $2,968,338 in proceeds). During the year ended December 31, 1994, the Company used cash of $136,020 and issued notes for $215,000 to extinguish obligations recorded at an aggregate value of $1,000,666 as of December 31, 1993.

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





During the year ended December 31, 1994, the Company advanced approximately $350,000 to its ACTV Entertainment subsidiary, and approximately $390,000 to its ACTV Interactive subsidiary. Advances are based upon budgeted expenses and revenues for each respective subsidiary. Adjustments are made during the course of the year based upon the subsidiary's performance versus the projections made in the budget.





With respect to investing activities, the Company used cash of $2,500,000, to purchase the Post Company's 51% interest in ACTV Interactive and cash of $142,122 related to new patent filings. The Company had only minimal other investing activities in the period.



During 1994, the Company raised $1,500,000 in equity from the conversion by the Post Company of its option to purchase 750,000 shares of the Company's Common Stock at $2.00 per share. In a separate transaction, the Company eliminated its convertible note payable obligation to the Post Company, as the Post Company converted the note's full principal and accrued interest of $1,742,667 into 871,334 shares of the Company's Common Stock at $2.00 per share. The Company's balance sheet at December 31, 1994, reflects an increase in note payable of $2,000,000, plus accrued interest, resulting from the purchase by the Company of the Post Company's interest in ACTV Interactive. The Company's balance sheet at December 31, 1994 also reflects the accrual of an expense of $750,192 related to the Company's stock appreciation rights plan and an increase in note payable resulting from the settlement of an equipment lease obligation.





During the twelve months ended December 31, 1993, the Company used $1,352,273 in cash for its operations, compared with $1,537,419 in the twelve months ended December 31, 1992. The decrease in net cash used in operations results primarily from reduced expenditures associated with the education market.



During the twelve months ended December 31, 1993, the Company met its cash needs primarily from the proceeds of warrant redemptions, which generated net proceeds of approximately $4.5 million. The Company's investing activities reflect minimal fixed asset additions.



The Company believes that it may be required to expend approximately $200,000 in the first quarter of 1996 to facilitate the completion of current research and development projects.





In the first nine months of 1995, the Company raised approximately $8.9 million from the private sale of shares of the Company's Common Stock (including approximately $5.7 million during the three months ended September 30, 1995).





Management of the Company believes that its current funds will enable the Company to finance its operations for at least the next twelve month period. However, if the Company's assumptions and beliefs prove to be incorrect, the Company may require additional financing during this period. In the event that the Company does require additional financing, the Company has no agreements, arrangements or understandings to obtain such additional financing.



The Company does not have any material contractual commitments for capital expenditures.

Impact of Inflation

Inflation has not had any significant effect on the Company's operating costs.

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                                    BUSINESS

General

ACTV, Inc. ("ACTV" or the "Company") has developed proprietary Programming Technologies (the "Programming Technology") that individualize television programming. ACTV's Programming Technology permits the delivery of individualized television, which, in the Company's view, significantly enhances the quality of most genres of television programming. ACTV's Programming
Technology provides instant and seamless changes in the live or prerecorded video picture and/or audio and/or graphics in response to the various selections supplied by each viewer. A specially prepared ACTV program (the "ACTV Program" or "ACTV Programming") is like a linear TV program, except that it appears to be individualized for each viewer. (Linear programs are standard television programs that can be viewed only as created and do not offer the viewer the option to make choices as to the content of the program or to respond to the contents of the program in an individualized way.) There is no limit to the number of viewers who can interact simultaneously with an ACTV Program.


ACTV's individualized programming is designed to work with both single and multiple channels of 6MHz band-width and with different modes of transmission: cable, direct broadcast satellite ("DBS"), multi-microwave distribution systems ("MMDS"), broadcast systems, distance learning networks and closed circuit televisions systems. It is compatible with commonly available one-way analog systems as well as the newer digital systems that have recently begun to be deployed.


ACTV's strategy is to generate revenues from the sale of ACTV Programming that it either owns, has licensed or that has been created by a third party under a license from ACTV, including fees paid by subscribers to premium cable networks in which the Company has an ownership interest. The Company's mission is to improve the quality of entertainment and education television programming.

The Company also believes that the Programming Technology can enhance the quality of television advertising by enabling the advertiser to customize each commercial for various audience segments. It is the Company's objective to seek advertiser support for its individualized home entertainment networks.


The chief markets presently targeted by the Company for the ACTV Programming Technology are in-home entertainment, education (with an emphasis on distance learning), site-based entertainment and internet applications. The Company seeks to exploit these markets, principally in the U.S., through licensing the Programming Technology, by creating joint venture relationships, and by direct sales.




The Company has eight subsidiaries, which include a national entertainment company, a national education company, a three-dimensional company, and five regional television networks; ACTV Entertainment Inc., a New York corporation ("ACTV Entertainment") incorporated on March 9, 1988, ACTV Interactive, Inc., a Delaware corporation incorporated on July 8, 1992, 3D Virtual, Inc., a Delaware corporation incorporated on July 20, 1995, The Los Angeles Individualized Television Network, Inc., a Delaware corporation incorporated on March 7, 1995, The San Francisco Individualized Television Network, Inc., a Delaware corporation

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




incorporated on December 22, 1995, The Chicago Individualized Television Network, Inc., a Delaware corporation incorporated on December 22, 1995, The New York Individualized Television Network, Inc., a Delaware corporation incorporated on December 22, 1995, and The Atlanta Individualized Television Network, Inc., a Delaware corporation incorporated on December 22, 1995. Unless otherwise indicated, all references in this Prospectus to the Company or ACTV include ACTV and its eight subsidiaries.



ACTV was incorporated under the laws of the State of Delaware on July 24, 1989. The Company is the successor, by merger effective November 1, 1989, to ACTV, Inc., a California corporation, organized on July 11, 1983. The Company's executive offices are located at 1270 Avenue of the Americas, New York, New York 10020, telephone number (212) 262-2570.

Entertainment

ACTV first introduced its individualized programming applications for entertainment outside the United States. The Company is now in its fifth year of regional commercialization in Canada and London through a license with Le Groupe Videotron, Ltee. ("LGV"), the second largest Canadian cable/broadcast television company and a major cable operator in London where it is building and operating combined cable/telephone networks.

ACTV's Programming Technology is part of LGV's Videoway systems, which includes a premium interactive cable channel, video games and various videotext offerings ("Videoway").



Under the LGV license, which was modified on June 8, 1993, LGV has a 20-year, non-exclusive, royalty-free license to manufacture Videoway terminals that incorporate ACTV's Programming Technology. The agreement also allows LGV to produce ACTV Programming itself for a certain number of potential Videoway subscribers in Canada (1,300,000), Europe (500,000), and the United States (500,000). The license is subject to the condition that neither LGV nor its sub-licensees receive any royalty or other fees with respect to ACTV Programming, except for promotion and direct production expenses paid by LGV. Any royalties from third parties will be paid exclusively to ACTV. See "Reorganization of ACTV Entertainment and the LGV Agreements."


The Company and LGV entered into their original agreement during the infancy of the development of interactive television. LGV had developed its Videoway TV set-top converter, which, among other things, enabled it to provide its subscribers with interactive capacity. The arrangement provided the Company with an outlet for its ACTV Programming while providing LGV with interactive product for its Videoway converter. As both companies developed, however, their missions began to diverge: LGV wanted to market its Videoway converter in the United States, and was less interested in the actual production of ACTV Programming, while the Company was interested in expanding its programming capacity and in making its ACTV Programming available for use with set-top converters manufactured and distributed by others. The restructuring of the relationship with LGV enabled both companies to focus on their respective goals, in that LGV now has the non-exclusive right to market the Videoway converter in the United States, and the Company has control of ACTV Programming development. See "Reorganization of ACTV Entertainment and the LGV Agreements."

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ACTV's strategy is to take the regional experience gained in the last five years in Canada and London and apply it in the U.S. The Company anticipates that its individualized programming will be launched through regional premium cable programming services that are advertiser-supported, with monthly subscription prices comparable to other U.S. premium channels. While the Company has commenced testing its individualized programming in the U.S., as set forth below, no assurance can be given that such testing will be successful, or that the Company will launch its individualized programming in the U.S.





In March 1995, the Company formed The Los Angeles Individualized Television Network, Inc., one of its wholly-owned operating subsidiaries, to operate the Company's individualized television trial in Southern California and the planned regional television network that would roll-out to the potential 4.2 million sports subscribers in the region that reaches from Los Angeles to San Diego and Phoenix, if the trial is successful.





The trial, which marked the introduction of the Company's first U.S. regional individualized network (the "Regional Network"), commenced in the Los Angeles area in May 1995. The trial involves 1,000 cable subscribers and will run throughout most of 1996 and may extend into 1997. The Company believes that the Regional Network is the first programming service in the U.S. to both enhance existing programming and offer new individualized content.





Programming for the Regional Network is being provided to ACTV by Prime Sports - West, currently a unit of TCI's Liberty Media, Liberty Sports division, which has 4.2 million subscribers in the Southwest region of the U.S. Prime Sports - West is providing the Company with access to all its regional sports programming at no cost to the Company. Similarly, Cable News Network, Inc. ("CNN") plans to provide, at no cost to the Company, access to Prime News, Sports Tonight, Inside Politics and other selected shows. In addition, the Game Show Network ("GSN"), a subsidiary of Sony Entertainment, Inc. ("Sony") will provide GSN programs at no cost to the Company in return for consumer research, pursuant to an agreement entered into in November 1995.





The cable operator for the Regional Network is Ventura County Cablevision, currently a subsidiary of Western Communications, whose ownership is scheduled to be transferred to TCI in early 1996. TCI and News Corp. have announced a joint venture which, if completed, would see Liberty Sports become Fox Sports.





In  all  cases,  the  Company  is  responsible  for  the  incremental   content,
transmission, delivery and master control costs incurred in connection with the enhancement of the Prime Sports - West CNN and Sony programming.



In February 1994, the Company entered into an arrangement with Prime Sports, with respect to the Regional Network. Assuming future commercialization of a regional network in the footprint of Prime Sports - West no later than December 31, 1996, Prime Sports - West would receive an exclusive in its footprint for sports programming and the companies will pursue a business understanding of revenue sharing anticipated to include a license fee paid to Prime Sports - West for each subscribing household on a monthly basis.




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In August 1995,  the Company  entered into an agreement with CNN with respect to the Regional Network. Upon commercialization, CNN and ACTV will negotiate a royalty agreement and/or advertising split for use of CNN programming. In addition, CNN shall receive protection until December 31, 1997 to become ACTV's exclusive provider of national and international news. CNN will also be given the opportunity to be an equity investor in any new regional networks created by ACTV.





Regional Network viewers, in addition to sports, news and game shows, are able to individualize both CNN programs and L.A. Lakers basketball, L.A. Kings hockey, California Angels baseball and other Prime Sports - West offerings. In addition to sports, news events and game shows, the Regional Network is transmitting other individualized programming, including children's and education programs.





The Company plans, assuming a successful test phase, to direct initial marketing of the Regional Network toward a majority of Ventura City Cablevision's 90,000 subscribers in the Los Angeles and Ventura County areas. In addition, expansion could follow in other Prime Sports - West markets and, in stages, in other regional markets within the U.S. The Company has established four new wholly-owned subsidiaries which would serve as additional regional individualized networks covering the San Francisco, Chicago, New York and Atlanta regions in the event that the Company decides to expand and provide the services provided by the Regional Network in other regions across the U.S. To date, the four new wholly-owned subsidiaries have not engaged in any business activities, nor does the Company have any present intention to launch their activities. The Regional Network, and any expansion plans related thereto, is part of the Company's plan to develop the entertainment division of its business, which to date, does not generate any revenue for the Company. There can be no assurance that the results predicted with respect to the Regional Network will be realized, or if realized, will generate significant revenues for the Company.



Education

ACTV's principal strategy in education is to become the leading individualized programming technology in the developing field of distance learning, in which ACTV Programming, both live and pre-recorded, can be transmitted simultaneously to multiple sites in a satellite, fiber or microwave network.



ACTV is currently developing new two-way analog and digital programming technologies for distance learning. This is a point-to-multipoint interactive broadcast system that can deliver prerecorded interactive lessons or integrate interactive segments into live distance learning lessons. By using a simple remote control, the student is able to alter program content to suit specific needs and interests. Students receive individualized responses to their input, and at the end of the lesson, the classroom teacher receives a printout of the performance of each class member.





ACTV's new distance learning system is being commercially introduced, with an installation in Georgia, that the Company believes will represent one of the industry's most advanced distance learning projects. ACTV and the State of Georgia have entered into an agreement through which ACTV's distance learning system and software will be integrated into the Georgia


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Statewide  Academic and Medical System ("GSAMS"),  an existing fully interactive service providing audio, video and data to classrooms.



In addition, 123 individualized television titles have been produced and introduced into the kindergarten to 12th grade market. The programs focus on reading, math, and vocational education. To date, programs have been sold to approximately 300 different schools across the U.S., along with an ACTV classroom system -- a terminal with compatible ACTV Programming functionality that currently permits up to 24 students in a classroom to view single channel ACTV Programs simultaneously. Education products are marketed through a direct and distributor sales force.





Individualized programming is produced jointly through license agreements with educational publishers, including Turner Educational Services, Inc. ("Turner"), Phoenix, Bergwall, AIT, AIMS, Hastey Pudding and TakeOff.



In 1995, the Company also signed a distance learning agreement with General Instrument Corporation ("GI"). ACTV's Programming Technology for distance learning will be integrated with GI's DigiCipher'r' system. The new digital system will be called "DigiCipher/ACTV Distance Learning System" and will allow programming networks to develop individualized programming and distribute it digitally to their customers.

The Company markets its products through its wholly owned subsidiary ACTV Interactive, Inc., which was formed in 1992. Originally a joint venture general partnership with the Washington Post Company (the "Post Company"), ACTV Interactive became a wholly owned subsidiary of the Company in March 1994.



Site-Based Entertainment and Internet Applications



In January 1995, the Company granted an exclusive license to Greenwich Entertainment Group ("The Greenwich Group") for the use of its Programming Technology in the theater environment, specifically in shopping malls, museums and entertainment centers.

The Company will receive an 8% to 10% royalty of annual ticket sales per theater, dependent upon each theater's volume. The Company will receive a minimum royalty of $200,000 in 1996, $500,000 in 1997, $1,000,000 in 1998,
$1,250,000 in 1999 and $1,500,000 in the year 2000 and thereafter. If the minimum is not paid, the Company has the right to cancel its license as to future theaters.



The first theater opened in the Mall of America in Minneapolis, Minnesota on November 18, 1995.





In July 1995, the Company established a new wholly-owned subsidiary, 3D Virtual, Inc., to explore the commercial possibilities of integrating three-dimensional ("3D") technology and the Company's Programming Technology, using new technology for which a patent is currently pending. Initial business activity for the development of a prototype has just commenced.



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In December  1995,  the Company  entered  into a joint  venture  agreement  with
EarthWeb, LLC, a developer of internet technologies and a pioneer in JAVA'tm' language applications, to develop new joint internet software applications.



ACTV Programming Technology



The ACTV Programming Technology provides instant and seamless changes in the live or prerecorded video picture and/or audio and/or graphics based on various selections made by viewers. The program appears to be a standard TV program, as if it were individualized for each viewer. Viewer selections are made through a four-button remote control, thereby limiting the viewer's number of choices when inputting each response to four answers previously anticipated by the program's creators.



ACTV's process of creating individualized television programming involves viewer selection from a multiple number of frame-synchronized video, graphics, and/or audio signals delivered at one time. The viewer sees and/or hears only one of the signals at a given moment; the other signals are transparent. Using a remote control, the viewer interacts with the television by making selections or decisions called for by the specially prepared programming. In response to viewer's inputs, the ACTV Programming Technology, which uses a microprocessor, automatically switches at pre-determined intervals between various segments of the multiple signals. In one-way analog transmission, this switching will occur in the viewer's cable box, such as LGV's Videoway, while with two way transmission, it may occur at the source of the transmission. The viewer cannot detect when such a switch takes place because it occurs instantly and with frame accuracy.

The results appear seamless and uninterrupted -- for the viewer the programming is completely individualized. Although an individualized program and its associated branches are taped in a normal linear fashion, the program, when shown, has thousands of possible permutations and combinations available for each viewer to experience. The particular version seen is based on each viewer's individually selected preferences and inputs. An unlimited number of independent viewers can interact with an ACTV Program simultaneously.

The ACTV microprocessor receives digital information from codes embedded into the video program material. It thus maintains "memory" on the progress of the viewer and provides automatic branching. At appropriate times during the program, the microprocessor circuitry will make branch switches automatically, accumulate data, recall information, create graphics and/or implement a pre-programmed set of instructions.

In single channel analog (6MHz of band-width) applications, ACTV's Programming Technology can individualize audio and/or graphics, based on multiple signals. When additional analog channels of band-width are available, video can be individualized as well. In digital systems multiple video, audio and graphics can be individualized in 6MHz of band-width.

To develop individualized programming the Company generally seeks to form joint ventures or licensing agreements with producers of standard linear shows or with networks that have rights to such shows. ACTV Programming can be created in a number of ways: enhancing existing programs that have been produced in a standard linear format, adding "piggy-back" branch

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alternatives during the shooting of ongoing shows, or creating entirely original productions that are solely for ACTV's purposes.

The cost of ACTV original productions has been on average approximately 20% higher than a linear version of the same program of comparative length. However, production costs are significantly lower than regular linear television shows when existing material can be enhanced, or when productions are "piggy-backed." Production costs vary significantly based upon the nature and type of programming to be produced. An advantage of individualized programming is its higher repeatability, as compared to standard programming, since an individualized program's cost can be amortized over a greater number of showings.

The types of entertainment programs that the Company plans to emphasize are sports, news, education, game shows, children's programs and music. The Company envisions that its in-home services will be supported by individualized advertising. The programming focus for education is reading, math and vocational education. Examples of ACTV Programming are:

1) Sports. Sporting events in the ACTV individualized format allow each viewer in essence to become the director of the program by selecting close-ups, wide angle shots, replays, statistics, player interviews and other features as may be provided. ACTV's Programming Technology also allows the viewer to respond to questions posed throughout the game. The system's memory records these responses and winners may be offered promotional premiums, such as tickets to future games.

2) News. In the first segment of a news program, viewers can choose between in-depth follow-ups of headline stories. Later in the program, viewers can choose segments on different categories of news (international, financial, entertainment, politics, etc.).

3) Children's Programs. ACTV's Programming Technology allows children to participate in television programs by answering questions from the characters on screen, giving the characters advice -- even changing the plot of the program. In addition to this dialogue children can have with the characters, children can also be asked to predict the outcome of events, or as with sports, see an event from different angles.

4) Music. Viewers are able to select a particular music video they want to see, or the order they want to see them. Viewers may also choose to see the lyrics of a music video, or access other information about the musicians. In addition, with live or prerecorded concert performances, viewers can select from up to four camera angles in a manner similar to live sports broadcasting.

5) Game Shows. The Programming Technology allows game show viewers to actively participate in the game. They can decide which celebrity team to play on, enter their answers and receive individualized responses to their choices. The system's memory ability keeps the viewers informed of their performance and provides final results at the conclusion of the show. This provides advertisers and sponsors with the opportunity to offer promotional premiums to viewers with the best scores.

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6) Advertising.  ACTV's  Programming  Technology offers  television  advertisers unique opportunities to target their message. Commercials can be targeted demographically: men, women, boys and girls can all see different commercials during the same commercial break. By asking the viewer basic questions at the beginning of the program, the ACTV Programming Technology can recall this information during a commercial break and based upon such information send the viewer the appropriate advertisement. A second advantage for advertisers is the concept of individualized commercials. For example, before a commercial break in a sporting event, viewers are asked which type of car they would like to hear
about:   sedan,  truck,  sport  utility  or  luxury  sedan.  ACTV's  Programming
Technology records this choice, then sends the appropriate commercial to each viewer. This same choice can be recalled at a later commercial break to provide additional information.

7) Live Distance Learning. Distance learning ("DL") networks typically involve a teacher broadcasting a lesson to dozens or even hundreds of remote classroom sites. ACTV's Programming Technology for DL allows the DL teacher to create questions or offer choices relating to the lesson and pre-record individualized responses. At selected points in the lesson, the DL teacher can initiate the questions and interactions, with each student across the network receiving individualized responses. In addition, the ACTV Programming Technology gives the teacher immediate feedback on the students' responses, allowing the teacher to pace the lesson accordingly. The system's memory component can recall each student's performance throughout the entire semester, giving the teacher a detailed accounting of their progress.

8) Educational Programming. Younger classroom students learn basic reading and math skills, and older students learn vocational and career skills, in pre-recorded individualized television programs using the ACTV Programming Technology. Just as in the case of the DL programming, as the pre-recorded television program progresses, a teacher appears on screen and asks the students questions about the material presented. Students respond to the questions, then receive individualized feedback based on their answers. At the end of the lesson, the classroom teacher receives a report detailing the results of the performance of the entire class, as well as the performance of each individual student.

Research and Development



The Company is engaged in a field characterized by extensive research efforts and rapid, significant technological change. During 1993, the Company began its current research and development projects, relating primarily to the development of a new analog/digital two-way distance learning system. The Company believes that it may be required to expend approximately $200,000 in the first quarter of 1996 to complete the development of this system. There can be no assurance that research or development by others will not render the Programming Technology obsolete or that the research and development performed by the Company and/or its licensees and joint venture partners will continue or will be successful. The Company entered into a collaborative agreement in August, 1995 with The David Sarnoff Research Center to investigate and potentially develop digital applications of the Programming Technology.



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Government Regulation

The Company believes, on the basis of its review of current legislation and regulations that neither its present nor any proposed commercial implementation of the ACTV Programming Technology on distance learning networks, closed circuit television systems, cable, DBS or MMDS will require governmental license or approval. Certain broadcast applications and copper pairs with ADSL may require governmental approval. No assurance can be given that applicable laws will not change. In the event such approval were to be required, there can be no assurance that the Company would be able to obtain such approval or the licenses required for the further implementation of the ACTV Programming Technology.

Marketing and Program Production



The primary markets targeted by the Company for the ACTV Programming Technology are in-home entertainment, education (with an emphasis on distance learning), and site-based entertainment. The Company seeks to exploit these markets principally in the US through licensing the Programming Technology, by creating joint venture relationships, and by direct sales. To date, the Company's capital requirements to develop the Programming Technology, produce ACTV Programming, develop marketing approaches and strategic alliances, and to cover costs of sales and general and administrative expenses, have been significant, resulting in an accumulated deficit as of September 30, 1995 of approximately $29.2 million.





The Company will continue to implement a marketing program consisting of the employment of sales and marketing personnel, contracting with sales and marketing consultants, and the use of promotional efforts, including product demonstrations and participation in trade shows and conferences. The Company currently has two entertainment marketing executives, four educational sales people and fifteen educational distributors.



In entertainment, the Company has licensed the Programming Technology to LGV and The Greenwich Group and continues to seek other licensees and joint venture partners both in and outside the United States. The Company is and will continue to be dependent upon the ability of licensees and joint venture partners to offer products and services that are commercially viable, and to actively promote and distribute the Programming Technology.

According to LGV, Videoway subscribers use an average of 13 hours per week of interactive services: 5.5 hours of video games, 2.5 hours of information services, and 5 hours of ACTV Programming -- primarily consisting of sports, news, game shows, and children's shows. In addition, focus group testing in Los Angeles that preceded the Prime Sports - West and CNN agreements indicated interest in ACTV sports, news, game shows, and in its educational and children's programming.



The Greenwich Group has licensed the Programming Technology for use in the theater environment, principally in shopping malls. The first children's theater opened in the Mall of America in Minneapolis, Minnesota, on November 18, 1995.




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In March 1995,  the Company  formed The Los  Angeles  Individualized  Television
Network, Inc., one of its wholly-owned operating subsidiaries, to operate the Company's individualized television trial in Southern California and the planned regional television network that would roll-out to the potential 4.2 million sports subscribers in the region that reaches from Los Angeles to San Diego and Phoenix, if the trial is successful.





The trial, which marked the introduction of the Company's first U.S. regional individualized network (the "Regional Network"), commenced in the Los Angeles area in May 1995. The trial involves 1,000 cable subscribers and will run throughout most of 1996 and may extend into 1997. The Company believes that the Regional Network is the first programming service in the U.S. to both enhance existing programming and offer new individualized content.





Programming for the Regional Network is being provided to ACTV by Prime Sports - West, currently a unit of TCI's Liberty Media, Liberty Sports division, which has 4.2 million subscribers in the Southwest region of the U.S., CNN and GSN. The cable operator is Ventura County Cablevision, currently a subsidiary of Western Communications, whose ownership is scheduled to be transferred to TCI in early 1996. TCI and News Corp. have announced a joint venture, which, if completed, would see Liberty Sports become Fox Sports. See "BUSINESS -- Entertainment."





The Company has established four new wholly-owned subsidiaries which would serve as additional regional individualized networks covering the San Francisco, Chicago, New York and Atlanta regions in the event that the Company decides to expand and provide the services provided by the Regional Network in other regions across the U.S. To date, the four new wholly-owned subsidiaries have not engaged in any business activities, nor does the Company have any present intention to launch their activities. There can be no assurance that the results predicted with respect to the Regional Network will be realized, or if realized, will generate significant revenues for the Company.



The Company, its licensees or joint venture partners must produce and/or provide individualized programming for the Company to continue commercial entertainment operations in the U.S. For the most part, the Company, its licensees and joint venture partners are dependent upon third parties as sources for the linear programming that is to be enhanced into ACTV Programming. For the entertainment market, all programming to date has been produced either through LGV or by the Company itself.

With respect to the education market, the Company has executed non-exclusive agreements with seven entities to obtain linear programming that it can enhance to create ACTV Programs. Linear programs are standard television programs that can be viewed only as created and do not offer the viewer the option to make choices as to the content of the program or to respond to the program in an individualized way.

The Company has entered into agreements with Turner Educational Services, Inc., Phoenix Learning Group, Bergwall Productions, Inc., The Hasty Pudding Puppet Co., AIMS Media, Agency for Instructional Technology ("AIT") and Takeoff/Video Educational Excellence. Each of these agreements gives ACTV worldwide, perpetual marketing rights (except for the AIT agreement, which limits the rights to 15 years) to the programming produced. The companies

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are  to  receive  quarterly  royalties,  based  on  the  number of units of ACTV
Programs sold.

There can be no assurance that the Company will be successful in reaching agreements with licensees and joint venture partners, that the Company's strategy of marketing the Programming Technology through its licensees and joint venture partners will be successful, or that the methods that its licensees and joint venture partners choose to market the Programming Technology will be successful. Further, the Company may be adversely affected by the financial and business considerations of its licensees and joint venture partners. Future joint venture and license agreements may provide that the licensees and joint venture partners will receive equity interest in the Company and/or its subsidiaries.

Set-Top Converters, Terminals, and Other Interactive Devices

The Company does not intend to manufacture set-top converters, terminals, video servers, or other interactive devices.

In the entertainment market, ACTV signed, on June 8, 1993, a 20-year, non-exclusive, royalty-free manufacturing license with LGV. Today, the Videoway terminal manufactured through LGV is the only ACTV-compatible set-top converter available to potential distributors of ACTV Programming. The Company intends to grant licensees similar to the one granted to LGV to other manufacturers that are selected by the future distributors of ACTV Programming.

ACTV's Programming Technology can work with different modes of transmission (cable, DBS, broadcast, and MMDS), and is compatible with commonly available one-way, analog systems. In addition, it is compatible with the newer digital systems that are just starting to be deployed. Therefore, there are many ways to design a distribution system that is compatible with ACTV's Programming functionality. The Company believes that the incremental cost of adding ACTV Programming functionality will not be significant in digital systems.

There can be no assurance that the Company will be successful in developing additional manufacturing licenses.



In the education market, the Company entered into an arrangement in March 1995, with General Instrument Corporation ("GI") pursuant to which ACTV's Programming Technology for distance learning will be integrated with GI's DigiCipher system. The DigiCipher is a digital decoder used by many distance learning networks that distribute their television signal digitally and require that the signal be decoded at their downlink sites. The new digital system will be called "DigiCipher/ACTV Distance Learning System," and will allow programming networks to develop individualized programming and distribute it digitally to their customers. Under the arrangement, the companies will cooperate technically, each paying their own costs, and GI would receive any revenues generated from the DigiCipher decoder while the Company would receive any revenues generated from the digital learning unit. At present, the Company and GI's concerted research and technical work toward the development of the new digital system is in its initial stage and will take most of 1996 to complete. There can be no assurance that the new digital system will be developed, or if developed, that it will generate significant revenues for the Company.

The Company executed a non-exclusive agreement in June 1992 with KDI Precision Products, Inc. ("KDI") to manufacture ACTV's classroom and distance learning systems, with compatible ACTV Programming functionality. KDI sells the systems to ACTV at prices and in accordance with a delivery schedule agreed upon from time to time. KDI also is a distributor of components such as television monitors, VCRs, remote controls, printers and cabinets used in conjunction with the systems. The agreement is subject to automatic renewal for additional one-year terms unless terminated by either party on six-months' written notice.

KDI is currently the only manufacturer of the classroom and distance learning systems. The Company believes that KDI can produce sufficient systems to meet the anticipated needs of ACTV in the education marketplace. In the event that KDI were unable to supply the systems, there can be no assurance that the Company could produce sufficient systems or obtain sufficient systems from another manufacturer at an acceptable price. The inability of ACTV to obtain systems would have a material adverse affect on the business of the Company.

Consolidation of Educational Partnership into ACTV

On July 14, 1992, ACTV Interactive, Inc. entered into a partnership agreement with Post-Newsweek Education, Inc., a wholly-owned subsidiary of the Post Company, pursuant to which ACTV Interactive was formed as a Delaware general partnership, for the purpose of selling products and services incorporating the ACTV Programming Technology to the education market. The Post Company received a 51% interest in ACTV Interactive; ACTV Interactive, Inc., a wholly-owned subsidiary of the Company, received a 49% interest in ACTV Interactive.

In connection with the formation of the partnership, the Company entered into a license agreement (the "License Agreement") with ACTV Interactive. Pursuant to the License Agreement, ACTV Interactive was given licenses to exploit certain of the Company's patents and related technology (collectively the "Patents") in the creation and distribution of educational programming. The License Agreement provided that the Company receive five percent (5%) of all revenues generated by ACTV Interactive.



On March 11, 1994, the Company purchased the Post Company's full 51% interest in ACTV Interactive for consideration of $4.5 million, consisting of $2.5 million in cash at closing and a $2 million promissory note. This note was paid in full in October 1995. The consideration paid by the Company for the Post Company's full 51% interest in ACTV Interactive was determined after arms-length negotiations between the parties. The Company and the Post Company agreed to the amount of such consideration without receiving a valuation from a disinterested third party.



Reorganization of ACTV Entertainment and the LGV Agreements

In March 1988, the Company formed ACTV Entertainment as equal stockholders with a subsidiary of LGV, Videotron Technologies Ltd. The Company granted to ACTV Entertainment the exclusive right to use the Company's Programming Technology in the United States DBS, cable and broadcast television markets.

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




On June 8, 1993, LGV withdrew from its ownership in ACTV Entertainment, and the Company became the sole shareholder in ACTV Entertainment under the terms of an agreement with the subsidiary of LGV, thereby settling all outstanding legal disputes between the companies.

While ACTV gained full ownership and control of ACTV Entertainment in the settlement, it did agree to give up the royalty income it was receiving from its Videoway terminal license with LGV for Canada and Europe ($3.00 per user per year). Simultaneously with the June 8, 1993 change in ownership of ACTV Entertainment, the 1987 LGV exclusive foreign license for Canada, Europe and the Soviet Union was renegotiated. The new license provides LGV with a 20-year, non-exclusive, royalty-free license to manufacture its Videoway terminal with compatible ACTV Programming functionality. Videoway is a cable converter box capable of providing a variety of advanced services, including standard cable tuning and decoding capabilities, access to videotext, closed-captioning, data banks, video games, software downloading and electronic mail. LGV has informed the Company that it has installed Videoway converter boxes in approximately 240,000 homes in Canada.

In addition, the new modified license agreement allows LGV to produce ACTV Programming for a certain number of potential Videoway subscribers in the United States, Canada and in selected European countries. The license is limited to the condition that neither LGV nor its sublicensees receive any royalty or other fees with respect to ACTV Programming, except for promotion and direct production expenses paid by LGV. Any royalties or profits from third party programmers will be paid exclusively to ACTV.

Patents, Applications, and Proprietary Technology



The Company has sought to protect the proprietary features of the Programming Technology it employs through patents, copyrights, confidentiality agreements, and trade secrets both in the United States and overseas. As of the present time, the United States Patent and Trademark Office has issued nine patents, with five additional patents pending, three of which name Dr. Michael Freeman, the Company's Advanced Product Development Liaison, as an inventor thereof, and two of which name Dr. Freeman and Gregory Harper, former President -- Technology Consulting Group, and one of which names Richard Bennett, who is not affiliated with the Company, as inventors thereof. The patents, which deal with different aspects of the ACTV Programming Technology, expire at various dates from 1998 to 2009.



Corresponding patents for some of the above U.S. patents have been granted or are pending in Canada, Japan, Australia and the European Patent Office. When a patent is granted by the European Patent Office, and upon the filing of appropriate translations, protection will be available in the designated European countries. The Company believes such patents will strengthen its competitive position in the aforementioned countries.

Dr. Freeman, Mr. Harper and Mr. Bennett have assigned to the Company all right, title, and interest in and to the above US patents and any corresponding foreign patents or applications based thereon. In addition, Dr. Freeman has agreed to assign to the Company the rights and title in and to all future patents and applications, and any corresponding foreign patents or application relating to the ACTV Programming Technology.

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



There can be no assurance that the patents held by the Company are enforceable, particularly in view of the high cost of patent litigation, nor can there be any assurance that the Company will derive any competitive advantages therefrom. To the extent that patents are not issued for any other products developed by the Company, the Company would be subject to more competition. The issuance of patents may be insufficient to prevent competitors from essentially duplicating the Company's products by designing around the patented aspects. In addition, there can be no assurance that the Company's products will not infringe on patents owned by others, licenses to which may not be available to the Company, nor that competitors will not develop functionally similar products outside the protection of any patents the Company has or may obtain.

The Company requires each of its employees, consultants and advisors to execute a confidentiality and assignment of proprietary rights agreement upon the commencement of employment or a consulting relationship with the Company. These arrangements generally provide that all inventions, ideas, and improvements made or conceived by the individual arising out of the employment or consulting relationship shall be the exclusive property of the Company. This information shall be kept confidential and not disclosed to third parties, except by consent of the Company or in other specified circumstances. There can be no assurance, however, that these agreements will provide effective protection for the Company's proprietary information in the event of unauthorized use or disclosure of such information.

Competition

The development of interactive television applications is highly competitive. The Company competes within the television industry with many other applications which may be considered interactive. Moreover, the Company also competes with other forms of entertainment and educational programming, many of which are much more established, including standard television programming and the rapidly growing CD-ROM market. Among the Company's competitors in both the area of interactive television and in other media are companies that have greater financial, technical and marketing resources than the Company.

At the present time, there are a number of different interactive television applications that have been developed or are under development by others which might be considered to be competitive with the Company's Programming Technology. These other interactive applications in general are delivered via cable television, or through play-along devices that are attached to the television. To the best of the Company's knowledge, none of the point to multi-point systems based on these technologies allow the viewer to affect what is seen on the television in the same manner or to the extent of the ACTV Programming Technology.

The new interactive television applications principally fit in six primary categories: (1) information and channel guide services, (2) transactional services, (3) quantity/video-on-demand, (4) separate device play-along, (5) video games and (6) individualized TV.

ACTV fits in the individualized TV category. Only individualized television allows every television viewer to interact personally with and change the TV program itself. Within the limits of the programmed choices, each sports fan can watch the action the way he or she chooses, and each child receives individual instructions based on his or her own response to the on-screen teacher. Individualized television technology is the only technology that uses traditional filmed entertainment where the program itself is interactive.

ACTV's process of creating individualized television programming involves viewer selection from a multiple number of frame-synchronized video, graphics, and/or audio signals delivered at one time. The viewer sees and/or hears only one of the signals at a given moment; the other signals are transparent. Using a remote control, the viewer interacts with the television by making selections or decisions called for by the specially-prepared programming. Based on a viewer's inputs, the ACTV Programming Technology, which uses a microprocessor, automatically switches at pre-determined intervals between various segments of the multiple signals. The viewer cannot detect when such a switch takes place because it occurs instantly and with frame accuracy.

The results appear seamless and uninterrupted -- for the viewer the programming is completely individualized. Although an individualized program and its associated branches are taped in a normal linear fashion, the program, when shown, has thousands of possible segment combinations available for each viewer to experience. The particular version one sees is based on individually selected preferences and inputs. An unlimited number of independent viewers can interact with an ACTV Program simultaneously. See "ACTV Programming Technology."

A summary of each of the other interactive application follows:

1) Information and Channel Guide Services--This form of interactivity enables the television to serve as a tool for information accessibility and retrieval. The most immediate application is for channel guide services, which allow viewers to easily determine the locations of programs in an expanded channel universe. Information services include access to large external text and graphic information databases, such as those provided by America On-Line and Prodigy.

2) Transactional Services--This application allows the television viewer to purchase merchandise displayed on-screen by pressing a button on his or her remote control. Transactional services could be in the form of a home shopping program or an addendum to a commercial. Through their television sets, viewers may receive video, still pictures, text or audio about the selected products.

3) Quantity/Video on Demand--Cable, DBS and MMDS systems that incorporate digital television delivery will be able to offer substantially more channels than their analog predecessors. Programs transmitted digitally can be randomly accessed through menu selection items. Extensive pay-per-view movies could be made available, popular shows might be aired at many different starting times, and the viewer could purchase, on an a la carte basis, television shows following their initial air date on broadcast or cable TV.

4) Separate Device Play-Along--This application allows viewers to play along with television programs such as game shows or sporting events. The viewer has a separate controller that receives information about the show in progress, and either displays it on the controller itself, or overlays television pictures with text and/or graphics. Players can compete with the on-screen contestants for prizes. Although the TV programming itself is unchanged, game players at home see their results displayed on the play-along device's screen.

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




5) Video Games--Interactive television services will allow a user to call up video games, like those now marketed by Nintendo and Sega, through the cable TV box. Historically, video games have been delivered on cartridges inserted into special-purpose terminals attached to a television set.

Since the Company's business strategy depends in large part on its ability to attract joint venture partners and/or licensees, the Programming Technology must be more appealing to potential joint venture partners or licensees than other technologies which currently exist or are now under development or may be developed in the future.

Employees



At  December 31,  1995,  the  Company,  employed  24  full-time  employees;  the
Company believes that its relationships with its employees are generally satisfactory.



Property



The Company and its subsidiaries maintain their principal and executive offices at Rockefeller Center, 1270 Avenue of the Americas, New York, New York, where they lease approximately 4,000 square feet at a rent of approximately $11,000 per month pursuant to a lease that expires in April 1996. The Company is planning to extend its lease for five years, and to include an additional 1,500 square feet to its current space, for a monthly rent of approximately $17,400. The Company maintains an engineering staff and an editing studio at 1600 Broadway, New York, New York where it leases approximately 2,500 square feet at a rent of $3,450 per month, pursuant to a lease that expires in December 1999. The lease agreement provides for cancellation by either party with no penalty at the end of 1996. In addition, the Company maintains offices at 9454 Wilshire Boulevard, Beverly Hills, California, for The Los Angeles Individualized
Television Network, Inc. which it leases on a month-to-month basis for approximately $1,350 per month. The Company believes its current facilities are suitable and adequate, and provide the productive capacity necessary for the performance of the operations of the Company. None of the Company's properties are leased from affiliated persons.



Legal Proceedings

In March 1988, LGV and the Company formed ACTV Entertainment, in which they were to be equal stockholders, each owning 50 shares of Common Stock. The parties also entered into a license agreement regarding the use of the Programming Technology by LGV in Canada, Europe and the Soviet Union. LGV had pledged 28.5 of its shares to secure two $4,000,000 payments it was to have made upon the occurrence of certain conditions. The parties had a dispute as to whether such conditions had been met, the payments were not made, and ACTV foreclosed on the
28.5 shares. An arbitration was commenced and subsequently stayed, pending settlement discussions between the parties. On June 8, 1993, the parties reached a settlement pursuant to which ACTV became the sole stockholder of ACTV Entertainment and the license agreement between the parties was modified. See "-- Reorganization of ACTV Entertainment and the LGV Agreements."

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



In August, 1993, a lawsuit was commenced against the Company by Nolan Bushnell in the United States District Court for the Southern District of New York, seeking damages in the amount of $290,872, plus interest on such amount from April 1986, arising out of an alleged payment by plaintiff of a guaranty of an equipment lease of the Company. On April 25, 1994 the Company entered into a Settlement Agreement with Nolan Bushnell and Catalyst Technologies, a sole proprietorship owned by Mr. Bushnell, pursuant to which (a) the lawsuit commenced by Mr. Bushnell in connection with his guaranty of an equipment lease ($290,872) was withdrawn, and (b) Mr. Bushnell and Catalyst Technologies relinquished any and all right to receive payments from the Company out of a repayment pool established pursuant to the terms of a 1985 agreement. The obligation to Mr. Bushnell and Catalyst under the 1985 agreement were reflected on the Company's books, as of December 31, 1993 at $121,333, plus accrued interest thereon.

Pursuant to the terms of the Settlement Agreement, the Company paid $100,000 to Mr. Bushnell and issued a promissory note in the principal amount of $190,000, payable $100,000 on June 30, 1995 and $90,000 on June 30, 1996. Of the aggregate settlement amount, $255,000 was paid by the Company in settlement of Mr.
Bushnell's claims in the lawsuit relating to his guaranty of the Company's equipment lease, and the balance of $35,000 is in full and final settlement of the claims of Mr. Bushnell and Catalyst Technologies for payments from the repayment pool. In January 1995, the Company prepaid the $190,000 Note in full for a discounted amount of $100,000 in full satisfaction of this obligation.

There are no other pending material legal proceedings to which the Company is a party.

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

                                   MANAGEMENT

Executive Officers and Directors

The Executive Officers and Directors of the Company are as follows:




Name                                        Age               Position with the Company
----                                        ---               -------------------------

William C. Samuels                          52                Chairman, Chief Executive
                                                              Officer, President and Director

David Reese                                 38                Executive Vice-President, President -- ACTV
                                                              Entertainment, Inc. and Director

Bruce Crowley                               38                Executive Vice-President, President -- ACTV
                                                              Interactive, Inc. and Director

Christopher C. Cline                        44                Vice President, Chief Financial Officer and
                                                              Secretary

Jay M. Kaplowitz                            49                Director

Richard Hyman                               43                Director

Howard M. Squadron                          68                Director




     WILLIAM C. SAMUELS has served as President and a Director of the Company since August 1, 1989, and became the Chief Executive Officer in 1993 and Chairman of the Board in November 1994. He also served as Chairman of ACTV Interactive, a partnership with the Post Company, from July 1992 through March 1994, when the Company acquired the Post Company's interest in ACTV Interactive. Mr. Samuels is a trustee of the Howard J. Samuels Institute at City College. Mr. Samuels has a JD from Harvard Law School (1968) and a BS in Economics and Engineering from the Massachusetts Institute of Technology (1965).

DAVID REESE has been Executive Vice President of the Company since November 1992 and has been President of ACTV Entertainment, Inc., a subsidiary of the Company ("ACTV Entertainment"), since November 1994. He has been employed by the Company since December 1988, and served as the Company's Vice President of Finance from September 1989 through November 1992. He has been a Director since 1992. Mr. Reese has a BS from Pennsylvania State University (1978).


BRUCE CROWLEY joined the Company as President - Distance Learning in October 1994, became Executive Vice President in October, 1995, and became President of ACTV Interactive, Inc. and a Director of the Company in December, 1995. Prior thereto, he had been employed

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




by KDI Corporation since 1988, and was most recently responsible for KDI Corporation's education division. Mr. Crowley has a B.A. from Colgate University and an M.B.A. from Columbia University.


CHRISTOPHER C. CLINE has been Vice President - Finance, and Chief Financial Officer of the Company since November 1993. From 1991 to 1993 he was employed by Showcase Communications Network, Ltd., a multi-media computer software and publishing company, first as Vice President -- Finance and later as President and Chief Executive Officer. From 1988 to 1990, Mr. Cline was Vice President of Intercontinental Trade and Finance Corp., a cross-border financial trading and consulting company. Mr. Cline received a BA from Haverford College (1973) and an MBA from Stanford University (1976).

JAY M. KAPLOWITZ has been a Director of the Company since December 1988. Mr. Kaplowitz has for more than the past 20 years engaged in the practice of law in New York, New York. For the last 17 years, he has been a member of the law firm of Gersten, Savage, Kaplowitz & Curtin, LLP, general counsel to the Company.

RICHARD HYMAN has been a Director since December 1994. For more than the past five years, he has been the President of Triquest Financial Services, Inc. Mr. Hyman received a BA from the University of Wisconsin (1974).

HOWARD M. SQUADRON has been a Director since January 1995. He has been engaged in the practice of law for more than 40 years, since 1954, with the firm of Squadron, Ellenoff, Plesent, Sheinfeld & Sorkin. Mr. Squadron received his BA from City College (1946) and his JD from Columbia University (1947).

Executive officers are appointed by the Board of Directors and serve at the pleasure of the Board of Directors. All Directors hold office until the next annual meeting of stockholders or until their successors are elected and qualified.


KEY EMPLOYEE

MICHAEL J. FREEMAN, Ph.D. has been Advanced Product Development Liaison since November 1994. Prior thereto, he had been a Director and Chairman of the Board of Directors since June 1985. He is the inventor of the Programming Technology and the founder of the Company. Dr. Freeman devotes a substantial amount of his business time to the Company. Prior to his association with the Company, Dr. Freeman was involved in developing interactive products, principally in the toy and telecommunications industries. Dr. Freeman has a Ph.D. from City University of New York (1977) and an M.B.A. from Bernard Baruch College (1970).


EMPLOYMENT AND CONSULTING AGREEMENTS


The Company and Mr. Samuels entered into an employment agreement in August 1995. Mr. Samuels serves as Chairman of the Board, President and Chief Executive Officer of the Company. For the five-year term of the agreement, Mr. Samuels will be paid a minimum annual salary of $190,000 and a bonus paid in cash and/or in unregistered securities equal to 2% of the increase over a twelve month period in the total market capitalization of the Company over fifty million dollars. Mr. Samuels' employment agreement contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter.



Mr. Samuels currently holds fully vested options to purchase an aggregate of 533,035 shares of Common Stock at an exercise price of $2.50 per share, exercisable through various dates from August 1997 through June 2001. Upon the issuance of any stock dividends, stock splits or combinations, the number of shares issuable upon the exercise of options for 533,035 of such shares may be adjusted to avoid dilution. Options for 120,000 of such 533,035 shares may also be adjusted to avoid dilution from the issuance from August 1989 through July 1993 by the Company of any Common Stock (including Common Stock issued after July 1993 based on options granted during the August 1989 to July 1993 period) as a result of any financing, joint venture or other business transaction. In addition, Mr. Samuels has unvested options to purchase an aggregate of 525,000 shares of Common Stock at an exercise price of $3.25 per share, a third of which vest on January 1, 1997, 1998 and 1999, respectively, which options are exercisable through 2004. The Company has also issued to Mr. Samuels' 215,000 outstanding SARs.



The Company and Mr. Reese entered into an employment agreement on August 1995. For the five year term of the agreement, Mr. Reese will be paid a minimum annual base salary of $150,000. Mr. Reese's employment agreement contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter.


The Company has granted Mr. Reese fully vested options to purchase 49,683 shares of Common Stock at an exercise price of $2.50 per share, which options are exercisable through March 1997. The Company has also granted Mr. Reese fully vested options to purchase 55,317 shares of Common Stock at an exercise price of $3.50 per share, which options are exercisable through January 2002. In addition, Mr. Reese has unvested options to purchase an aggregate of 330,000 shares of Common Stock at an exercise price of $3.25 per share, a third of which vest on January 1, 1997, 1998 and 1999, respectively, which options are exercisable through 2004. The Company has also issued to Mr. Reese 94,000 outstanding SARs.



The Company and Bruce Crowley entered into an employment agreement in July 1994. Mr. Crowley has agreed to serve at an annual base salary of $150,000. Mr. Crowley's employment agreement contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter. The Company has granted to Mr. Crowley options to purchase 100,000 shares of common stock at an exercise prices of $3.50, as well as 100,000 SARs. In addition, Mr. Crowley has unvested options to purchase an aggregate of 201,000 shares of Common Stock at an exercise price of $3.25 per share, a third of which vest on January 1, 1997, 1998 and 1999, respectively, which options are exercisable through 2004.



Mr. Samuels', Mr. Reese's and Mr. Crowley's employment contracts contain a change of control provision whereby, in certain circumstances, including the possibility that a person other than the Washington Post Company becomes the owner of 30% or more of the outstanding securities of the employer and they are not retained, they receive a bonus not to exceed 2.7 times the then current base salary and the exercise price on all options is reduced to $.10 per option.

The Company and Michael J. Freeman entered into an employment agreement in November 1994, whereby Dr. Freeman agreed to serve as Advanced Product Development Liaison for a term of five years from the original date of the agreement. Dr. Freeman is paid at the rate of $167,500 per year. Dr. Freeman is required to devote as much time as he, in his discretion, deems necessary to discharge his duties. The employment agreement of Dr. Freeman contains non-competition provisions pursuant to which he agreed not to engage in a business that is competitive with the Company during the term of his employment agreement and for one year thereafter.


At the time of issuance, all options to ACTV employees were granted at an exercise price equal to or greater than the prevailing market price for the Company's Common Stock.



AGREEMENTS WITH MANAGEMENT


In June 1985, a group of investors, including Dr. Freeman, engaged in a restructuring of the Company and the purchase of the shares of certain previous investors. In connection with such restructuring, the Company obligated itself to repay certain creditors, out of a repayment pool ("Repayment Pool") to be funded with 10% of the Company's available cash flow in excess of $1,000,000 in any calendar year. Available cash flow is the excess of gross revenues. As of December 31, 1993, the aggregate amount of principal and interest due such creditors was approximately $709,794. During 1994, the Company extinguished all outstanding obligations under the Repayment Pool by paying cash, and in three cases issuing promissory notes, in separately negotiated settlement agreements with the holders of the obligations. The three notes, issued to Nolan Bushnell, Prudential Bache Securities, Inc., and Dr. Freeman, in the original principal amounts of $190,000, $25,000 and $8,770, respectively, were also repaid during 1994, at either their original principal amount, or at a discounted amount. The settlement price in all these agreements was approximately 18% of the obligations' face value.

                           SUMMARY COMPENSATION TABLE

The following table sets forth all cash compensation for services rendered in all capacities to the Company, its subsidiaries and ACTV Interactive for the fiscal years ended December 31, 1994, December 31, 1993, and December 31, 1992 paid to the Company's Chief Executive Officer, the four other most highly compensated executive officers (the "Named Executive Officers") at the end of the above fiscal years whose compensation exceeded $100,000 per annum, and up to two persons whose compensation exceeded $100,000 during the above fiscal years, although they were not executive officers at the end of such years.

                                                      Restricted                          All Others
Name and Principal                                     Stock                               Compen-
Position                 Year    Salary      Bonus     Awards          Options/SARs        sation
----------------------------------------------------------------------------------------------------
William C. Samuels       1994   $150,000    $25,000                   80,000/100,000       $4,320
President, Chief         1993   $150,000                                 152,948/0
Executive Officer(1)     1992   $140,469               $21,037       120,000/160,000

Michael J. Freeman       1994   $162,500                                                   $2,610
Ph.D, Chairman of the    1993   $162,500
Board(2)                 1992   $156,250               $18,620           0/160,000

David Reese              1994   $123,078    $15,000                   40,000/30,000        $990
President, ACTV          1993   $100,000                                 15,317/0
Entertainment(3)         1992   $103,923                              24,000/80,000

Gregory Harper           1994   $126,923    $32,211
President, Technology(4) 1993
                         1992

Bruce Crowley            1994   $69,231                               100,000/100,000      $55,000
President, Distance      1993
Learning(5)              1992

John Lack                1994
President(6)             1993
                         1992   $103,365                                100,000/0

(1) Mr. Samuels has been Chief Executive Officer of the Company since 1993 and Chairman of the Board since November 1994; he has served as a President of the Company since 1989.

(2) Dr. Freeman was Chairman of the Board of Directors until November 1994, and was Chief Executive Officer of the Company from 1985 to 1993.

(3) Mr. Reese has been the Company's Executive Vice President since November 1992 and the President of ACTV Entertainment since November 1994. Prior thereto he was the Company's Vice President of Finance from September 1989 through November 1992.

(4) Mr. Harper served as the President of Technology for the Company from November 1993 to November 3, 1994.

(5) Mr. Crowley has been the President, Distance Learning since October 1994. Prior thereto during 1994, Mr. Crowley performed consulting services for the Company for which he was paid $55,000.

(6) Mr. Lack ceased service as a director and officer of the Company effective September 11, 1992. His compensation included $31,250 in consulting fees paid after the cessation of his employment. Mr. Lack was awarded 400,000 options in 1991 that did not vest. He received 100,000 options in 1992, all of which were exercised in 1993.


         OPTIONS AND STOCK APPRECIATION RIGHTS TO OFFICERS AND DIRECTORS

The following tables set forth certain information with respect to all outstanding stock options and SARs granted or issued during 1994 to the Company's Named Executive Officers and Directors.

                                   SAR GRANTS

                                                                                               Potential Realizable
                                                                                                   Value at Assumed
                                                                                                    Annual Rates of
                                              % of Total                                                Stock Price
                                 Number      SARs Granted        Exercise                          Appreciation for
                                 of SARs     to Employees         Price       Expiration                Option Term
Name of Holders                  Granted     in Fiscal Year     ($/Share)        Date           5%  ($)    10%  ($)
---------------                  -------     --------------     ----------       ----           -------------------

William C. Samuels (1)           100,000         43.48%           $5.50         8/31/04         $223,905   $521,794
David Reese (2)                   30,000         13.04%           $5.50         8/31/04         $67,172    $156,538
Bruce Crowley                    100,000         43.48%           $5.50         6/30/04         $223,905   $521,794



                                  OPTION GRANTS

                                                                                               Potential Realizable
                                                                                                   Value at Assumed
                                                                                                    Annual Rates of
                                               % of Total                                               Stock Price
                                 Number      Options Granted       Exercise                        Appreciation for
                                 of Options   to Employees          Price     Expiration                Option Term
Name of Holders                  Granted     in Fiscal Year       ($/Share)      Date           5%  ($)    10%  ($)
---------------                  -------     --------------        ----------    ----           -------------------
William C. Samuels                80,000         33.33%              $5.50      1/1/02          $162,840   $379,487
David Reese                       40,000         16.67%              $5.50      1/1/02           $81,420   $189,743
Bruce Crowley                    100,000         41.67%              $5.50      7/1/99          $203,550   $474,359

                                       56







                        AGGREGATE OPTION/SAR EXERCISES IN
               LAST YEAR AND FISCAL YEAR-END OPTION/SAR VALUES(1)




                                                                                                               Value of
                                                                                   Number of                  Unexercised
                                                                                  Unexercised                In-the-Money
                                                                                 Options/SARs                Options/SARs
                                         Shares                                    at FY-End                   at FY-End
                                       Acquired on          Value                Exercisable/                Exercisable/
Name                                   Exercise(#)        Realized               Unexercisable               Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
Michael Freeman, Ph.D.                                                         64,000/96,000 SARs          $136,000/$204,000
                                                                                  0/0 Options                   $0/$0
William C. Samuels(2)                    20,000            $50,000             32,000/196,000 SARs         $68,000/$204,000
                                                                             532,948/80,000 Options           $599,567/$0
David Reese                                                                    32,000/78,000 SARs          $68,000/$102,000
                                                                              49,683/15,317 Options           $73,125/$0
Bruce Crowley                                                                   0/100,000 SARs                   $0/$0
                                                                               0/100,000 Options                 $0/$0
Gregory Harper                                                                   26,000/0 SARs                 $25,500/$0
                                                                                94,000/0 Options               $38,250/$0

(1) The closing bid price of a share of the Company's Common Stock at December 31, 1994, was $3 5/8. The base price of all in-the-money SARs was $1.50 and the exercise price of all in-the-money options was $2.50

(2) Mr. Samuels currently owns 20,000 shares issued to him upon the exercise of such options and exercised 32,000 SARs for cash proceeds of $112,000 during the fiscal year ended December 31, 1994.

                            BOARD COMPENSATION REPORT

Executive Compensation Policy

The Company's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. In order to meet these goals, the Company's compensation policy for its executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, the Company's compensation policy also contemplated performance-based cash bonuses. The Company's compensation principles for the Chief Executive Officer are identical to those of the Company's other executive officers.

Cash Compensation. In determining its recommendations for adjustments to officers' base salaries for fiscal 1995, the Company focused primarily on the scope of each officer's
                                       57
responsibilities, each officer's contributions to the Company's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, the Company's assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of the Company's financial position. In certain situations, relating primarily to the completion of important transactions or developments, the Company may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to the Company of the transaction or development.

Equity Compensation. The grant of stock options and stock appreciation rights to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options and stock appreciation rights increases management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. The Board believes that stock options and stock appreciation rights in the Company provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options and stock appreciation rights also create an incentive for executive officers to remain with the Company for the long term. See "Stock Option Plan" and "Stock Appreciation Rights Plan."


Chief Executive Officer Compensation

As indicated above, the factors and criteria upon which the compensation of William C. Samuels, the Chief Executive Officer, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of the Company. The Chief Executive Officer's individual contributions to the Company included his leadership role in establishing and retaining a strong management team, developing and implementing the Company's business plans and attracting investment capital to the Company. In addition, the Company reviewed compensation levels of chief executive officers at comparable companies within the Company's industry.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company did not have a compensation committee during the past fiscal year and all determinations concerning executive compensation for such period for the Company's executive officers were made by the Board of Directors. The Directors abstained from participation in compensation determinations concerning their own compensation. None of the executive officers of the Company has served on the Board of Directors or on the compensation committee of any other entity, any of whose officers served on the Board of Directors of the Company.

                           CORPORATE PERFORMANCE GRAPH







         [The graph shows a comparison of cumulative total stockholder returns from the effective date of the initial public offering of the Company's Common Stock on May 4, 1990 through December 31, 1994 for the Company, the NASDAQ Stock Market-U.S. and the Hambrecht & Quist Technology Index. The graph assumes that the value of the investment in the Company's Common Stock, the NASDAQ Stock Market ("NASDAQ") and Hambrecht & Quist Technology Index ("H&Q") was $100 on May 4, 1990 and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. In December 1990, the cumulative total stockholder returns for such investment in the Company, NASDAQ and H&Q were approximately $40, $90 and $90, respectively; in December 1991: $20, $140 and $130, respectively; in December 1992: $40, $165 and $150,
         respectively;   in  December  1993:   $125,   $190  and  $160,
         respectively; and In December 1994: $60, $190 and $190, respectively.]







                           OTHER COMPENSATION

Outside Directors may be paid an honorarium for attending meetings of the Board of Directors of the Company, in an amount that management anticipates will not exceed $500 per meeting.

              STOCK OPTIONS AND STOCK APPRECIATION RIGHTS


STOCK OPTION PLAN

In December 1986, the Board of Directors approved a stock option plan (the "1986 Plan") that provided for the granting of 24,435 stock options to employees, consultants, officers and directors, as selected by the Board of Directors. As of December 31, 1991, options for 11,413 shares had been granted to eight employees with exercise prices from $0.01 to $8.185 under the 1986 Plan. No further shares are to be granted under the 1986 Plan, since the 1986 Plan has been canceled. By December 31, 1994, all options granted under this plan had been exercised or had expired.

On August 9, 1989, the Board of Directors approved a 1989 Employee Incentive Stock Option Plan and a 1989 Non-Qualified Stock Option Plan (collectively, the "Plans") and on October 20, 1989, the stockholders authorized and approved the adoption of the Plans. Michael J. Freeman is not eligible to participate in either Plan. The 1989 Employee Incentive Stock Option Plan, which is administered by the Board of Directors, provides for the issuance of up to an aggregate of 100,000 shares of Common Stock upon exercise of options granted to key employees. This Plan stipulates that the option price may not be less than fair market value on the date of the grant and, from May 4, 1990, through May 4, 1992, could not be less than $5.50 per share. Options granted under this Plan shall not be exercisable for a period longer than ten (10) years from the date of the grant. The Plan generally provides that at the time of exercise of any option the purchase price must be delivered in cash, or at the option of the Board of Directors, or a committee designated by the Board to administer the Plan (the "Committee"), through delivery of the Company's Common Stock equal in value to the option exercise price, or by a combination thereof. Options under this Plan may be issued as "Incentive Stock Options" under Federal tax laws. As of December 31, 1994, 100,000 options had been granted under this Plan at exercise prices of $2.50 to $5.50 per share, which options expire between the years 2000 and 2002. During 1994, 9,500 options under the Plan were exercised.

The 1989 Non-qualified Stock Option Plan, which is administered by the Board of Directors, provides for the issuance of up to an aggregate of 100,000 shares of Common Stock upon exercise of options granted to employees, officers, directors, consultants and independent contractors. This Plan provides that the Board has the discretion to establish the option exercise price, and that the option exercise price may be less than fair market value at the time of the grant of the option. However, a further provision is that from May 4, 1990 through May 4, 1992, no options could be granted having an exercise price that was less than the higher of the then current market price of the Company's Common Stock or $5.50 per share. Options granted under this Plan shall expire on a date determined by the Board or the Committee, but in no event later than three months after the termination of employment or retainer. This Plan generally provides that the purchase price must be delivered in cash, or if permitted by the Board or the Committee, services rendered or by a combination thereof. As of December 31, 1994, 100,000 options had been granted under this plan at exercise prices of $2.50 to $5.50 per share, which options expire between the years 2000 and 2002. During 1994, 23,000 options under the Plan were exercised.

As of December 31, 1994, the Company had issued options to purchase shares of Common Stock at varying prices, which options expire beginning in 1997 and are not part of the Plans. These include options to Mr. Samuels for 552,948 shares at $2.50 per share and 80,000 at $3.50 per share, to Mr. Reese for 49,683 shares at $2.50 per share and 40,000 at $3.50 per share, and to Mr. Crowley for 100,000 shares at $3.50 per share. As of December 31, 1994, Mr. Samuels has exercised options for 20,000 shares at $2.50 per share.

STOCK APPRECIATION RIGHTS PLAN

The Company's 1992 Stock Appreciation Rights Plan ("SAR Plan") was approved by the Company's stockholders in December 1992. The SAR Plan provides a means whereby employees, officers, directors, consultants and independent contractors may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to SARs. The SAR Plan is designed to promote the long-term interest of the Company and its stockholders by providing the recipients with an additional incentive to promote the financial success of the Company and its subsidiaries. Subject to adjustment as set forth in the SAR Plan, the aggregate number of SARs that may be granted shall not exceed 900,000. The SAR Plan is administered by the Stock Appreciation Rights Committee (the "SAR Committee").

SARs may not be exercised until the expiration of six months from the date of grant, and could in no event be exercised earlier than May 1, 1994. One-fifth of the SARs awarded to a recipient vest at the end of each 12-month period following the date of grant. If a holder of a SAR ceases to be an employee, director or consultant of the Company, or one of its subsidiaries or an affiliate, other than by reason of the holder's death or disability, any SARs that have not vested shall become void. Exercise of SARs also will be subject to such further restrictions (including limits on the time of exercise) as may be required to satisfy the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission and any other applicable law or regulation (including, without limitation, federal and state securities laws and regulations). SARs are not transferable, except by will or under the laws of descent and distribution.

Upon exercise of a SAR, the holder will receive for each share for which a SAR is exercised, as determined by the SAR Committee in its discretion, (a) shares of the Company's Common Stock, (b) cash, or (c) cash and shares of Common Stock, equal to the difference between (i) the fair market value per share of the Common Stock on the date of exercise of the SAR and (ii) the value of a SAR, which amount shall be no less than the fair market value per share of Common Stock on the date of grant of the SAR.

A grant of SARs has no Federal income tax consequences at the time of such grant. Upon the exercise of SARs, the amount of any cash and, generally, the fair market value of any shares of Common Stock received, is taxable to the holder as ordinary income; the Company will have a corresponding deduction. Upon the sale of any Common Stock acquired by the exercise of SARs, holders will realize long-term or short-term capital gains or losses, depending upon their holding period for such Common Stock.

Under the Company's SAR Plan, as of December 31, 1994, the Company had granted a total of 726,000 SARs, including 260,000 to William Samuels, 110,000 to David Reese and 100,000 to Bruce Crowley. The initial price of 482,000 of the 716,000 SARs issued (including 160,000 to Mr. Samuels and 80,000 to Mr. Reese) was $1.50 per share and the initial price of the remaining 244,000 SARs issued (including 100,000 to Mr. Samuels, 30,000 to Mr. Reese and 100,000 to Mr. Crowley) was $5.50 per share. The initial prices of all the SARs granted were equal to the fair market value of a share of Common Stock on the respective dates of grants. During 1994, Mr. Samuels exercised 32,000 SARs and received cash proceeds of $112,000. The SARs expire between 1998 and 2004; one-fifth of the total SARs granted to each recipient vest at the end of each 12 month period following the date of grant.

                             CERTAIN TRANSACTIONS


On March 17, 1992, the Post Company acquired an 8% Convertible Promissory Note of the Company in the principal amount of $1,500,000 (the "Convertible Note") and, in connection therewith, acquired 720,000 unregistered shares of Common
Stock. The principal amount of the Convertible Note was payable in four installments of $375,000, together with accrued interest thereon, on March 15, 1994, September 15, 1994, March 15, 1995, and September 15, 1995. The purpose of this transaction was to provide working capital to the Company. On March 15, 1994, the unpaid principal and accrued and unpaid interest on the Convertible Note were converted into 871,334 shares of Common Stock of the Company at $2.00 per share.

On March 11, 1994, the Post Company entered into a voting agreement with the Company and William C. Samuels, Chief Executive Officer of the Company as voting trustee ("Voting Trustee"), pursuant to which the Post Company has assigned to Mr. Samuels its voting rights with respect to the Company's Common Stock that it holds. This voting trust remains in effect for 10 years, or as long as the Post Company's shareholdings in the Company are greater than 20% or less than 51% of outstanding Common Stock. The Post Company also regains the right to vote its shares of Common Stock under certain circumstances, including the proposal of any amendment to the Company's certificate of incorporation requiring stockholder approval; in case of any reclassification or change of the outstanding Common Stock of the Company, any consolidation of the Company with, or merger of the Company into, another corporation, or in the case of a sale or conveyance to another corporation or other entity of all or substantially all of the property, assets or business of the Company; upon the commencement of a proxy contest regarding the Company's Board of Directors; if a person or entity acquires 20% or more of the outstanding Common Stock of the Company; or if a conflict of interest (as determined by the Post Company in its sole discretion) involving the Voting Trustee or any successor Voting Trustee should arise.

On March 17, 1992, effective with the formation of ACTV Interactive, the Post Company acquired an option (the "Option") pursuant to an option agreement (the "Option Agreement") to purchase an additional 750,000 shares of the Company's Common Stock at $2.00 per share, or $2.50 per share if exercised after March 15, 1994. On March 15, 1994, the Post Company exercised this Option, receiving 750,000 shares at $2.00 per share. On such date, the average of the high bid and ask prices of the Company's Common Stock was $5 7/8. The Post Company also obtained pursuant to the Option Agreement certain "piggyback" and demand registration rights with respect to the 720,000 shares of Common Stock that it purchased in 1992 and the shares of Common Stock that it received upon exercise of the Option and conversion of the Convertible Note. In connection with the Option Agreement, the Post Company also received the right to purchase, from the Company, at a fair market exercise price to be determined, an amount of shares of Common Stock necessary to increase the Post Company's percentage ownership of the total then outstanding shares of Common Stock to 51%.

Such right is exercisable through March 17, 1997, subject to extension in certain circumstances. Until March 17, 1995, the Post Company agreed not to acquire more than 40% of the Company unless certain events occurred, such as a tender offer, a proxy contest, or the acquisition by a third party of in excess of 15% of the Company's Common Stock, as set forth in a standstill agreement between the Company and the Post Company (the "Standstill Agreement").

On July 14, 1992, the Post Company and the Company formed ACTV Interactive to market the Company's Programming Technology for educational applications world-wide. The Post Company invested $2.5 million and owned 51% of ACTV Interactive. ACTV Interactive, Inc., a wholly owned subsidiary of the Company, owned a 49% interest in ACTV Interactive. In connection with the formation of ACTV Interactive, the Company entered into a license agreement (the "License Agreement") with the partnership, pursuant to which ACTV Interactive was given a license to exploit the Programming Technology in the creation and distribution of educational programming. The License Agreement provided for the Company to receive a five percent (5%) royalty on certain revenues generated by ACTV Interactive, subject to certain adjustments.

On March 11, 1994, the Company purchased the Post Company's entire 51% interest in ACTV Interactive for consideration of $4.5 million, consisting of $2.5 million in cash at closing and a $2 million note due December 31, 1996 (the "New Note"). The New Note accrued interest at 8%. The principal of the New Note was secured pursuant to a security agreement through which the Post Company acquired a security interest in and lien with respect to all of the Company's existing United States patents and pending applications. The New Note was paid in full by October 1995.

The consideration for the acquisition by ACTV of the Post Company's interest in ACTV Interactive was based on the value of the ACTV Programming it had developed for education, its marketing and sales of such programming, and the Company's assessment of the future value of the use of the Programming Technology in the education and distance learning markets.

Jay M. Kaplowitz is a Director of the Company and a partner of Gersten, Savage, Kaplowitz & Curtin, LLP, general counsel to the Company. Mr. Kaplowitz owns 2,000 shares and his wife owns 22,500 shares of Common Stock of the Company. In addition, Mr. Kaplowitz owns options to purchase 25,000 shares at an exercise price of $3.50 per share. Edward Curtin, a member of the firm Gersten, Savage, Kaplowitz & Curtin, LLP, owns 2,000 shares of Common Stock of the Company, and Jill Curtin, his spouse, also owns 2,000 shares of the Common Stock of the Company.

All current transactions between the Company, and its officers, directors and principal stockholders or any affiliates thereof are, and in the future such transactions will be, on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                              PRINCIPAL STOCKHOLDERS


The following table sets forth certain information as of December 31, 1995 with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock of the Company, each director of the Company and all officers and directors as a group.


The following table assumes the issuance of all shares of Common Stock being offered hereby and the exercise of all options and warrants for which the underlying shares of Common Stock are being registered pursuant to the Concurrent Prospectus and that the selling security holder under the Concurrent Prospectus does not subsequently sell any of such shares.

The table does not include stock appreciation rights ("SARs"), nor does it include options that have not yet vested or are not exercisable within 60 days of the date hereof.



                                                                                              Percent of
Name and Address                   Number of                Percent of Class                 Class After
of Beneficial Owner                   Shares                 Before Offering                   Offering
-------------------                   ------                 ---------------                   --------
William C. Samuels (1)              3,391,917                     28.43%                         22.30%
ACTV, Inc.
1270 Avenue of the Americas
New York, NY 10020

David Reese  (2)             105,000                                *                   *
ACTV, Inc.
1270 Avenue of the Americas
New York, NY 10020

Jay M. Kaplowitz, Esq. (3)              27,000                      *                   *
Gersten, Savage, Kaplowitz
  & Curtin
575 Lexington Avenue
New York, NY  10022

Richard Hyman                          25,000                        *                  *
Triquest Financial Services
505 Park Avenue
New York, NY 10022

Howard M. Squadron (4)                 65,267                        *                  *
Squadron, Ellenoff, Plesent,
   Sheinfeld & Sorkin
551 Fifth Avenue
New York, NY 10176

                                                                                              Percent of
Name and Address                   Number of                Percent of Class                 Class After
of Beneficial Owner                   Shares                 Before Offering                   Offering
-------------------                   ------                 ---------------                   --------
The Washington Post Company (5)    2,341,334                         20.54%                       15.39%
1150 15th Street, N.W.
Washington, D.C. 20071

All Directors and Officers         3,666,163                           30.16%                  24.11%
as a Group (7 persons)
(1)(2)(3)(4)(7)



*        Indicates Less than 1% of common shares outstanding


(1) Includes (a) 240,950 shares of Common Stock owned by Mr. Samuels, (b) 533,035 shares of Common Stock issuable to Mr. Samuels upon the exercise of stock options, and (c) 2,341,334 shares of Common Stock owned by The Washington Post Company (the "Post Company") and 276,598 shares owned by Dr. Freeman, respectively, which are subject to voting agreements with Mr. Samuels.


(2) Consists of 105,000 shares of Common Stock issuable to Mr. Reese upon the exercise of stock options.

(3) Includes 25,000 shares issuable upon the exercise of the options and does not include 22,500 shares owned by Mr. Kaplowitz's wife, of which he disclaims beneficial ownership.

(4)      Includes 50,000 shares issuable upon the exercise of stock options.


(5) All of the Post Company's shares are subject to a voting agreement with Mr. Samuels. Does not include shares issuable upon the exercise of the right of the Post Company to purchase from the Company, at a fair market exercise price to be determined, the number of shares of Common Stock necessary (Currently 7,083,345 shares) to bring the Post Company's percentage ownership of the total then outstanding shares to 51%. See "CERTAIN TRANSACTIONS." At present, the Company does not have enough shares authorized to accommodate the Post Company should it choose to exercise such right. If the Post Company decides to exercise its right, the Company will seek to take the necessary action to fulfill its obligation.


(6) Does not include shares that may be issued by the Company upon the exercise of SARs.

                           DESCRIPTION OF CAPITAL STOCK

The total authorized capital stock of the Company consists of 17,000,000 shares of Common Stock, par value $0.10 per share, and 1,000,000 shares of Preferred Stock, par value $0.10 per share. The following descriptions of capital stock are qualified in all respects by reference to the Restated Certificate of Incorporation and By-Laws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Common Stock

The holders of Common Stock will elect all directors and are entitled to one vote for each share held of record. As of the date of this Prospectus, 11,386,418 shares of Common Stock were issued and outstanding. All shares of Common Stock will participate equally in dividends, when and as declared by the Board of Directors and in net assets on liquidation. The shares of Common Stock will have no preference, conversion, exchange, preemptive or cumulative voting rights.

Preferred Stock

The Company is authorized by the Restated Certificate of Incorporation to issue up to 1,000,000 shares of Preferred Stock, par value $0.10 per share, designated as Series A Convertible Preferred Stock and Series B Convertible Preferred
Stock. The Company is authorized to issue up to 666,667 shares of Series A Convertible Preferred Stock and 333,333 Series B Convertible Preferred Stock. None of the shares of Preferred Stock are issued and outstanding. Holders of Preferred Stock will be entitled to voting rights equal to the number of shares of Common Stock into which their shares are convertible. The holders of Preferred Stock will be entitled to receive dividends, when and as declared by the Board of Directors, and will have priority over holders of Common Stock as to any declaration or payment of any dividend on the Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of Preferred Stock will be entitled to receive a sum equal to the initial purchase price of the Preferred Stock prior to any distribution to the holders of Common Stock.

The shares of Preferred Stock are convertible into the number of whole shares of Common Stock calculated by dividing (i) the number of shares of Preferred Stock multiplied by the initial conversion price of the shares of Preferred Stock being converted by (ii) the conversion price in effect at the time of conversion. Shares of Preferred Stock issued by the Board of Directors could be utilized, under certain circumstances, to make an attempt to gain control of the Company more difficult or time consuming. For example, shares of Preferred Stock could be issued with certain rights which might have the effect of diluting the percentage of shares of Common Stock owned by a significant stockholder or may result in the entrenchment of management. In addition, shares of Preferred Stock could be issued to purchasers who might side with management in opposing a takeover bid which the Board determines is not in the best interest of the Company and its stockholders. This provision, therefore, may be viewed as having possible anti-takeover effects. A takeover transaction frequently affords stockholders the opportunity to sell their shares at a premium over current market prices. Although the Board of Directors does not contemplate that the issuance of shares of Preferred Stock will have the effect of discouraging takeover proposals or similar transactions, and the Board of Directors does not contemplate issuing Preferred Stock for such purpose, the actual voting and conversion rights of such Preferred Stock could have such an effect.

Warrants and Options

On May 4, 1990, in connection with its initial public offering, the Company issued Redeemable Warrants in registered form pursuant to an agreement, dated May 4, 1990 (the "Warrant Agreement"), between the Company and Continental Stock Transfer & Trust Company. As a result of certain adjustments pursuant to the Warrant Agreement after May 4, 1990, as of May 7, 1993 one Redeemable Warrant represented the right of the registered holder to purchase one and three-tenths (1.3) shares of Common Stock at an exercise price of $4.48 per warrant until May 3, 1994, subject to adjustment.

On April 7, 1993, the Company notified the holders of the Redeemable Warrants of its intention to redeem the Redeemable Warrants on May 7, 1993. The Redeemable Warrants were then required to be exercised prior to the close of business on or before May 6, 1993, and thereafter, the right to purchase the applicable shares of Common Stock was forfeited. A total of 1,507,236 shares were issued upon the exercise of Redeemable Warrants, and the Company received net proceeds of approximately $4,500,000 therefrom.



Pursuant to an agreement between the Company and Josephthal, Lyon & Ross Incorporated (the "Underwriter") in April 1993, (a) all of the holders of the 85,000 warrants issued to the Underwriter in connection with the Company's initial public offering in May 1990 (the "Underwriter's Warrants") relinquished such securities and (b) the Underwriter relinquished its right to receive the warrant solicitation fee of up to an aggregate of approximately $224,500 otherwise payable pursuant to the Warrant Agreement in exchange for warrants (the "1993 Warrants"), including (a) warrants to purchase 85,000 Redeemable Warrants at $.12 per Warrant exercisable at any time through April 30, 1995 (the "New A Warrants") and (b) warrants to purchase 110,500 shares of Common Stock at $.45 per share (the "New B Warrants"), exercisable during the period commencing after the earlier of (i) the sale of a holder's Redeemable Warrants, which were issuable pursuant to such holder's New A Warrants, to the public in the over-the-counter market or (ii) the exercise of such holder's Redeemable Warrants, which were issuable pursuant to such holder's New A Warrants, and terminating at 5:30 p.m. April 30, 1995. Each of the 85,000 Redeemable Warrants were identical to the Redeemable Warrants described above. The 85,000 Redeemable Warrants and the shares of Common Stock issuable upon exercise of the New B Warrants and such Redeemable Warrants were previously offered and sold pursuant to the Registration Statement of which the Concurrent Prospectus forms a part. In addition, the Company and the Underwriter executed a financial advisory and investment banking agreement in April 1993 pursuant to which the Underwriter agreed to provide financial advisory and investment banking services to the Company for two years, and the Company issued the Underwriter warrants to purchase 100,000 shares of Common Stock at $5.50 per share, all of which expired on December 31, 1995.





The Company has currently outstanding options issued under the Plans for 115,500 shares, options for 2,512,499 shares issued other than under the Plans. Of such shares, 100,000 are being offered or have been sold pursuant to the Current Prospectus. Of such shares, 996,718 are being offered pursuant to this Prospectus.

See "MANAGEMENT -- Stock Options and Stock Appreciation Rights" and "CONCURRENT OFFERING."



Transfer Agent

The Company's transfer agent is Continental Stock Transfer & Trust Company, New York, New York 10007.

Shares Eligible for Future Sale


Upon completion of this Offering, there will be 15,128,491 shares of Common Stock outstanding. Of these shares, the 100,000 shares offered pursuant to the Concurrent Prospectus and the 3,614,645 offered hereby will be freely tradeable without restriction under the Securities Act, for so long as the Current Prospectus and this Prospectus are kept current by the Company. An aggregate of approximately 750,000 shares of Common Stock held by existing stockholders will be "restricted" shares as defined in Rule 144.


In general, under Rule 144 a person (or group of persons whose shares are aggregated) who has beneficially owned restricted shares of the Company for at least two years, including any person why may be deemed to be an "affiliate" of the Company (as the term "affiliate" is defined under the Securities Act), is entitled to sell in normal brokerage transactions during the periods when certain information regarding the Company is publicly available, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the Company's shares during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. A person who has not been an "affiliate" of the Company for the three months prior to such sale and who has held restricted shares for at least three years would be entitled to sell such shares without restriction. Most of such restricted shares have been held by non-affiliates of the Company for more than three years by affiliates of the Company for more than two years. Actual sales, or the prospect of sales by the present stockholders of the company, or by future holders of restricted securities under Rule 144, or otherwise, may, in the future, have a depressive effect upon the price of the Company's shares of Common Stock in any market that may develop therefore, and also could render difficult sales of the Company's securities purchased by investors herein.

                              SELLING SECURITY HOLDERS



Up to 3,614,645 of the 3,850,000 Security Holders' Shares to which this Prospectus relates may be sold by Selling Security Holders who have acquired or acquire such shares from the Company (i) upon the exercise of currently exercisable options and warrants, and pursuant to SARs, (ii) upon issuance to consultants pursuant to existing agreements or (iii) upon issuance in connection with certain financings. The Company will not receive any of the proceeds from sales of such shares by Selling Security Holders, but will receive the exercise price upon the exercise of options or warrants by Selling Security Holders.



All costs, expenses and fees in connection with the registration of the Security Holders' Shares will be borne by the Company. All brokerage commissions, if any, attributable to the sale of Security Holders' Shares by Selling Security Holders will be borne by such Selling Security Holders.



The Selling Security Holders are offering hereby a total of 3,614,645 shares of Common Stock. The following table sets forth the name of each person who is a Selling Security Holder, the number of securities owned by each such person at the time of this offering and the number of shares of Common Stock such person will own after the completion of this offering. The following table assumes the exercise of all options and warrants beneficially owned by each such security holder.





                                          Beneficial Ownership                                 Beneficial Ownership
                                          Prior to Offering(1)                                  After Offering(1)
                                          --------------------                                  --------------
Name of Selling                                                           Shares Included
 Security Holder                              Shares       %              In This Offering       Shares         %
---------------                               ------       -              ----------------       ------         -
Washington Post                        2,341,334 (2)     20.54%               2,341,334               -           *
William C. Samuels                     3,391,917 (3)     28.43%                 633,035         346,592       2.28%
David Reese                              105,000 (4)        *                   105,000               -           *
Michael J. Freeman                       276,598          1.82%                  70,956         205,642       1.35%
Howard Squadron                           65,267 (5)        *                    65,267               -           *
James Crook                               34,294 (6)        *                    34,294               -           *
Bruce Crowley                             34,000 (7)        *                    34,000               -           *
Gerard Klauer                             30,000 (8)        *                    30,000               -           *
Christopher Cline                         27,685            *                    27,285         400               *
Comstar Computer                          25,000            *                    25,000               -           *
Craig Ullman                              25,000(10)        *                    25,000               -           *
Ed Downe                                  25,000 (7)        *                    25,000               -           *
Henry Kaufman                             22,000 (7)        *                    22,000               -           *
Jay Kaplowitz                             27,000 (9)        *                    25,000           2,000           *
Sheila Kaplowitz                          22,500            *                    22,500               -           *
Nick Rhodes                               25,000(11)        *                    25,000               -           *
Richard Hyman                             25,000 (7)        *                    25,000               -           *
Wall St. Group                            25,000(11)        *                    25,000               -           *
Barry Berman                              10,833            *                    10,833               -           *

                          Beneficial Ownership                        Beneficial Ownership
                          Prior to Offering(1)                          After Offering(1)
                          -----------------                             --------------
Name of Selling                                  Shares Included
 Security Holder           Shares           %    In This Offering      Shares           %
----------------           ------           -    ----------------      ------           -
Cynthia Baker              10,000 (7)       *        10,000                 -           *
Richter & Co.              18,000 (12)      *         6,000            12,000           *
Mabel Phifer                5,000 (8)       *         5,000                 -           *
Walter Barwick              5,000 (8)       *         5,000                 -           *
Richard Aurelio             4,183 (13)      *         4,183                 -           *
Eric Martinez               4,000 (10)      *         4,000                 -           *
James Kearney               3,000 (10)      *         3,000                 -           *
Linda Baldomir              3,000 (10)      *         3,000                 -           *
ETR & Associates            2,000 (8)       *         2,000                 -           *
John Posteraro                500 (8)       *           500                 -           *
Pierre Rovira                 458           *           458                 -           *

        TOTAL                       3,614,645
                                    =========


--------------
* Indicates less than 1% of common shares outstanding.

(1) Gives effect to exercise of all of the options and warrants for which the underlying shares of Common Stock are being offered hereby and the sale of all of the shares of Common Stock being offered by the Selling Security Holders.

(2) The Shares owned by the Post Company are subject to a voting trust agreement among the Company, the Post Company and William C. Samuels as Voting Trustee, but does not prohibit the Post Company from selling the shares. See "CERTAIN TRANSACTIONS" and "PRINCIPAL STOCKHOLDERS."


(3) Mr. Samuels is President, Chief Executive Officer and a Director of the Company. Includes 240,950 shares owned by Mr. Samuels, up to 533,035 shares of Common Stock issuable to Mr. Samuels upon the exercise of stock options at $2.50 per share, 2,341,334 shares owned of record by the Post Company as to which Mr. Samuels is the Voting Trustee pursuant to an agreement among the Company, the Post Company and Mr. Samuels, as well as 276,598 shares owned of record by Michael J. Freeman as to which Mr. Samuels is the Voting Trustee pursuant to an agreement between Mr. Samuels and Mr. Freeman. See "CERTAIN TRANSACTIONS" and "PRINCIPAL STOCKHOLDERS."







(4) Mr. Reese is Executive Vice President and a Director of the Company. Consists of immediately exercisable options to purchase 55,317 shares of the Company's Common Stock at an exercise price of $3.50 per share and 49,683 shares at an exercise price of $2.50 per share.





(5) Includes immediately exercisable options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $3.50 per share and 25,000 shares at an exercise price of $2.50 per share.





(6) Includes immediately exercisable options to purchase 21,000 shares of the Company's Common Stock at an exercise price of $2.50 per share and 10,000 shares at an exercise price of $3.50 per share.





(7) Consists of immediately exercisable options to purchase shares of the Company's Common Stock at $3.50 per share.





(8) Consists of immediately exercisable options to purchase shares of the Company's Common Stock at $5.50 per share.





(9) Includes immediately exercisable options to purchase 25,000 shares of the Company's Common Stock at $3.50 per share.





(10) Consists of immediately exercisable options to purchase shares of the Company's Common Stock at $2.50 per share.





(11) Consists of immediately exercisable options to purchase shares of the Company's Common Stock at $5.00 per share.





(12) Includes immediately exercisable options to purchase 12,000 shares of the Company's Common Stock at $1.03 per share.





(13) Includes immediately exercisable options to purchase 2,683 shares of the Company's Common Stock at an exercise price of $3.50 per share and 1,500 shares at an exercise price of $2.50 per share.

                              PLAN OF DISTRIBUTION




The Securities offered hereby are the 2,500,000 Company Shares and 3,850,000 Security Holders' Shares. The Company will not engage in any "at the market offering" of securities through this Prospectus.



Company Shares

The Company commenced the offering of the Company Shares promptly after the initial date of the Prospectus and intends to continue the offering until all of the Company Shares have been sold or, prior thereto, until the Company determines, in its sole discretion, to terminate the offering. During the offering period, the Company may, from time to time, sell all or any portion of the Company Shares in one or more negotiated transactions either directly or in an offering underwritten by a broker-dealer on either a firm commitment or best efforts basis. However, the Company currently does not have any commitment from or understanding with any broker-dealer firm to underwrite the offering of any of the Company Shares. If at any time any of the Company Shares are offered on behalf of the Company by a broker-dealer firm, the Company will amend this Prospectus to set forth the name and address of such broker-dealer, the number of shares being offered by such broker-dealer, the terms of such offering, the discounts, commissions or concessions allowed or reallowed or paid to the broker-dealer, and the proposed selling price to the public.

The NASD member firms that currently make a market in the Company's Common Stock, as most recently reported to the Company by the NASD, are Gruntal & Co. Incorporated, Josephthal Lyon & Ross, Dominick & Dominick, Inc., Troster Singer Corp., Sherwood Securities Corp., A.G. Edwards & Sons, Inc., Herzog, Heine, Geduld, Inc., Nash Weiss/Div. of Shatkin Inv., Mayer & Schweitzer Inc., Wagner Stott & Co., Gerald Klauer Mattison & Co., Donald & Co. Securities Inc., Fahnestock & Co., Inc., Wm. V. Frankel & Co., Inc., and Maidstone Financial, Inc. Under the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations thereunder, any person engaged in a distribution of the securities offered by this Prospectus may not simultaneously engage in market-making activities with respect to shares of the Common Stock during the applicable "cooling off" period (two or nine days) prior to the commencement of such distribution.


Security Holders' Shares



Up to 235,355 of the Security Holders' Shares may be issued by the Company (i) upon the exercise of options, warrants or pursuant to SARs, and (ii) to consultants or others.





Up to 3,614,645 of the Security Holders' Shares may be sold by the Selling Security Holders who have acquired or acquire such shares from the Company (i) upon the exercise of currently exercisable options and warrants, and pursuant to SARs, and (ii) upon the issuance to consultants pursuant to existing agreements, and (iii) upon issuance in connection with certain financings. The Company will not receive any of the proceeds from any sales by Selling Security Holders of Security Holder Shares, but will receive the exercise price upon the exercise of options or warrants by the Security Holders. See "SELLING SECURITY HOLDERS."



The Selling Security Holders' sales of shares of Common Stock may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market or the Boston Stock Exchange, in negotiated transactions, through the writing of options on the Common Stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Security Holders may effect such transactions by selling Common Stock directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or the purchasers of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Security Holders and any broker-dealers that act in connection with the sale of the Common Stock or Redeemable Warrants might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because the Selling Security Holders may each be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the Selling Security Holders will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of its shares, the Selling Security Holder, any selling broker or dealer and any "affiliated purchasers" may be subject to Rule 10b-6 under the Exchange Act until its participation in that distribution is completed.

At the time a particular offer of Security Holders' Shares, made by or on behalf of any of the Selling Security Holders, to the extent such offer constitutes as distribution under the Securities Act, a supplement to this Prospectus will be distributed which will set forth the type and number of securities being offered by such Selling Security Holders and the terms of such offering, including the name or names and addresses of any underwriters, dealers or agents, the purchase price paid by any underwriter for securities purchased from the Selling Security Holder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

The Company will bear all costs and expenses of the registration under the Securities Act and certain state securities laws of the Security Holders' Shares. However, all brokerage commissions, if any, attributable to the sale of such shares by holders thereof will be borne by such holders.


                               CONCURRENT OFFERING

Pursuant to the Concurrent Prospectus, there are being offered for sale by a selling security holder 100,000 shares of Common Stock, consisting of 20,000 outstanding shares and 80,000 shares issued or issuable by the Company upon the exercise of currently exercisable options. The Company will not receive any of the proceeds from the sales of the Common Stock by the selling security holder, but will receive the exercise price upon the exercise of options by the selling security holder.


                                    LEGAL MATTERS

Certain legal matters, including the legality of the issuance of the shares of Common Stock offered by the Company, are being passed upon for the Company by Gersten, Savage, Kaplowitz & Curtin, LLP, 575 Lexington Avenue, New York, New York 10022. Jay M. Kaplowitz, a member of Gersten, Savage, Kaplowitz & Curtin, LLP has been a director of the Company since 1989. Mr. Kaplowitz owns 2,000 shares of the Company's Common Stock and other options to purchase 25,000 shares, and Sheila Kaplowitz, his wife, owns 22,500 shares of Common Stock. Edward Curtin, a member of the firm of Gersten, Savage, Kaplowitz & Curtin, LLP, owns 2,000 shares of Common Stock of the Company and Jill Curtin, his wife, also owns 2,000 shares of Common Stock of the Company.


                                        EXPERTS



The consolidated financial statements of ACTV, Inc. as of December 31, 1994 and December 31, 1993 and for the three years ended December 31, 1994 and the financial statements of ACTV Interactive as of December 31, 1993 and December 31, 1992 and for the periods then ended included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.




                                 ADDITIONAL INFORMATION

The Company has filed with the Commission a Registration Statement on Form S-1 with respect to the securities offered by this Prospectus. This Prospectus omits certain information contained in the Registration Statement, as permitted by the Rules and Regulations of the Commission. For further information, reference is made to the Registration Statement, which may be obtained from the Commission's principal facility at 450 Fifth Street, N.W., Washington, D.C., 20549 upon payment of the Commission's charge for copying. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not complete. Where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed to be qualified and amplified in all respects by the provision of the exhibit.

INDEX TO FINANCIAL STATEMENTS



ACTV, Inc. and Subsidiaries - Fiscal Years Ended December 31, 1993 and 1994


Independent Auditors' Report.........................................................................F-2
Consolidated Balance Sheets..........................................................................F-3
Consolidated Statements of Operations................................................................F-4
Consolidated Statements of Shareholders' Equity......................................................F-5
Consolidated Statements of Cash Flows................................................................F-6
Notes to Consolidated Financial Statements...........................................................F-7 to F-16


ACTV Interactive (a general partnership) - Fiscal Period Ended December 31, 1992, and Fiscal Year Ended December 31, 1993

Independent Auditors' Report.........................................................................F-17
Balance Sheets.......................................................................................F-18
Statements of Operations.............................................................................F-19
Statements of Partners' Capital......................................................................F-20
Statements of Cash Flows.............................................................................F-21
Notes to Financial Statements........................................................................F-22 to F-23


ACTV, Inc. and Subsidiaries - Nine Months Ended September 30, 1994 and 1995 (Unaudited)

Consolidated Balance Sheets..........................................................................F-24
Consolidated Statements of Operations................................................................F-25
Consolidated Statements of Shareholders' Equity......................................................F-26
Consolidated Statements of Cash Flows................................................................F-27
Notes to Consolidated Financial Statements...........................................................F-28


ACTV Interactive (a general partnership) - Fiscal Period From January 1, 1994 to March 11, 1994 (Unaudited)

Balance Sheet........................................................................................F-29
Statements of Operations.............................................................................F-30
Statements of Cash Flows.............................................................................F-31
Notes to Financial Statements........................................................................F-32

INDEPENDENT AUDITORS' REPORT



To the Board of Directors of ACTV, Inc.:



We have audited the accompanying consolidated balance sheets of ACTV, Inc. and subsidiaries (the "Company") as of December 31, 1994 and 1993 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1994 and 1993 and the results of its operations and its cash flows in the three year period ended December 31, 1994 in conformity with generally accepted accounting principles.





/s/ Deloitte & Touche LLP


New York, New York
March 15, 1995

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS



         ASSETS

                                                         December 31,              December 31,
                                                                 1993                      1994
                                                                 ----                      ----
Current Assets:
     Cash and cash equivalents.................            $3,858,863                $2,479,840
     Accounts receivable.......................               186,684                   198,353
     Education equipment inventory.............                    --                   146,283
     Other.....................................                 7,001                   114,937
                                                      ----------------          ----------------
         Total current assets..................             4,052,548                 2,939,413
                                                      ----------------          ----------------
     Property and equipment-net................                 6,207                     5,712
                                                      ----------------          ----------------
Other Assets:
     Video program inventory...................             1,074,120                   644,472
     Patents and patents pending...............                42,295                   174,181
     Investment in partnership.................               697,916                        --
     Goodwill..................................                    --                 3,920,304
     Other.....................................                47,634                    49,232
                                                      ----------------          ----------------
         Total other assets....................             1,861,965                 4,788,189
                                                      ----------------          ----------------
              Total............................            $5,920,720                $7,733,314
                                                      ================          ================

         LIABILITIES AND
         SHAREHOLDERS' EQUITY

Current Liabilities:
     Accounts payable and accrued expenses.....                $199,191                   $660,268
     Equipment lease payable (related party)                    290,872                         --
     Deferred stock appreciation rights........               1,299,260                    750,192
     Short-term note payable...................                      --                     25,250
                                                      ------------------         ------------------
         Total current liabilities.............               1,789,323                  1,435,710
Long-term liabilities repayable from repayment
     pool (including amounts payable to related
     parties)..................................                 709,794                         --
Convertible note payable (related party).......               1,511,000                         --
Notes payable (related parties)................                      --                  2,325,061
                                                      ------------------         ------------------
         Total liabilities.....................               4,010,117                  3,760,771
Shareholders' equity:
     Preferred stock, $.10 par value, 1,000,000
         shares authorized, none issued........                      --                         --
     Common stock, $.10 par value, 17,000,000
         shares authorized: issued and outstand-
         ing 6,507,799 at December 31, 1993,
         9,019,550 at December 31, 1994........                 650,780                    901,955
     Additional paid-in capital................              20,332,825                 26,608,830
                                                      ------------------         ------------------
         Total.................................              20,983,605                 27,510,785
     Accumulated deficit.......................             (19,073,002)               (23,538,242)
                                                      ------------------         ------------------
         Total shareholders' equity............               1,910,603                  3,972,543
                                                      ------------------         ------------------
              Total............................              $5,920,720                 $7,733,314
                                                      ==================         ==================

              See Notes to Consolidated  Financial Statements

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                                        Unaudited
                                                                                                                        Pro-Forma
                                                                                                                        (Note 14)
Year Ended December 31,                                       1992                   1993              1994                  1994
                                                              ----                   ----              ----                  ----
Revenues:

   Sales revenues............................                $186,598         $        --           $928,640          $1,128,472
   License fees from related party...........                 338,275             127,746                 --                  --
   Royalties from related party..............                   7,723              36,856              9,776                  --
                                                      ----------------    ----------------   ----------------    ----------------
      Total revenues.........................                 532,596             164,602            938,416           1,128,472
   Cost of Sales.............................                      --                  --            296,839             364,119
                                                                   --
                                                      ----------------    ----------------   ----------------    ----------------
      Gross profit...........................                 532,596             164,602            641,577             764,353

Expenses:

   Operating expenses........................                 348,147             145,344            890,871             983,971
   Selling and administrative................               1,815,425           1,463,962          4,193,931           4,519,997
   Depreciation and amortization.............                 635,275             534,947            446,092             446,092
   Amortization of goodwill..................                      --                  --            343,467             343,467
   Stock appreciation rights.................                      --           1,299,260           (437,068)           (437,068)
                                                      ----------------    ----------------   ----------------    ----------------
      Total expenses.........................               2,798,847           3,443,513          5,437,293           5,856,459

Interest (income)............................                 (18,955)            (56,480)           (43,877)            (47,409)
Interest expense-- related parties...........                 343,008             428,221            226,671             226,671
                                                      ----------------    ----------------   ----------------    ----------------
   Interest expense (income) - net...........                 324,053             371,741            182,794             179,262

Loss before minority interest in equity
   of investee and extraordinary gain                       2,590,304           3,650,652          4,978,510           5,271,368
Interest in ACTV Interactive.................                (187,781)           (506,303)          (143,500)                  --
                                                      ----------------    ----------------   ----------------    ----------------

Net loss before extraordinary
gain.........................................               2,778,085           4,156,955          5,122,010           5,271,368
Gain on extinguishment of debt and equipment
lease obligations............................                      --                  --            656,770             656,770
                                                      ----------------    ----------------   ----------------    ----------------

Net loss.....................................              $2,778,085          $4,156,955         $4,465,240          $4,614,598
                                                      ================    ================   ================    ================

Loss per common share before
extraordinary gain...........................                    $.59                $.72              $ .65                $.67

Loss per common share after
extraordinary gain...........................                    $.59                $.72              $ .57                $.58

Weighted average number of common shares
outstanding..................................               4,665,686           5,800,134          7,897,278           7,897,278




                See Notes to Consolidated Financial Statements

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
From January 1, 1992 to December 31, 1994


                                                         Common Stock                      Additional
                                                                                            Paid-In
                                                     Shares              Amount              Capital             Deficit
                                                     ------              ------              -------             -------
Balances January 1, 1992                               4,043,867           $404,387        $13,508,613        $(12,137,962)
Formation of ACTV Interactive                                ---                ---          1,225,000                  ---
Shares issued to Washington Post
pursuant to Note                                         720,000             72,000            648,000                  ---
Shares issued for services rendered                       64,361              6,436             57,925                  ---
Net Loss                                                     ---                ---                ---          (2,778,085)
                                                  --------------      -------------   ----------------        -------------
Balances December 31, 1992                             4,828,228           $482,823        $15,439,538        $(14,916,047)
Issuance of shares in connection with
exercise of warrant                                    1,507,236            150,723          4,466,996                  ---
Issuance of shares in connection with
exercise of stock options                                172,335             17,234            426,291                  ---
Net loss                                                     ---                ---                ---          (4,156,955)
                                                  --------------      -------------   ----------------        -------------
Balances December 31, 1993                             6,507,799           $650,780        $20,332,825        $(19,073,002)
Issuance of shares in connection with
financing                                                757,100             75,710          2,892,628                  ---
Issuance of shares in connection with
exercise of stock options                                818,317             81,832          1,564,326                  ---
Issuance of shares in connection with
conversion of convertible note                           871,334             87,133          1,508,051                  ---
Issuance of shares for services                           65,000              6,500            311,000
Net loss                                                     ---                ---                ---          (4,465,240)
                                                  --------------      -------------   ----------------        -------------
Balances December 31, 1994                             9,019,550           $901,955         26,608,830        $(23,538,242)
                                                       =========           ========         ==========        =============



                 See Notes to Consolidated Financial Statements.

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS



Year Ended December 31,                                   1992                  1993              1994
                                                          ----                  ----              ----
Cash flows from operating activities:
     Net loss..................................         $2,778,085            $4,156,955            $4,465,240
                                                  -----------------    ------------------    ------------------
Adjustments to reconcile net loss to net
cash used in operations:
     Depreciation and amortization.............            635,275               534,947               789,558
     Stock appreciation rights.................                 --             1,299,260              (549,068)
     Gain on extinguishment of debt and
      equipment lease obligations..............                 --                    --              (656,770)
     Stock issued in lieu of cash
     compensation..............................             64,361                    --               250,000
     Reclassification of equipment.............                 --                    --                 1,151
Changes in assets and liabilities:
     Loss from interest in ACTV Interactive                187,781               506,303               143,500
     Accounts receivable.......................             27,309              (102,945)              (48,917)
     Other assets..............................             20,832                (3,551)               31,765
     Accounts payable and accrued expenses.......          (35,890)              142,668               404,733
     Education equipment inventory.............                 --                    --               (13,183)
     Other liabilities.........................             (2,000)                    --                    --
     Interest payable..........................            342,998               428,000               226,619
                                                  -----------------    ------------------    ------------------
         Net cash used in operating
         activities............................         (1,537,419)           (1,352,273)           (3,885,852)
                                                  -----------------    ------------------    ------------------

Cash flows from financing activities:
     Contribution to partnership...............           (167,000)                   --                    --
     Proceeds from exercise of warrants
     and options...............................                 --             5,061,244             1,646,159
     Proceeds from equity financing............          1,500,000                    --             2,968,338
     Equipment lease repayment.................                 --                    --               (65,000)
     Repayment pool principal repayment........                 --                    --               (71,020)
                                                  -----------------    ------------------    ------------------
Net cash provided by financing activities                1,333,000             5,061,244             4,478,477
Cash flows from investing activities:
     Cash acquired in acquisition of
      remaining interest in affiliate                          --                     --               672,160
     Cash paid for interest in affiliate                       --                     --            (2,500,000)
     Investment in patents pending.............                --                     --              (142,122)
     Investment in property and equipment                  (16,050)               (5,828)               (1,686)
                                                  -----------------    ------------------    ------------------
Net cash used in investing activities                      (16,050)               (5,828)           (1,971,648)
                                                  -----------------    ------------------    ------------------
Net (decrease) increase in cash and cash
equivalents....................................           (220,469)            3,703,143            (1,379,023)
     Cash and cash equivalents,
     beginning of period.......................            376,189               155,720             3,858,863
                                                  -----------------    ------------------    ------------------
     Cash and cash equivalents,
     end of period.............................            155,720             3,858,863             2,479,840
                                                  =================    ==================    ==================


                See Notes to Consolidated Financial Statements.
          Supplemental disclosure of cash flow information:  See Note 15

ACTV, INC. and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization ACTV, Inc., incorporated July 8, 1983, and its subsidiaries (the 'Company' or 'ACTV'), were organized to develop and market a proprietary interactive television programming technology (the 'Programming Technology'), that permits a viewer to experience instantly responsive television. Since its inception, the Company has been engaged in the development of the Programming Technology, as well as the production of interactive programs ('ACTV Programming') and the marketing and sales of the various products and services incorporating the Programming Technology.

In March 1988, the Company formed ACTV Entertainment, Inc. ('ACTV Entertainment'), formerly ACTV Domestic Corporation, and granted it a license to develop, promote, distribute and market interactive television incorporating the Programming Technology in the United States cable, DBS, and broadcast television markets. On June 8, 1993, the Company became the sole shareholder in ACTV Entertainment under the terms of an agreement with a subsidiary of Le Groupe Videotron, Ltee. ('LGV'). The agreement also provides LGV with a 20-year, non-exclusive, royalty-free license to produce ACTV Programming for a limited number of potential Videoway subscribers in the United States, Canada and certain European countries. The license is limited to the condition that neither LGV nor its sublicensees receive any royalty or other fees with respect to ACTV Programming, except for promotion and direct production expenses paid by LGV. Any royalties from third party programmers will be paid exclusively to ACTV Entertainment. The financial statements consolidate the financial results of ACTV Entertainment with those of the Company. ACTV Entertainment is currently dependent on advances and/or loans from the Company.

On July 14, 1992, the Company entered into an agreement with a subsidiary of The Washington Post Company (the 'Post Company') to form ACTV Interactive, a partnership organized for the purpose of marketing products and services incorporating the Company's Programming Technology to the education marketplace. The Company contributed its applicable Programming Technology and the subsidiary of the Post Company contributed $2,500,000 in cash. As a result thereof, the Company recognized an increase of $1,225,000 in its additional paid-in capital representing its pro rata share in the equity of the joint venture. The Company owned, during 1993, through its wholly owned subsidiary ACTV Interactive, Inc. ('Interactive'), formerly ACTV Education, Inc., a 49% interest in ACTV Interactive, and accounted for its investment under the equity method of accounting. Furthermore, under the terms of a worldwide license, the Company received a 5% royalty on sales made by ACTV Interactive. Interactive is currently dependent on advances and/or loans from the Company.

On March 11, 1994, the Company purchased the Post Company's full 51% interest in ACTV Interactive for $2.5 million in cash and a $2 million 8% note due December 31, 1996. (See Note 12.)

Principles of Consolidation The Company's consolidated financial statements include the balances of its two wholly-owned subsidiaries, ACTV Entertainment and Interactive. In consolidation, all intercompany account balances are eliminated.

Property and Equipment - Property and equipment are recorded at cost and depreciated on the straight-line method over their estimated useful lives (generally five years). Depreciation expense for the years ended December 31, 1992, 1993 and 1994 aggregated $135,353, $61,662, and $6,207 respectively.

Video Program Inventory - Video program inventory of the Company, which is stated at the lower of cost or net realizable value, consists of capitalized production costs related to programs completed. All video program inventory for items not currently in use has been fully amortized as of December 31, 1994. The Company is amortizing those programs that are still in use over a period of five years, which approximates their estimated useful life. The balances at December 31, 1993, and 1994, are net of accumulated amortization of $1,626,495 and $2,056,143, respectively. No entertainment programs were in production at either December 31, 1993, or 1994.


Education Equipment - Education equipment consists of ACTV System 500 interactive terminals, ACTV videocassette recorders, television monitors and computer printers that the Company holds in inventory. This inventory is carried on the Company's books at the lower of cost or market.

Patents and Patents Pending - The cost of patents, which for patents issued represents the consideration paid for the assignment of patent rights to the Company by an employee and for patents pending represents legal costs related directly to such patents pending, is being amortized on a straight-line basis over the estimated economic lives of the respective patents (averaging 10 years), which is less than the statutory life of each patent. The balances at December 31, 1993, and 1994, are net of accumulated amortization of $75,086 and $85,969, respectively. The patents and patents pending have been assigned as collateral for obligations to the Post Company under the March 11, 1994, agreement.

Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition - Sales are primarily recorded as products are shipped and services are rendered, using the completed contract method of accounting.

Research and Development - Research and development costs, which represent primarily refinements to the Programming Technology, was de minimus for the year ended December 31, 1992, totaled $171,802 for the year ended December 31, 1993 and $465,740 for the year ended December 31, 1994.

Loss per Common Share - Loss per common share equals net loss divided by the weighted average number of shares of Common Stock outstanding during the period.

Reclassifications - Certain reclassifications have been made in the December 31, 1992, and 1993, financial statements to conform to the December 31, 1994, presentation.

Intangibles - The excess of the purchase price over the fair value of assets acquired (goodwill), which arose in 1994 upon the Company's purchase from the Post Company of its 51% interest in ACTV Interactive (Note 12), is being amortized on a straight-line basis over a period of 10 years. On a quarterly basis, the Company evaluates the realizability of goodwill based upon the expected undiscounted cash flows of the acquired business. Impairments, if any, will be recognized through a charge to operations in the period in which the impairment is deemed to exist. Based on such analysis, the Company does not believe that goodwill has been impaired.

2.  PROPERTY AND EQUIPMENT - NET

Property and equipment - net at December 31, 1993, and 1994, consisted of the following (at cost):

                                                     1993                       1994
                                                     ----                       ----

Machinery and equipment                             $815,436                  $815,949
Office furniture and fixtures                        184,318                   189,515
Vehicles                                              19,105                         0
                                                 -----------            --------------
                                                   1,018,859                 1,005,464

Less accumulated depreciation
                                                   1,012,652                   999,752
                                                   ---------                ----------
Total                                                 $6,207                    $5,712
                                                 ===========               ===========




3.  RESTRUCTURING AND REFINANCING

On June 11, 1985, the Company entered into a Refinancing and Restructuring Agreement (the 'Plan') providing for the termination of prior agreements relating to the formation of ACTV, Inc. The Plan also stated that any amounts owing by the Company to related parties and other creditors at the date of the agreement were the responsibility of the Company. Such amounts were to be repayable solely from the 'Repayment Pool', which was defined as ten percent ,of 'available cash flow' in excess of $1,000,000 generated by the Company in any given calendar year. Available cash flow was defined as the excess of gross revenues (excluding financing proceeds) over certain cash expenditures.

At December 31, 1993 total obligations repayable solely from the Repayment Pool aggregated $709,794.

During 1994, the Company, in separate transactions concluded with all holders of Repayment Pool obligations, settled all outstanding liabilities related to the Repayment Pool. Average consideration paid by the Company in such settlement transactions was approximately 17% of face value. For the year ended December 31, 1994, the Company recoginzed an extraordinary gain of $620,898 related to the Repayment Pool settlement transactions.

4.  RELATED PARTY TRANSACTIONS

Equipment Lease Payable - On January 12, 1984, the Company entered into an equipment lease agreement with a related party. Under the terms of this operating lease, the Company was required to make base rental payments of $8,814 per month for five years. In April of 1986, rental payments were discontinued. All unpaid rentals from April 1986 through December 31, 1988, were accrued as current liabilities in the financial statements for the year ended December 31, 1993, due to the fact that the rental payments may have been paid by a third party, a former officer of the Company, who instituted litigation against the Company to seek reimbursement.

During 1994, the Company settled this dispute by paying $65,000 in cash and by issuing a promissory note in the amount of $190,000 to the complainant. For the year ended December 31, 1994, the Company recognized an extraordinary gain of $35,872 related to this settlement.

Other - Interest  expense on amounts due to related  parties for the years ended
December  31,  1992,  1993  and  1994  aggregated  $19,998,   $20,000,  and  $0,
respectively.

5.  FINANCING ACTIVITIES

During the fourth quarter of 1994, the Company raised approximately $2,970,000 from a series of private sales of shares of the Company's common stock totaling 757,100 shares.

In March 1992, the Company issued to the Post Company $1,500,000 aggregate principal amount of units represented by an 8% convertible note (the 'Convertible Note') and 720,000 shares of the Company's common stock (the 'Common Stock'). Also in March 1992, the Post Company acquired pursuant to an option agreement (the 'Option Agreement') an option to purchase up to 750,000 shares of Common Stock at either $2.00 or $2.50 per share, depending on the date of exercise. Both the conversion of the Convertible Note and the exercise of the option were dependent upon the occurrence of certain events. The Convertible Note required that 25% of the outstanding balance be retired by March 17, 1994, and the remaining outstanding balance be retired in three semi-annual installments. The Company recorded the fair market value of the common shares issued ($720,000) as original issue discount, and had been amortizing this amount over the life of the Notes. The Convertible Note was secured by a security interest as described in Note 12.

In connection with the Option Agreement, the Post Company also received the right to purchase from the Company at a fair market exercise price to be determined an amount of shares of Common Stock necessary to increase the Post Company's percentage ownership of the total then outstanding shares of Common Stock to 51%. Such right is exercisable through March 17, 1997, subject to extension in certain circumstances. Until March 17, 1995, the Post Company agreed not to acquire more than 40% of the Company unless certain events occurred, such as a tender offer, a proxy contest, or the acquisition by a third party of in excess of 15% of the Company's common stock, as set forth in a standstill agreement between the Company and the Post Company.

In March 1994, the Post Company exercised its option to purchase 750,000 shares at $2.00 per share, and converted the Convertible Note's principal, plus accrued interest of $241,000, into 871,334 shares of the Common Stock. (See Note 13.)

In May 1993, the Company completed the redemption of its outstanding Redeemable Warrants. The Company received approximately $4.5 million from the warrant exercise to purchase approximately 1.5 million shares of Common Stock.

The Company's continued marketing of all its products and services on planned levels and timetables is dependent upon the Company's obtaining the additional capital necessary to support the Company's future operations at these levels. Management is continuing its efforts to obtain such additional financing and has retained the services of an investment banking firm toward this end. If the Company is not successful in obtaining such additional financing, management believes that the Company can fund its operations for the next twelve months by reducing certain planned expenditures in certain of the markets it is attempting to develop. If management's assumptions regarding future events prove incorrect, the Company may be unable to fund its operations, even at a reduced level, through the next twelve month period.

6.  SHAREHOLDERS' EQUITY

Common Stock At December 31, 1994, the Company was authorized to issue 17,000,000 shares of Common Stock, of which 9,019,550 were issued and outstanding. During 1992, the Company issued 64,361 shares of Common Stock to three employees in lieu of scheduled compensation and to a consultant and a director in lieu of established fees. The fair market value of these shares at the date of issuance was recorded as an expense in the financial statements.

At December 31, 1994, the Company had reserved shares of Common Stock for issuance as follows:


1989 Qualified Stock Option Plan                                         83,000
1989 Non-Qualified Stock Option Plan                                     69,500
Underwriter's Warrant exercise                                          100,000
Options granted outside of formal plans                               1,401,604
                                                            --------------------

  Total                                                               1,654,104
                                                            ====================

Preferred Stock At December 31, 1994, the Company was authorized to issue 1,000,000 shares of Preferred Stock, par value $0.10 per share, designated as Series A Convertible Preferred Stock (666,667 shares) and Series B Convertible Preferred Stock (333,333 shares). No shares of Preferred Stock are issued and outstanding.



Underwriter Warrants In April 1993, the Company and the underwriter of the Company's initial public offering of May 1990 (the 'Underwriter') executed an agreement pursuant to which the Underwriter will provide financial advisory and investment banking services to the Company for two years, and the Company issued to the Underwriter warrants to purchase 100,000 shares of Common Stock at $5.50 per share, exercisable at any time through December 31, 1995. On the date of issuance of these warrants, the market price of the Company's common shares was greater than the warrant exercise price.

7.  STOCK OPTIONS

During 1989, the Board of Directors approved an Employee Incentive Stock Option Plan (the 'Employee Plan'). The Employee Plan provides for the granting of up to 100,000 options to purchase Common Stock to key employees. The Employee Plan stipulates that the option price be not less than fair market value on the date of grant. Options granted will have an expiration date not to exceed ten years from the date of grant. At December 31, 1994, 100,000 options had been granted under this plan, of which 17,000 had been exercised.

In addition, in August 1989, the Board of Directors approved a Non-Qualified Stock Option Plan (the 'Non-Qualified Plan'), to be administered by the Board or a committee appointed by the Board. The Non-Qualified Plan provides for the granting of up to 100,000 options to purchase shares of Common Stock to employees, officers, directors, consultants and independent contractors. The Non-Qualified Plan stipulates that the option price be not less than fair market value at the date of grant, or such other price as the Board may determine. Options granted under this Plan shall expire on a date determined by the committee but in no event later than three months after the termination of employment or retainer. At December 31, 1994, 100,000 options had been granted under this plan, of which 30,500 had been exercised.

At December 31, 1994, the Company had options outstanding that were issued to a Director, certain employees and consultants for the purchase 1,401,604 shares of Common Stock . The prices of these options range from $2.50 to $8.19 per share; they have expiration dates in the years 1993 through 2002. The options granted are not part of the Employee Incentive Stock Option Plan or the Non-Qualified Stock Option Plan discussed above.

A summary of stock option transactions is as follows:




                                                        December 31,              December 31,
                                                                1993                      1994
                                                                ----                      ----
Options  outstanding, beginning
of period                                                    884,554                 1,442,934
Options granted to employee
pursuant to 1989 Agreement                                   152,948                         0
Warrants granted to joint venture
partner                                                      172,000                         0
Warrants granted to underwriter                              100,000                         0
Options granted outside of formal
plans                                                        251,000                   376,500
Options granted under 1989 Plans                              83,000                         0
Options exercised                                           (172,793)                  (68,316)
Options canceled                                             (27,775)                  (97,014)
                                                  -------------------      --------------------
Options outstanding, end of period                         1,442,934                 1,654,104
                                                  ===================      ====================

Options exercisable, end of period                         1,139,434                 1,064,254
Price range of outstanding options,                          $.82 to                  $2.50 to
  end of period                                               $16.38                     $8.19

8.  STOCK APPRECIATION RIGHTS PLAN

The Company's 1992 Stock Appreciation Rights Plan ('SAR Plan') was approved by the Company's stockholders in December 1992. Subject to adjustment as set forth in the SAR Plan, the aggregate number of Stock Appreciation Rights ('SARs') that may be granted shall not exceed 900,000. The SAR Plan is administered by the Stock Appreciation Rights Committee (the 'SAR Committee').

SARs may not be exercised until the expiration of six months from the date of grant, but in no event were exercisable earlier than May 1, 1994. If a holder of a SAR ceases to be an employee, director or consultant of the Company or one of its subsidiaries or an affiliate, other than by reason of the holder's death or disability, any SARs that have not vested shall become void. SARs are not transferable except by will or under the laws of descent and distribution.

Upon exercise of a SAR, the holder will receive for each share for which a SAR is exercised, as determined by the SAR Committee in its discretion, (a) shares of the Company's Common Stock, (b) cash, or (c) cash and shares of the Company's Common Stock, equal to the difference between (i) the fair market value per share of the Common Stock on the date of exercise of the SAR and (ii) the value of a SAR, which amount shall be no less than the fair market value per share of Common Stock on the date of grant of the SAR.

Under the Company's SAR Plan, as of December 31, 1994, the Company has granted 260,000 SARs to William Samuels, 160,000 SARs to Dr. Michael Freeman, 110,000 to David Reese, 100,000 to Bruce Crowley, 26,000 to Gregory Harper, and 70,000 to James Crook. The initial price of all the SARs granted to Dr. Freeman and Mr. Crook, 160,000 of the SARs granted to Mr. Samuels, 80,000 of the SARs granted to Mr. Reese, and 12,000 of the SARs granted to Mr. Harper was $1.50 per share, an amount equal to the fair market value of a share of Common Stock on the date of grant in 1992. All of the SARs granted to Mr. Crowley, 100,000 of the SARs granted to Mr. Samuels and 30,000 of the SARs granted to Mr. Reese and 12,000 of the SARs granted to Mr. Harper are at the price of $5.50 per share, an amount equal to the fair market value of a share of Common Stock on the respective dates of grant. The SARs expire between 1998 and 2004. One-fifth of the total SARs granted to each recipient vest at the end of each 12-month period following the date of grant.



9.  INCOME TAXES

The Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, 'Accounting for Income Taxes', effective January 1, 1993. There was no cumulative effect of adopting SFAS No. 109 on the Company's financial statements. The Company previously reported taxes under the guidance of APB Opinion No. 11, 'Accounting for Income Taxes.'

Deferred income taxes reflect the net tax effects at an effective tax rate of 35.33% of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. The tax effects of significant items comprising the Company's net deferred tax asset as of December 31, 1994, and December 31, 1993, are as follows:

                                                                              1994               1993
                                                                              ----               ----
         Deferred tax assets:
                Operating loss carryforwards                              $8,225,157          $6,417,000
                Differences between book and tax basis of property           246,539             552,000
                                                                          -----------         -----------
                                                                           8,471,696           6,969,000
         Deferred tax liabilities:
                Differences between book and tax basis of property          (170,010)           (155,000)
                                                                          -----------         -----------
                                                                           8,301,686           6,814,000

         Valuation Allowance                                              (8,301,686)         (6,814,000)
                                                                          -----------         -----------
         Net deferred tax asset                                           $        0          $        0
                                                                          ===========         ===========


The increase in the valuation allowance for the year ended December 31, 1993, was approximately $1,490,000. There was no provision or benefit for Federal income taxes as a result of the net operating loss in the current year.

At December 31, 1994, the Company has federal net operating  loss  carryovers of
approximately   $23,000,000.   These   carryovers  may  be  subject  to  certain
limitations and will expire between the years 1998 and 2008.

10. COMMITMENTS

At December 31, 1994, future aggregate minimum lease commitments under non-cancelable operating leases, which expire in 1995 and 1999, were approximately $258,000. The leases contain customary escalation clauses, based principally on real estate taxes. Rent expense related to these leases for the years ended December 31, 1992, 1993 and 1994 aggregated $172,260, $97,584, and $169,457 respectively. The Company has employment agreements with certain key employees. These agreements extend for a period of a maximum of five years and contain non-competition provisions which extend two years after termination of employment with the Company. At December 31, 1994, the Company is committed to expend a total of $1,871,250 under these agreements.

11. CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and receivables. The Company attempts to mitigate cash investment risks by placing such investments in insured depository accounts and with financial institutions that have high credit ratings. Concentrations of risk with respect to trade receivables exist because of the relatively few companies or other organizations (primarily educational or government bodies) with which the Company currently does business. The Company attempts to limit these risks by closely monitoring the credit of those to whom it is contemplating providing its products, and continuing such credit monitoring activities and other collection activities throughout the payment period. In certain instances, the Company further minimizes concentrations of credit risks by requiring partial advance payments for the products provided.

12. PURCHASE OF REMAINING INTEREST IN SUBSIDIARY

On March 11, 1994, the Company purchased the Post Company's full 51% interest in ACTV Interactive for consideration of $4.5 million, consisting of $2.5 million in cash at closing and a $2 million note due December 31, 1996, (the 'New Note'). The New Note accrues interest at 8%, and must be pre-paid from net proceeds in excess of an aggregate $5 million received by the Company in the event it completes future debt or equity financing. The principal of the New
Note is secured by certain collateral pursuant to a security agreement, through which the Post Company acquired (a) a security interest in and lien, second in priority, with respect to the collateral as to which the Company has granted a first priority security interest pursuant to the Termination Agreement and (b) a security interest in and lien, first in priority, with respect to any existing United States patents and pending applications.

13. CONVERSION OF OPTIONS AND CONVERTIBLE NOTE

On March 15, 1994, the unpaid principal and accrued and unpaid interest on the $1,500,000 Convertible Note were converted into 871,334 shares of Common Stock of the Company at $2.00 per share.

On March 15, 1994, the Post Company exercised its option to purchase an additional 750,000 shares of the Company's Common Stock at $2.00 per share, receiving 750,000 shares at $2.00 per share.

14. UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS FOR THE YEARS
    ENDED DECEMBER 31, 1993, AND DECEMBER 31, 1994

The unaudited pro forma consolidated statement of operations for the year ended December 31, 1994, has been prepared to reflect the financial effects of the event described in Note 12, as if it had occurred on January 1, 1994. This statement consolidates the results of the Company and ACTV Interactive, for the year ended December 31, 1994, with the following adjustments: inclusion of revenues and expenses of ACTV Interactive from January 1, 1994, to March 11, 1994; elimination of intercompany sales and royalty expense; and elimination of the Company's loss for its interest in ACTV Interactive under the equity method of accounting.

The Company's pro forma statement of operations for the year ended December 31, 1993, prepared as indicated above but assuming that the events described in Note 12 and Note 13 occurred January 1, 1993, is as follows:


                  Revenues                                                      $970,498
                  Cost of sales                                                  237,683
                  Operating expenses                                             639,781
                  General and administrative expenses                          2,603,736
                  Depreciation and amortization                                  893,692
                  Stock appreciation rights                                    1,299,260
                  Net interest expense                                            91,014
                                                                                  ------

                  Net loss                                                    $4,794,668
                                                                              ==========
                  Net loss per share                                                $.65
                                                                              ==========

15. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

The consolidated balance sheet at December 31, 1994, reflects non-cash activity during the year ended December 31, 1994, that relates to the Company's purchase on March 11, 1994 of the Washington Post Company's 51% interest in ACTV
Interactive: issuance of note payable of $2,000,000, and the acquisition of net assets other than cash of $118,485. This net asset amount is comprised of current assets of $238,560, fixed assets of $5,176, inventory of $133,101 and current liabilities of $258,352. In addition, in a separate non-cash transaction, the Post Company's convertible note payable was converted to common stock and additional paid in capital (net of original issue discount of $147,484) of $1,595,183. The consolidated balance sheet at December 31, 1994, also reflects non-cash activity during the year ended December 31, 1994, that relates: (i) to the extinguishment of the Company's equipment lease obligation to a related party: issuance of note payable of $190,000; (ii) to the extinguishment of a portion of the Company's contingent Repayment Pool obligation: issuance of note payable of $25,000; and (iii) to the issuance of common stock in exchange for services to be rendered: increase in common stock and additional paid in capital of $67,500 and increase in prepaid expense of $67,500.

The Company made no cash payments of interest or income taxes during the years ended December 31, 1993 and 1994.

INDEPENDENT AUDITORS' REPORT



To the Board of Directors of ACTV Interactive:


We have audited the accompanying balance sheets of ACTV Interactive (the "Partnership") as of December 31, 1993 and 1992 and the related statements of operations, partners' capital and cash flows for the year ended December 31, 1993 and the period from July 14, 1992 (date of formation) through December 31, 1992. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of ACTV Interactive at December 31, 1993 and 1992 and the results of its operations and its cash flows for the year ended December 31, 1993 and the period July 14, 1992 (date of formation) through December 31, 1992 in conformity with generally accepted accounting principles.





/s/ Deloitte & Touche, LLP

New York, New York
March 15, 1994

ACTV INTERACTIVE
BALANCE SHEETS


                                                                              December 31,            December 31,
                                                                                      1992                    1993
                                                                                      ----                    ----
         ASSETS
Current Assets:
     Cash and cash equivalents.........................                         $2,041,987                $969,973
     Accounts receivable...............................                            104,169                 188,174
     Inventory.........................................                             15,883                 148,068
     Other.............................................                                895                  82,720
                                                                        ------------------    --------------------
         Total current assets..........................                          2,162,934               1,388,935
                                                                        ------------------    --------------------
                  Total................................                         $2,162,934              $1,388,935
                                                                        ==================    ====================

         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses (including
     $10,343 payable to related party at December 31,
     1992 and $178,728 payable to related party at
     December 31, 1993)................................                            $38,517                $297,476
     Royalty payable -- related party..................                              7,645                   7,955
                                                                        ------------------     -------------------
         Total current liabilities.....................                             46,162                 305,431
                                                                        ------------------     -------------------
Commitments and Contingencies..........................                                 --                      --
Partners' Capital......................................                          2,116,772               1,083,504
                                                                        ------------------     -------------------
                  Total................................                         $2,162,934              $1,388,935
                                                                        ==================     ===================



                            See Notes to Financial Statements.

ACTV INTERACTIVE
STATEMENTS OF OPERATIONS FOR THE PERIOD FROM JULY 14, 1992
(DATE OF FORMATION) TO DECEMBER 31, 1992 AND THE YEAR ENDED
DECEMBER 31, 1993





                                                                     Period Ended             Year Ended
December 31,                                                         December 31,
                                                                             1992                   1993
                                                                             ----                   ----
Revenues..................................................               $348,473                 $839,165
Cost of Goods Sold........................................                172,394                  238,020
                                                               ------------------       ------------------
Gross Profit..............................................                176,079                  601,145
Expenses:
       General and administrative, including royalty
       expense to related party of $33,269 in 1993 .......
and $11,309 in 1992.......................................                581,960                1,667,142
                                                               ------------------       ------------------
     Loss from operations.................................                405,881                1,065,997
Interest income...........................................                 22,653                   32,727
                                                               ------------------       ------------------
Net Loss..................................................                383,228                1,033,270
                                                               ==================       ==================




                            See Notes to Financial Statements.

ACTV INTERACTIVE
STATEMENT OF PARTNERS' CAPITAL
FROM JULY 14, 1992 (DATE OF FORMATION) TO DECEMBER 31, 1993



                                                        Partners'
                                                   Contributions/                Accumulated               Partners'
                                                    Distributions                    Deficit                 Capital
                                                  ---------------                    -------                 -------
Initial Capital Contribution by Post
Company (July 14, 1992)                                $2,500,000               $       --                $2,500,000
Net Loss                                                                           383,228
                                             --------------------     --------------------     ---------------------
Balances December 31, 1992                             $2,500,000                 $383,228                $2,116,772
Net Loss                                                                         1,033,270
                                             --------------------     --------------------     ---------------------
Balance December 31, 1993                              $2,500,000               $1,416,498                $1,083,502
                                             ====================     ====================     =====================





                            See Notes to Financial Statements.

ACTV INTERACTIVE
STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM JULY 14, 1992
(DATE OF FORMATION) TO DECEMBER 31, 1992 AND THE YEAR ENDED
DECEMBER 31, 1993




                                                                             Period Ended                Year Ended
                                                                             December 31,              December 31,
                                                                                     1992                      1993
                                                                                     ----                      ----

Cash flows from operating activities:
     Net loss.................................................                   $383,228                $1,033,270
                                                                      -------------------      --------------------
Changes in assets and liabilities:
     Accounts receivable......................................                   (104,169)                  (84,005)
     Inventory................................................                    (15,883)                 (132,185)
     Other assets.............................................                       (895)                  (81,825)
     Accounts payable and accrued
         expenses.............................................                     46,162                   259,271
                                                                      -------------------      --------------------

     Net cash (used) in operating
         activities...........................................                   (458,013)               (1,072,014)

Cash flows from financing activities:
     Proceeds from formation of partnership...................                  2,500,000                       --
                                                                      -------------------       -------------------
     Net cash provided by financing activities................                  2,500,000                       --
                                                                      -------------------       -------------------

Net increase (decrease) in cash and cash equivalents..........                  2,041,987                (1,072,014)

Cash and cash equivalents beginning of period.................                         --                 2,041,987
                                                                      -------------------       -------------------

Cash and cash equivalents end of period.......................                  2,041,987                   969,973
                                                                      ===================       ===================




                             See Notes to Financial Statements.

ACTV INTERACTIVE

Notes To Financial Statements For The Periods Ended December 31, 1992 and December 31, 1993

1.    ORGANIZATION

      On July 14, 1992, a subsidiary of the Company entered into a partnership agreement (the "Partnership Agreement") with a subsidiary of The Washington Post Company (the "Post Company") to form ACTV Interactive ("Interactive"), a partnership organized pursuant to the provisions of the partnership law of the State of Delaware for the purpose of marketing products and services incorporating the Programming Technology to the education marketplace. Upon the formation of Interactive, the Company contributed its Programming Technology and the Post Company contributed $2,500,000. The Post Company at December 31, 1993 owned a 51% interest in Interactive and the Company owned a 49% interest. Furthermore, the Company received a 5% royalty on certain sales made by Interactive. The Programming Technology contributed by the Company to the partnership is recorded at the Company's historical cost, which is zero, because the Company expensed the research and development costs related to the Programming Technology.

2.    SIGNIFICANT ACCOUNTING POLICIES

      Partnership Income/Loss Allocation- Since its formation Interactive has not generated revenues sufficient to fund its operations and has experienced operating losses. Profits and losses have been allocated to the partners based upon the allocation percentages outlined in the Partnership Agreement.

      Revenue Recognition- Sales are primarily recorded as products are shipped and services are rendered, using the completed contract method of accounting.

      Cash Equivalents- Interactive considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

      Operating Losses- Since inception, Interactive's revenues have been insufficient to fund operations. Management believes, however, that its current funds will be sufficient to fund ongoing operations for the next twelve months.

      Inventory- Inventory, which consists principally of interactive terminals with ACTV Programming functionality and VCRs that are modified for use with the terminals, is valued at the lower of cost or market.

3.    ALLOCATED EXPENSES

      Certain expenses reported by Interactive are expenses that were incurred by the Company and allocated to Interactive. These allocations, depending on the expense, are based either on actual usage by each entity of the good or service consumed, or on pre-set formulas, which are reviewed from time to time by management for their appropriateness. In 1992 and 1993, the approximate aggregate values of allocated expenses were $330,000 and $480,000, respectively.

4.    CONCENTRATIONS OF CREDIT RISK

      Financial instruments that potentially subject Interactive to concentrations of credit risk consist principally of temporary cash investments and trade receivables. Interactive attempts to mitigate such risks by placing its temporary cash investments in insured depository accounts or with high credit-rated financial institutions. Concentrations of risk with respect to trade receivables exist because of the relatively few companies or other organizations (primarily educational or government bodies), with which Interactive currently does business. Interactive attempts to limit these risks by closely monitoring the credit of those to whom it is contemplating providing its products, and continuing such credit monitoring activities and other collection activities throughout the payment period. In certain instances, Interactive further minimizes concentrations of credit risks by requiring partial advance payments for the products provided.

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)



                                                          September 30,
                                                                   1995
                                                                   ----
         ASSETS
Current Assets:
     Cash and cash equivalents.................              $5,090,642
     Accounts receivable.......................                 337,211
     Education equipment inventory.............                 169,610
     Other.....................................                  84,571
                                                      -----------------
         Total current assets..................               5,682,034
                                                      -----------------
     Property and equipment-net................                 422,202
                                                      -----------------
Other Assets:
     Video program inventory...................                 322,236
     Patents and patents pending...............                 272,780
     Goodwill..................................               3,600,525
     Other.....................................                 155,157
                                                      -----------------
         Total other assets....................               4,350,698
                                                      -----------------
              Total............................             $10,454,934
                                                      =================

         LIABILITIES AND
         SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses.....                 929,355
     Deferred stock appreciation rights........               1,294,148
     Short-term note payable...................                      --
                                                      -----------------
         Total current liabilities.............               2,223,503
Notes payable (related parties)................                 222,219
                                                      -----------------
Shareholders' equity:
     Preferred stock, $.10 par value, 1,000,000
         shares authorized, none issued.......                       --
     Common stock, $.10 par value, 17,000,000
         shares authorized: issued and outstand-
         ing 11,375,150 at September 30, 1995..               1,137,515

     Additional paid-in capital................              36,634,659
     Notes receivable from stock sales.........               (567,500)
                                                      -----------------
     Accumulated deficit.......................             (29,195,462)
                                                      -----------------
         Total shareholders' equity............               8,009,212
                                                      =================
              Total............................             $10,454,934
                                                      =================




                      See Notes to Consolidated Financial Statements

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)



                                                     Nine Month Periods
                                                     Ended September 30,
                                                    1994               1995
                                                    ----               ----
Revenues:

   Sales revenues....................           $758,963         $1,075,925
   Royalties from related party......              9,776                 --
                                         ---------------    ---------------
      Total revenues.................            768,739          1,075,925

   Cost of Sales.....................            233,661            318,665
                                         ---------------    ---------------
      Gross profit...................            535,078            757,260

Expenses:
   Operating expenses................            751,581            829,781
   Selling and administrative........          2,870,441          3,600,124
   Depreciation and amortization.....            334,259            499,261
   Amortization of goodwill..........            236,874            319,779
   Stock appreciation rights.........            (11,095)         1,249,206
                                         ---------------    ---------------
      Total expense..................          4,182,060          6,498,151

Interest (income)....................            (37,995)           (83,150)
Interest expense - related parties...            184,186             93,596
                                         ---------------    ---------------
   Interest expense (income) - net...            146,191             10,446
Other (income).......................             (7,316)                --

Loss before minority interest in
   equity of investee................          3,785,857          5,751,337
Interest in ACTV Interactive.........            143,500                 --
                                         ---------------    ---------------
Net loss before extraordinary
gain.................................          3,929,357          5,751,337
Extraordinary gain on retirement of
debt.................................            521,803             94,117
                                         ---------------    ---------------
Net loss.............................         $3,407,554         $5,657,220
                                         ===============    ===============

Loss per share before extraordinary
gain.................................               $.51               $.59

Loss per share after extraordinary
gain.................................               $.44               $.58
                                         ================   ================

Weighted average number of
common shares outstanding............          7,699,790          9,748,209




                  See Notes to Consolidated Financial Statements

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
From December 31, 1994 to September 30, 1995
(Unaudited)


                                                     Common Stock                         Additional
                                                     ------------                           Paid-In
                                                        Shares              Amount          Capital            Deficit
                                                        ------              ------          -------            -------

Balances December 31, 1994                             9,019,550           $901,955        $26,608,830        $(23,538,242)
Shares issued for services rendered                       68,329              6,833            273,362
Issuance of shares in connection with
financings                                             1,990,293            199,029          8,730,626
Issuance of shares in connection with
exercise of stock options                                296,956             29,696          1,021,841
Net loss                                                     ---                ---                ---          (5,657,220)
                                                      ----------         ----------        -----------        -------------
Balances September 30, 1995                           11,375,150         $1,137,515        $36,634,659        $(29,195,462)
                                                      ==========         ==========        ===========        =============

              See Notes to Consolidated Financial Statements.

ACTV, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)


                                                       Nine Month Periods
                                                       Ended September 30,
                                                          1994              1995
                                                          ----              ----
Cash flows from operating activities:
     Net loss..................................         $3,407,554            $5,657,220
                                                  -----------------    ------------------

Adjustments to reconcile net loss to net cash used in operations:
     Depreciation and amortization.............            571,133               926,402
     Stock appreciation rights.................            (11,095)              543,956
     Gain on extinguishment of repayment
        pool and equipment lease obligations              (521,804)                    --
     Gain on extinguishment of debt
         obligations...........................                 --               (94,717)
     Reclassification of equipment                           1,151                    --
     Common stock issued for services                           --               563,430
Changes in assets and liabilities:
     Loss from interest in ACTV Interactive                143,500                    --
     Accounts receivable.......................           (179,195)              (138,858)
     Other assets..............................            (12,736)                56,992
     Accounts payable and accrued expenses                 160,420                  3,986
     Education equipment inventory.............             23,165                (23,327)
     Receivable from affiliate.................            (15,324)                    --
     Interest payable..........................            184,188                 93,333
                                                  -----------------    ------------------
                                                  -----------------    ------------------
              Net cash (used) in operating
              activities.......................         (3,064,151)           (3,726,023)
                                                  -----------------    ------------------
Cash flows from financing activities:
     Proceeds from sale of common stock                         --             8,951,859
     Proceeds from exercise of warrants
     and options...............................          1,608,660                68,600
     Discounted prepayment of note.............                 --              (101,458)   ,
     Note repayments...........................                 --            (2,025,250)
     Equipment lease repayment.................            (65,000)                   --
     Repayment pool principal repayment........            (45,000)                   --
                                                  -----------------    ------------------
                                                  -----------------    ------------------
Net cash provided by (used in) financing
activities.....................................          1,498,660              6,893,751
Cash flows from investing activities:
     Cash acquired in acquisition of
         remaining interest in affiliate                   672,160                    --
     Cash paid for interest in affiliate                (2,500,000)                   --
     Investment in patents pending.............           (111,691)                   --
     Investment in property and equipment                   (1,150)              (556,926)
                                                  -----------------    ------------------
                                                  -----------------    ------------------
Net cash used in investing activities                   (1,940,681)              (556,926)
                                                  -----------------    ------------------
                                                  -----------------    ------------------
Net increase (decrease) in cash and cash
equivalents....................................         (3,506,172)             2,610,802
     Cash and cash equivalents,
     beginning of period.......................          3,858,863              2,479,840
                                                  -----------------    ------------------
                                                  -----------------    ------------------
     Cash and cash equivalents,
     end of period.............................            352,691              5,090,642
                                                  =================    ==================

             Supplemental disclosure of noncash investing activity: see notes to consolidated financial statements

ACTV, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1994 AND SEPTEMBER 30, 1995

1. The consolidated financial statements for the periods ended September 30, 1994 and September 30, 1995 are unaudited. In the opinion of management, these consolidated financial statements reflect all normal, recurring adjustments necessary for a fair presentation of the results for all periods. The financial results for the interim periods presented are not necessarily indicative of the results to be expected for either succeeding quarters or the full fiscal year.

2. For a summary of significant accounting policies and additional financial information, see the Company's consolidated financial statements for the years ended December 31, 1993 and December 31, 1994.

3. The consolidated statements of operations for the nine month period ended September 30, 1995, reflect an extraordinary gain of $94,117 on the extinguishment of an obligation to Nolan Bushnell. On April 25, 1994, the Company entered into a Settlement Agreement (the "Bushnell Settlement Agreement") with Mr. Bushnell under which Mr. Bushnell released the Company from certain obligations. Pursuant to the Bushnell Settlement Agreement, ACTV issued to Mr. Bushnell, among other consideration, a promissory note in the principal amount of $190,000, payable in two installments on June 30, 1995, and June 30, 1996. In January 1995, the Company and Mr. Bushnell agreed to a discounting of the note for payment in full at that time. Separately, the consolidated statements  of  operations  for the three  month and nine  month  periods  ended
September 30, 1994, reflect an extraordinary gain of $231,845 on the extinguishment of certain obligations to Nolan Bushnell and Catalyst Technologies.

4. The Company's balance sheet at September 30, 1995 reflects a debit to shareholders' equity of $567,500 related to non-recourse loans made by the Company to certain employees in August 1995 to purchase the Company's Common Stock by exercising options. The due dates of the non-recourse loans correspond with the respective expiration dates of the options exercised.

5. The following pro forma consolidated statement of operations for the nine months ended September 30, 1994 has been prepared to reflect the financial effects of the Company's March 11, 1994, purchase of the Washington Post Company's interest in ACTV Interactive as if it had occurred on January 1, 1994. This statement consolidates the results of the Company and ACTV Interactive for the nine months ended September 30, 1994, with the following adjustments: elimination of intercompany sales and royalty expense, recognition of increased amortization expense related to goodwill, recognition of increased interest expense on the $2 million note payable to the Washington Post Company, and elimination of the Company's loss related to its interest in ACTV Interactive under the equity method of accounting.

                  Revenues                                                $958,795
                  Cost of sales                                            300,941
                  Operating expenses                                       844,681
                  General and administrative expenses                    3,196,507
                  Depreciation and amortization                            571,133
                  Stock appreciation rights                                (11,095)
                  Net interest expense                                     142,659
                  Other income                                               7,316
                  Extraordinary gain                                       521,803
                                                                           -------

                  Net loss                                               $3,556,912
                                                                         ==========
                  Net loss per share                                           $.46
                                                                               ====

                                                         F-28

ACTV INTERACTIVE
BALANCE SHEETS


                                                                                 March 11,
                                                                                      1994
                                                                               (Unaudited)
         ASSETS
Current Assets:
     Cash and cash equivalents.........................                           $672,160
     Accounts receivable...............................                            164,759
     Inventory.........................................                            133,101
     Other.............................................                             78,976
                                                                        -------------------
         Total current assets..........................                          1,048,996
                                                                        -------------------
                  Total................................                         $1,048,996
                                                                        ===================

         LIABILITIES AND
         SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts  payable  and  accrued  expenses
     (including  $201,484 payable
     to related party at March 11, 1994)...............                           $258,100
     Royalty payable-- related party...................                                250
                                                                        -------------------
         Total current liabilities.....................                            258,350
                                                                        -------------------
Commitments and Contingencies..........................                                 --
Partners' Capital                                                                  790,646
                                                                        -------------------
                  Total................................                         $1,048,996
                                                                        ===================



                     See Notes to Financial Statements.

ACTV INTERACTIVE
STATEMENTS OF OPERATIONS FOR THE 3 MONTHS ENDED MARCH 31, 1993 AND FOR THE PERIOD FROM JANUARY 1, 1994 TO MARCH 11, 1994
(Unaudited)





                                                                   3 Months Ended             Period Ended
                                                                        March 31,                March 11,
                                                                             1993                     1994
                                                                             ----                     ----
Revenues..................................................               $157,641                 $199,832
Cost of Goods Sold........................................                 70,839                   67,280
                                                               -------------------      -------------------
Gross Profit..............................................                 86,802                  132,552
Expenses:
       General and administrative, including royalty
       expense to related party of $6,483 in 1993 and
               $9,801 in 1994.............................                355,993                  428,942
                                                               -------------------      -------------------
     Loss from operations.................................                269,191                  296,390
Interest income...........................................                 10,509                    3,532
                                                               -------------------      -------------------
Net Loss..................................................                258,682                  292,858
                                                               ===================      ===================



                                          See Notes to Financial Statements.





                                                         F-30




ACTV INTERACTIVE
STATEMENTS OF CASH FLOWS FOR THE 3 MONTHS ENDED MARCH 31,
1993 AND FOR THE PERIOD FROM JANUARY 1, 1994 TO MARCH 11, 1994
(Unaudited)



                                                                            3 Months Ended              Period Ended
                                                                                 March 31,                 March 11,
                                                                                      1993                      1994
                                                                                      ----                      ----
Cash flows from operating activities:
     Net loss.................................................                    $258,682                  $292,858
                                                                        -------------------      --------------------
Changes in assets and liabilities:
     Accounts receivable......................................                    (117,888)                   23,415
     Inventory................................................                      10,730                    14,967
     Other assets.............................................                      (2,226)                    3,744
     Accounts payable and accrued
         expenses.............................................                      77,002                   (47,081)
                                                                        -------------------      --------------------

     Net cash (used) in operating
         activities...........................................                    (291,064)                 (297,813)

Cash flows from financing activities:                                                   --                        --
                                                                        -------------------      --------------------
     Net cash provided by financing activities................                          --                        --
                                                                        -------------------      --------------------

Net (decrease) in cash and cash equivalents...................                    (291,064)                 (297,813)

Cash and cash equivalents beginning of period.................                   2,041,987                   969,973
                                                                        -------------------      --------------------

Cash and cash equivalents end of period.......................                   1,750,923                   672,160
                                                                        ===================      ====================

                      See Notes to Financial Statements.

ACTV INTERACTIVE
NOTES TO FINANCIAL STATEMENTS


1. The financial statements for the periods ended March 31, 1993 and March 11, 1994 are unaudited. In the opinion of management, these financial statements reflect all adjustments necessary for a fair presentation of the results for all periods. The financial results for the interim periods presented are not necessarily indicative of the results to be expected for either succeeding quarters or the full fiscal year.

2. On March 11, 1994, ACTV, Inc. acquired the Washington Post Company's entire 51% interest in ACTV Interactive for consideration of $4.5 million, consisting of $2.5 million in cash at closing and a $2 million note due December 31, 1996.

No underwriter, dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation to any person in any jurisdiction where such offer or solicitation would be unlawful. Neither delivery of this Prospectus nor any Common Stock sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.



              TABLE OF CONTENTS

                                                 Page
Prospectus Summary................                  4
Risk Factors......................                  9
Dilution..........................                 17
Use of Proceeds...................                 18
Certain Market Information........                 19
Capitalization....................                 20
Dividend Policy...................                 21
Summary Financial Data............                 21
Management's Discussion and
  Analysis of Financial
  Condition and Results
  of Operations...................                 23
Business..........................                 34
Management........................                 51
Certain Transactions..............                 64
Principal Stockholders............                 65
Description of Capital Stock......                 67
Selling Security Holders..........                 70
Plan of Distribution..............                 73
Concurrent Offering...............                 74
Legal Matters.....................                 75
Experts...........................                 75
Index to Financial Statements.....                F-1



ACTV, INC.

2,500,000  shares of
Common Stock offered
by the Company

3,850,000 shares of Common Stock

(1) 235,355 Shares Issuable by
the Company Upon the Exercise
of Options, Warrants, Pursuant
to SARs, or to Others
(2) 3,614,645 Shares Offered by
Selling Security Holders



---------------- , 1996

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


   14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to paragraph "Twelfth" of the Restated Certificate of Incorporation of the Company (Exhibit 4.1.1), which contains a provision, as permitted by Section 145 of the Delaware General Corporation Law, that eliminates the personal liability of directors to the Company and its stockholders for monetary damages for unintentional breach of a director's fiduciary duty to the Company. This provision does not permit any limitation on, or elimination of the liability of a director for disloyalty to the Company or its stockholders, for failing to acting good faith, for engaging in intentional misconduct or a knowing violation of law, for obtaining an improper personal benefit or for paying a dividend or approving a stock repurchase that was illegal under the Delaware General Corporation Law.

         The Restated Certificate of Incorporation and By-Laws of the Company require the Company to indemnify directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation (a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action. Moreover, the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise,  the  Company  has been  advised  that in the opinion of the
         Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  15.    RECENT SALES OF UNREGISTERED SECURITIES.

         The following tables set forth certain information with respect to sales by the Company of its Common Stock, and Stock Options during the past three years. All such sales were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as there was no public offering involved insofar as each investor had access to all material information regarding the Company and each was adequately familiar with the affairs of the Company.

COMMON STOCK
                                             Date of               Purchase
Purchaser                        Shares     Purchase        Price Per Share
---------                        ------     --------        ---------------
The Washington Post
  Company(2)                    750,000         3/93                  $2.00
The Washington Post
  Company(3)                    871,334         3/93                  $2.00
Malarky-Taylor(2)                 1,155         4/94                  $2.35
Eric Martinez                     3,000         5/94                  $2.50
David Brenner(2)                 14,661         9/94                  $0.82
William C. Samuels(2)            10,000         9/94                  $2.50
William C. Samuels(2)            10,000         9/94                  $2.50
David Brenner (2)                14,661        10/94                  $ .82
Monarch Development
  Corp.                          75,000        10/94                  $3.00
Bola Business
  Systems                        75,000        10/94                  $2.98
Bola Business Ltd.               75,000        10/94                  $2.98
Monarch Development              75,000        10/94                  $3.00
Westfield Securities(4)          50,000        11/94                  $5.00
Maidstone Financial,
  Inc.(4)                        15,000        12/94                  $4.50
Monarch Development              50,000        12/94                  $2.70
Bola Business Ltd.               50,000        12/94                  $2.70
Cameron Associates(4)             5,715         1/95                  $3.44
Christopher Cline(4)              2,285         1/95                  $1.75
Shar Offenberg(4)                15,000         1/95                  $4.69
James Crook(4)                    1,200         1/95                  $1.75
Maidstone Financial,
  Inc.(4)                        10,000         1/95                  $4.63
Comstar Computer
 Corp.(4)                        25,000         2/95                  $4.80
Richter & Co.(2)                  6,000         3/95                  $1.03
ETR & Associates(4)               6,000         4/95                  $4.75
John Posteraro(4)                 1,500         4/95                  $4.75
William C. Samuels(2)            20,000         4/95                  $2.50
Covergence Industry
 Assoc.(4)                        1,629         8/95                  $4.97
William C. Samuels(2)            80,000         8/95                  $2.50
William C. Samuels(2)            80,000         8/95                  $3.50

                                             Date of               Purchase
Purchaser                        Shares     Purchase        Price Per Share
---------                        ------     --------        ---------------
Christopher Cline(2)             25,000         8/95                  $3.50
Michael Freeman(2)               70,956        10/95                  $5.75
Barry Berman(2)                  10,833        10/95                  $5.00

(1)  Issued in connection with the loan financing in March 1992.

(2)  Issued upon exercise of an option.

(3) Issued upon conversion of the principal and unpaid accrued interest of an 8% Convertible Promissory Note.

(4)  Issued in lieu of compensation.

STOCK OPTIONS

1989 Incentive Stock Option Plan

                                                          Date          Exercise        Exercised
Name                                  Options           Issued             Price       or Expired
----                                  -------           ------          --------       ----------
Gregory Harper                         10,000             6/92             $2.50           10,000
Linda Baldomir                          1,500            11/92             $2.50                0
Eric Martinez                           5,000            11/92             $2.50            1,000
James Kearney                          12,500            11/92             $2.50            9,500
Richard Aurelio                         5,000            11/92             $2.50            3,500
Alex Feldman                            5,000            11/92             $2.50            5,000
R. James Crook                         12,500            11/92             $2.50                0
Gregory Harper                         12,000             1/93             $2.50           12,000
Craig  Ullman                           6,250             1/93             $2.50                0
Richard Aurelio                         2,433            11/93             $3.50                0
Craig Ullman                           12,500            11/93             $3.50                0
David Reese                            15,317            11/93             $3.50                0

1989 Non-Qualified Plan

                                                          Date          Exercise        Exercised
Name                                  Options           Issued             Price       or Expired
----                                  -------           ------          --------       ----------
Linda Baldomir                          1,500            11/92             $2.50                0
Eric Martinez                           5,000            11/92             $2.50            5,000
James Kearney                          12,500            11/92             $2.50           12,500
Richard Aurelio                         5,000            11/92             $2.50            5,000
Alex Feldman                            5,000            11/92             $2.50            5,000
R. James Crook                         12,500            11/92             $2.50            4,000
Gregory Harper                         12,000             1/93             $2.50           12,000
Howard Squadron                        25,000             1/93             $2.50                0
Steven Cody                             5,000             1/93             $2.50                0
Craig Ullman                            6,250             1/93             $2.50                0
Walter Barwick                          5,000             7/93             $5.50                0
Mabel Phifer                            5,000             7/93             $5.50                0
Richard Aurelio                           250            11/93             $5.50                0

Other Stock Options


                                                          Date          Exercise        Exercised
Name                                  Options           Issued             Price       or Expired
----                                  -------           ------          --------       ----------
William C. Samuels                    152,948             4/93             $2.50           80,000
Gregory Harper                         60,500            10/93             $5.50           60,500
William Frank                         100,000            10/93             $5.50          100,000
Cynthia Baker                          25,000            11/93             $3.50                0
Barry Berman                           25,000            11/93             $5.00           25,000
Christopher Cline                      25,000            11/93             $3.50           25,000
William Morris                         72,000            12/93             $5.50           72,000
William Morris                        100,000            12/93             $5.50          100,000
Tri-Cap                                10,000            12/93             $5.50           10,000
Bruce Crowley                         100,000             7/94             $3.50                0
ETR & Associates                        2,000            10/94             $5.50                0
John Posteraro                            500            10/94             $5.50                0
David Reese                            40,000            11/94             $3.50                0
William C. Samuels                     80,000            11/94             $3.50           80,000
R. James Crook                         20,000            11/94             $3.50                0
Jay M. Kaplowitz                       25,000            11/94             $3.50                0
Gerard Klauer                          30,000            11/94             $5.50                0
Gerard Klauer                           5,000            12/94             $5.50                0
Wall St. Group                         25,000            12/94             $3.50                0
Richard Hyman                          25,000             1/95             $3.50                0
Howard Squadron                        25,000             1/95             $3.50                0
Kaufman                                25,000             1/95             $3.50            3,000
Downe                                  50,000             1/95             $3.50                0
Nick Rhodes                            25,000             3/95             $5.00                0
Brent Imai                             25,000             4/95             $4.00                0
R. Becker                              25,000             4/95             $4.00                0
M. Klein                               25,000             7/95             $4.50                0
B. Batson                              25,000             8/95             $4.50                0
Christopher Cline                      25,000             8/95             $4.00                0
R. Becker                              25,000             8/95             $4.00                0
Richard Aurelio                        10,000             8/95             $4.00                0
Craig Ullman                           25,000             8/95             $4.00                0
Linda Baldomir                          5,000             8/95             $4.00                0
R. Bennett                             20,000             9/95             $0.00           10,000
Paul Mannion                           30,000            12/95             $4.00                0
John Clarke                            30,000            12/95             $4.00                0
William C. Samuels                    100,087            12/95             $2.50                0
Marty Klein                             5,000            12/95             $3.25                0
Bruce Crowley                         201,000            12/95             $3.25                0
David Reese                           330,000            12/95             $3.25                0
William C. Samuels                    525,000            12/95             $3.25                0
Sarnoff                               100,000            12/95             $3.75                0

WARRANTS(1)

                                                          Date          Exercise        Exercised
Name                                 Warrants           Issued             Price       or Expired
----                                 --------           ------          --------       ----------
Lawrence Rice                           6,163             4/93             $ .12              all
Dan Purjes                             44,491             4/93             $ .12              all
Paul Fitzgerald                           101             4/93             $ .12              all
Michael Loew                              142             4/93             $ .12              all
Charles Roden                           4,039             4/93             $ .12              all
Peter Sheib                             6,671             4/93             $ .12              all
Matthew Balk                              571             4/93             $ .12              all
Joan Taylor                             4,000             4/93             $ .12              all
Frank Garriton                          1,000             4/93             $ .12              all
Frank Colen                               600             4/93             $ .12              all
Continental Stock                         212             4/93             $ .12              all
  Transfer & Trust Co.
Averal Satloff                          2,846             4/93             $ .12              all
Mark Schlefer                           8,500             4/93             $ .12              all
Lester Rosenkrantz                      3,504             4/93             $ .12              all
Robin Davis                             2,160             4/93             $ .12              all

                                                          Date          Exercise        Exercised
Name                                 Warrants           Issued             Price       or Expired
----                                 --------           ------          --------       ----------
Josephthal Lyon                       100,000             4/93             $5.50              all
 & Ross, Inc.
Lawrence Rice                           8,012             4/93             $ .45              all
Dan Purjes                             57,838             4/93             $ .45              all
Paul Fitzgerald                           131             4/93             $ .45              all
Michael Loew                              185             4/93             $ .45              all
Charles Roden                           5,251             4/93             $ .45              all
Peter Sheib                             8,672             4/93             $ .45              all
Matthew Balk                              742             4/93             $ .45              all
Joan Taylor                             5,200             4/93             $ .45              all
Frank Garriton                          1,300             4/93             $ .45              all
Frank Colen                               780             4/93             $ .45              all
Continental Stock                         726             4/93             $ .45              all
 Transfer & Trust Co.
Averal Satloff                          3,700             4/93             $ .45              all
Mark Schlefer                          11,050             4/93             $ .45              all
Lester Rosenkrantz                      4,555             4/93             $ .45              all
Robin Davis                             2,808             4/93             $ .45              all
Lawrence Rice(5)                        8,012             4/93             $3.45              all
Dan Purjes(5)                          57,838             4/93             $3.45              all
Paul Fitzgerald(5)                        131             4/93             $3.45              all
Michael Loew(5)                           185             4/93             $3.45              all
Charles Roden(5)                        5,251             4/93             $3.45              all
Peter Sheib(5)                          8,672             4/93             $3.45              all
Matthew Balk(5)                           742             4/93             $3.45              all
Joan Taylor(5)                          5,200             4/93             $3.45              all
Frank Garriton(5)                       1,300             4/93             $3.45              all
Frank Colen(5)                            780             4/93             $3.45              all
Continental Stock(5)                      276             4/93             $3.45              all
 Transfer & Trust Co.
Averal Satloff(5)                       3,700             4/93             $3.45              all
Mark Schlefer(5)                       11,050             4/93             $3.45              all
Lester Rosenkrantz(5)                   4,555             4/93             $3.45              all
Robin Davis(5)                          2,808             4/93             $3.45              all

---------------
(1) Warrants issued pursuant to an agreement between the Company and Josephthal, Lyon & Ross.

16.  FINANCIAL SCHEDULES AND EXHIBITS.

     The following is a list of all the exhibits and financial statement schedules filed as part of the Registration Statement:

(a)  Exhibits (inapplicable items omitted):


3.          (i)(a)         Restated Certificate of Incorporation.*
               (b)         Amendment to Certificate of Incorporation.******
              (ii)         By-Laws.*
             (iii)         Form of Warrant Agreement by and between the Registrant and Continental Stock
                           Transfer and Trust Company, as Warrant Agent.*
              (iv)         Form of Underwriter's Warrant Agreement by and between the Registrant and the
                           Underwriter.*
               (v)         Intentionally Omitted.*

5.             (i)         Opinion of Gersten, Savage, Kaplowitz & Curtin

9.    Voting Trust Agreements
         (i)-(xxi)         Deleted.
            (xxii)         Voting Agreement dated November 11, 1994, by and between William C. Samuels and
                           Michael J. Freeman.
           (xxiii)         Voting Trust Agreement dated March 10, 1994 by and among William C. Samuels, The
                           Washington Post Company and ACTV, Inc. - formerly 10(lxix)******

10.   Material Contracts.

               (i)         Deleted.*
              (ii)         Lease, dated December 5, 1986, by and between the Registrant, as the Tenant, and
                           Rockefeller Center Properties, as the Landlord.*
             (iii)         Deleted.
              (iv)         Deleted
               (v)         Deleted.
              (vi)         License  Agreement,  dated  November 2, 1987,  by and
                           between the  Registrant and Le LGV, Ltee with respect
                           to Canada, Europe and the USSR.*
             (vii)         Deleted.
            (viii)         Stock Purchase Agreement, dated March 8, 1988, by and
                           among   ACTV   Entertainment    Corp.(formerly   ACTV
                           Entertainment Broadcast Corp.), the Registrant and Le
                           LGV Ltee, as Buyer.*
              (ix)         Shareholders Agreement, dated March 8, 1988, by and among ACTV Entertainment
                           Corp. (formerly ACTV Entertainment Broadcast Corp.), as the Corporation, and Le
                           LGV, Ltee and the Registrant, as the Shareholders.*
               (x)         License Agreement, dated August 20, 1994, by and between ACTV Entertainment Corp.
                           as Licensee and the Registrant as Licensor.
              (xi)         Pledge Agreement, dated March 8, 1988, by and between ACTV Entertainment Corp.
                           (formerly ACTV Entertainment Broadcast Corp.), as the Pledgee, and Le LGV, Ltee, as
                           the Pledgor.*
             (xii)         Option Agreement, dated as of November 2, 1987, between the Registrant, as the corpora-
                           tion, and Le LGV Ltee, as the Optionee.*
            (xiii)         Letter agreement, dated November 29, 1988, with LGV, Ltee.*
             (xiv)         Deleted.
              (xv)         United States Patent for Interactive Cable Television System, number 4,264,925, dated


                           April 28, 1981.*
             (xvi)         United States Patent for Dedicated Channel Interactive Cable Television System, number
                           4,264,924, dated April 28, 1981.*
            (xvii)         United States Patent for Method for Expanding Interactive ACTV Displayable Choices for
                           a Given Channel Capacity, number 4,573,072, dated February 25, 1986.*
           (xviii)         United  States  Patent  for Method  for  Providing  A
                           Targeted  Profile  Interactive  CATV Display,  number
                           4,602,279, dated July 22, 1986.*
             (xix)         United States Patent for  One Way Interactive multisubscriber Communication System number, 4,507,680, dated March 26, 1985.*
              (xx)         United States Patent for Interactive Television System for Providing Full Motion Synched
                           Compatible Audio/Visual Displays, number 4,847,698, dated July 11, 1989.*
             (xxi)         United States Patent for Interactive Television System for Providing Full Motion Synched
                           Compatible Audio/Visual Television Signals, number 4,847,700, dated July 11, 1989.*
            (xxii)         United States Patent for Method for Providing an Interactive Full Motion  Synched
                           Compatible Audio/Visual Television Display, number 4,847,699, dated July 11, 1989.*
           (xxiii)         Option Agreement, dated as January 1, 1989, by and between Jay M. Kaplowitz and the
                           Registrant.*
            (xxiv)         Revised Confirmatory Assignment dated October 31, 1989, by and between Michael J.
                           Freeman and the Registrant.*
             (xxv)         Confirmatory Assignment dated September 13, 1989, by and between Michael J. Freeman and the Registrant.*
            (xxvi)         Termination and Settlement Agreement,  dated June 11,
                           1985,  by and among the  Registrant,  as the Company,
                           and Michael Freeman,  Berte  Hirschfield,  as the New
                           Investors,  and Catalyst I Partners,  Nolan  Bushnell
                           and Catalyst Technologies, as the Former Investors.*
           (xxvii)         Financing  Agreement,  dated  June 11,  1985,  by and
                           among the  Registrant,  and Michael  Freeman,  Ph.D.,
                           Berte   Hirschfield  and  Leonard  Schaier,   as  the
                           Investors.*
          (xxviii)         Deleted.
            (xxix)         Letter Agreement, dated June 11, 1985 by and among the Registrant, Berte Hirschfield,
                           Michael Freeman and Prudential-Bache Securities, Inc.*
             (xxx)         Deleted.
            (xxxi)         Articles of Incorporation of ACTV Entertainment Corp. (formerly ACTV Entertainment
                           Broadcast Corp.), filed in the State of New York on March 8, 1988.*
           (xxxii)         By-Laws of ACTV Entertainment Corp. (formerly ACTV Entertainment Broadcast
                           Corp.)*
          (xxxiii)         Form of 1989 Employee Incentive Stock Option Plan.*
           (xxxiv)         Form of Amendment No. 1 to 1989 Employee Incentive Stock Option Plan.*
            (xxxv)         Form of 1989 Employee Non-qualified Stock Option Plan.*
           (xxxvi)         Form of Amendment No. 1 to 1989 Employee Non-qualified Stock Option Plan.*
          (xxxvii)         1986 Non-qualified Stock Option Plan.*
         (xxxviii)         Form of 1986 Non-qualified Stock Option Agreement.*
           (xxxix)         Stock Option Agreement, dated as of August 1, 1989, by and between the Registrant and
                           William C. Samuels.*
              (xl)         Deleted.
             (xli)         Option Agreement dated as of March 1, 1989 by and between David Reese and the
                           Registrant.*
            (xlii)         Deleted.
           (xliii)         Deleted.
            (xliv)         Deleted.
             (xlv)         Deleted
            (xlvi)         Deleted.
           (xlvii)         Deleted.


          (xlviii)         Deleted.
            (xlix)         Deleted.
               (l)         Deleted.
              (li)         Deleted.
             (lii)         Option and Majority Rights Agreement, dated March 17, 1992, by and between the
                           Washington Post Company and the Registrant.***
            (liii)         Convertible Note Purchase Agreement, dated March 17, 1992, by and between the
                           Washington Post Company and the Registrant.***
            (liii)         Standstill Agreement, dated March 17, 1992, by and between the Washington Post
                           Company and the Registrant.***
             (liv)         Common Stock Purchase Agreement, dated March 17, 1992, by and between the
                           Washington Post Company and the Registrant.***
              (lv)         Security Agreement, dated March 17, 1992, by and between the Washington Post
                           Company and the Registrant.***
             (lvi)         8% Convertible Promissory Note, dated March 17, 1992, by and between the Washington
                           Post Company and the Registrant.***
            (lvii)         Consulting and Option Agreement dated March 18, 1991, by and between the Registrant and Peterson Consulting.**
           (lviii)         Partnership Agreement between ACTV Interactive, Inc. and Post Company-Newsweek
                           Education, Inc. dated July 14, 1992.***
             (lix)         New Warrant Agreement between the Registrant, Josephthal Lyon & Ross Incorporated and certain persons dated April 1993.****
              (lx)         Agreement between the Registrant and Josephthal Lyon & Ross
                           Incorporated dated April 1993.****
             (lxi)         US License Agreement dated June 8, 1993 between Videotron Technologies Ltd. and
                           ACTV, Inc.*****
            (lxii)         Foreign License Agreement dated June 8, 1993 between Le Groupe Videotron and ACTV,
                           Inc.*****
           (lxiii)         Stipulation of Settlement dated June 8, 1993 between Le Groupe Videotron and ACTV,
                           Inc.*****
            (lxiv)         Amendment  to the Option  Agreement  dated  March 17,
                           1992 dated June 14, 1993 between the Washington  Post
                           Company and ACTV, Inc.*****
             (lxv)         Deleted.
            (lxvi)         Partnership Interest Purchase Agreement dated March 11, 1994 between The Washington
                           Post Company and ACTV, Inc.******
           (lxvii)         Security Agreement dated March 11, 1994 between The Washington Post Company and
                           ACTV, Inc.******
           (lxiii)         Amendment to Standstill Agreement dated March 11, 1994 between The Washington Post
                           Company and ACTV, Inc.******
            (lxix)         Deleted
             (lxx)         Employment Agreement dated November 10, 1994 between Dr. Michael J. Freeman and
                           ACTV, Inc.
            (lxxi)         Memorandum dated November 23, 1993 between the William Morris Agency and ACTV,
                           Inc.******
           (lxxii)         Settlement Agreement dated April 25, 1994 among Nolan Bushnell, Catalyst Technologies and ACTV, Inc.****
          (lxxiii)         Deleted.
           (lxxiv)         Agreement dated as of February 14, 1994 between Turner Educational Services, Inc. and
                           ACTV, Inc.****
            (lxxv)         Agreement dated as of December 30, 1993 between Phoenix Learning Group and ACTV,
                           Inc.****
           (lxxvi)         Agreement dated as of July 1, 1993 between Bergwall Productions and ACTV, Inc.****


          (lxxvii)         Agreement dated as of October 30, 1992 between The Hastey Pudding Puppet Co., and
                           ACTV, Inc.****
         (lxxviii)         Agreement  dated as of November  30, 1992  between AIMS
                           Media and ACTV, Inc.**** (lxxix) Agreement dated as of January 15,
                           1992 between Agency for Instructional Technology and
                           ACTV, Inc.****
            (lxxx)         Agreement dated December 21, 1992 between Takeoff/Video Educational Excellence and
                           ACTV, Inc.****
           (lxxxi)         Agreement dated June 1, 1994 between Wescott Communications, Inc. and ACTV,
                           Inc.****
          (lxxxii)         Deleted.
         (lxxxiii)         Employment Agreement dated August 1, 1995 between the Company and William C.
                           Samuels. *******
          (lxxxiv)         Employment Agreement dated August 1, 1995 between the Company and David Reese.
                           *******
           (lxxxv)         Agreement dated August 16, 1995 between the Company and Cable News Network, Inc.
                           *******
          (lxxxvi)         Option Agreement dated September 29, 1995, between the Company and Richard H.
                           Bennett.+
         (lxxxvii)         Assignment dated September 29, 1995 between the Company and Richard H. Bennett.+
        (lxxxviii)         Employment Agreement dated as of December 15, 1995 between Bruce Crowley and
                           ACTV.
          (lxxxix)         Joint Venture  Agreement dated as of December 1, 1995
                           between Earth Web, LLC and ACTV.


23.   Consents

               (i)         Consent of Deloitte & Touche LLP
              (ii)         Consent of  Gersten,  Savage,  Kaplowitz & Curtin  (contained  in
                           Exhibit 5)

24.   Power of Attorney (Included on Company Signature Page)

                 *         Incorporated by reference from Form S-1 Registration Statement (File No. 33-34618) which became effective on May 4, 1990.

                **         Incorporated by reference from the Company's Form 10-K for the year ended December 31, 1991.

               ***         Incorporated by reference from the Company's Form 8-K dated July 24, 1991.

              ****         Incorporated by reference from Form S-1 Registration Statement (File No. 33-61320), Post Effective
                           Amendment No. 4 of which became effective on July 22, 1994.

             *****         Incorporated by reference from the Company's Form 8-K dated June 8, 1993.

            ******         Incorporated  by reference to the Company's Form 10-K for the year ended
                           December 31, 1993.

           *******         Incorporated  by reference from Form S-8  Registration  Statement which became effective on October 4, 1995.

+        Previously Filed

   (b)   Financial Statements and Schedules.

         The Financial Statements are included in the Prospectus, and Schedule 4 is included at the end of this Part II. All other Schedules are omitted for the reason that they are not required or are not applicable or the required information is shown in the financial statements or notes thereto.

17.      UNDERTAKINGS.

         The Company hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)      To  include  any  prospectus   required  by  section
                            10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise,  the  Company  has been  advised  that in the opinion of the
         Securities  and Exchange  Commission  such  indemnification  is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                          FINANCIAL STATEMENT SCHEDULES
               INDEBTEDNESS OF AND TO RELATED PARTIES-NON CURRENT

                                    Balance        Additions/     Balance      Additions/    Balance         Additions/     Balance
Name of Person                      12/31/91       Deletions      12/31/92     Deletions     12/31/93        Deletions      12/31/94
--------------                      --------       ---------      --------     ---------     --------        ---------      --------
Catalyst Ventures                    $65,650              $0       $65,650            $0      $65,650          $65,650            $0
Nolan Bushnell                        55,683               0        55,683             0       55,683           55,683             0
Berte Hirschfield                     33,000               0        33,000             0       33,000           33,000             0
Michael Freeman                       10,000               0        10,000             0       10,000           10,000             0
Freeman-Hirschfield Associates        34,400               0        39,400             0       39,400           39,400             0
                                      ------               -        ------             -       ------           ------             -
Total                               $203,733              $0      $203,733            $0     $203,733         $203,733            $0
                                    ========              ==      ========            ==     ========         ========            ==


Note: Indebtedness of and to related parties-non current is reflected in the Company's balance sheet as follows:



                                                            December 31
                                                       1993                 1994
                                                       ----                ----
Note Payable                                         $150,000                $0
Due to related parties-above                          203,733                 0
Due to creditors                                      124,959                 0
Interest Payable                                      231,102                 0
                                                      -------                --
Repayable from Repayment Pool                        $709,794                $0

                          Statement of Differences

The registered trademark symbol shall be expressed as ........ 'r'
The trademark symbol shall be expressed as ................... 'tm'

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New York and State of New York on the 2nd day of January, 1996.


                                  ACTV, INC.


                                  By: /s/ William C. Samuels
                                          --------------------------------------
                                          William C. Samuels
                                          President and Chief Executive Officer





Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.




Signature                           Title                                      Date
---------                           -----                                      ----
/s/ William C. Samuels
---------------------------         Chairman of the Board, President,          January 2, 1996
William C. Samuels                  Chief Executive Officer and Director


*
----------------------------        Director and Executive Vice-President      January 2, 1996
David Reese                         and President -- ACTV Entertainment, Inc.


*
------------------------------      Director, Executive Vice President --      January 2, 1996
Bruce Crowley                       Distance Learning and President - ACTV,
                                    Interactive, Inc.

*
------------------------------      Vice President, Chief Financial Officer    January 2, 1996
Christopher C. Cline                and Secretary


*
------------------------------      Director                                   January 2, 1996
Jay M. Kaplowitz


*
------------------------------      Director                                   January 2, 1996
Richard Hyman

*
------------------------------      Director                                   January 2, 1996
Howard Squadron

*By: /s/ William C. Samuels
     -----------------------
     William C. Samuels
     Attorney-in-fact


                                  EXHIBIT INDEX

3.          (i)(a)         Restated Certificate of Incorporation.*
               (b)                 Amendment to Certificate of Incorporation.******
              (ii)         By-Laws.*
             (iii)         Form of Warrant Agreement by and between the Registrant and Continental Stock
                           Transfer and Trust Company, as Warrant Agent.*
              (iv)         Form of Underwriter's Warrant Agreement by and between the Registrant and the
                           Underwriter.*
               (v)         Intentionally Omitted.*

5.             (i)         Opinion of Gersten, Savage, Kaplowitz & Curtin

9.       Voting Trust Agreements
         (i)-(xxi)         Deleted.
            (xxii)         Voting Agreement dated November 11, 1994, by and between William C. Samuels and
                           Michael J. Freeman.
           (xxiii)         Voting Trust Agreement dated March 10, 1994 by and among William C. Samuels, The
                           Washington Post Company and ACTV, Inc. - formerly 10(lxix)******

10.   Material Contracts.

               (i)         Deleted.*
              (ii)         Lease, dated December 5, 1986, by and between the Registrant, as the Tenant, and
                           Rockefeller Center Properties, as the Landlord.*
             (iii)         Deleted.
              (iv)         Deleted
               (v)         Deleted.
              (vi)         License  Agreement,  dated  November 2, 1987,  by and
                           between the  Registrant and Le LGV, Ltee with respect
                           to Canada, Europe and the USSR.*
             (vii)         Deleted.
            (viii)         Stock Purchase Agreement, dated March 8, 1988, by and
                           among   ACTV   Entertainment    Corp.(formerly   ACTV
                           Entertainment Broadcast Corp.), the Registrant and Le
                           LGV Ltee, as Buyer.*
              (ix)         Shareholders Agreement, dated March 8, 1988, by and among ACTV Entertainment Corp.
                           (formerly ACTV Entertainment Broadcast Corp.), as the Corporation, and Le LGV, Ltee
                           and the Registrant, as the Shareholders.*
               (x)         License Agreement, dated August 20, 1994, by and between ACTV Entertainment Corp.
                           as Licensee and the Registrant as Licensor.
              (xi)         Pledge Agreement, dated March 8, 1988, by and between ACTV Entertainment Corp.
                           (formerly ACTV Entertainment Broadcast Corp.), as the Pledgee, and Le LGV, Ltee, as
                           the Pledgor.*
             (xii)         Option Agreement, dated as of November 2, 1987, between the Registrant, as the corpora-
                           tion, and Le LGV Ltee, as the Optionee.*
            (xiii)         Letter agreement, dated November 29, 1988, with LGV, Ltee.*
             (xiv)         Deleted.
              (xv)         United States Patent for Interactive Cable Television System, number 4,264,925, dated
                           April 28, 1981.*

               (xvi)       United States Patent for Dedicated Channel Interactive Cable Television System, number
                           4,264,924, dated April 28, 1981.*
              (xvii)       United States Patent for Method for Expanding Interactive ACTV Displayable Choices for
                           a Given Channel Capacity, number 4,573,072, dated February 25, 1986.*
             (xviii)       United  States  Patent  for Method  for  Providing  A
                           Targeted  Profile  Interactive  CATV Display,  number
                           4,602,279, dated July 22, 1986.*
               (xix)       United States Patent for  One Way Interactive multisubscriber Communication System number, 4,507,680, dated March 26, 1985.*
                (xx)       United States Patent for Interactive Television System for Providing Full Motion Synched
                           Compatible Audio/Visual Displays, number 4,847,698, dated July 11, 1989.*
               (xxi)       United States Patent for Interactive Television System for Providing Full Motion Synched
                           Compatible Audio/Visual Television Signals, number 4,847,700, dated July 11, 1989.*
              (xxii)       United States Patent for Method for Providing an Interactive Full Motion  Synched
                           Compatible Audio/Visual Television Display, number 4,847,699, dated July 11, 1989.*
             (xxiii)       Option Agreement, dated as January 1, 1989, by and between Jay M. Kaplowitz and the
                           Registrant.*
              (xxiv)       Revised Confirmatory Assignment dated October 31, 1989, by and between Michael J.
                           Freeman and the Registrant.*
               (xxv)       Confirmatory Assignment dated September 13, 1989, by and between Michael J. Freeman and the Registrant.*
              (xxvi)       Termination and Settlement Agreement,  dated June 11,
                           1985,  by and among the  Registrant,  as the Company,
                           and Michael Freeman,  Berte  Hirschfield,  as the New
                           Investors,  and Catalyst I Partners,  Nolan  Bushnell
                           and Catalyst Technologies, as the Former Investors.*
             (xxvii)       Financing  Agreement,  dated  June 11,  1985,  by and
                           among the  Registrant,  and Michael  Freeman,  Ph.D.,
                           Berte   Hirschfield  and  Leonard  Schaier,   as  the
                           Investors.*
            (xxviii)       Deleted.
              (xxix)       Letter Agreement, dated June 11, 1985 by and among the Registrant, Berte Hirschfield,
                           Michael Freeman and Prudential-Bache Securities, Inc.*
               (xxx)       Deleted.
              (xxxi)       Articles of Incorporation of ACTV Entertainment Corp. (formerly ACTV Entertainment
                           Broadcast Corp.), filed in the State of New York on March 8, 1988.*
             (xxxii)       By-Laws of ACTV Entertainment Corp. (formerly ACTV Entertainment Broadcast
                           Corp.)*
            (xxxiii)       Form of 1989 Employee Incentive Stock Option Plan.*
             (xxxiv)       Form of Amendment No. 1 to 1989 Employee Incentive Stock Option Plan.*
              (xxxv)       Form of 1989 Employee Non-qualified Stock Option Plan.*
             (xxxvi)       Form of Amendment No. 1 to 1989 Employee Non-qualified Stock Option Plan.*
            (xxxvii)       1986 Non-qualified Stock Option Plan.*
           (xxxviii)       Form of 1986 Non-qualified Stock Option Agreement.*
             (xxxix)       Stock Option Agreement, dated as of August 1, 1989, by and between the Registrant and
                           William C. Samuels.*
                (xl)       Deleted.
               (xli)       Option Agreement dated as of March 1, 1989 by and between David Reese and the
                           Registrant.*
              (xlii)       Deleted.
             (xliii)       Deleted.
              (xliv)       Deleted.


               (xlv)       Deleted
              (xlvi)       Deleted.
             (xlvii)       Deleted.
            (xlviii)       Deleted.
              (xlix)       Deleted.
                 (l)       Deleted.
                (li)       Deleted.
               (lii)       Option and Majority Rights Agreement, dated March 17, 1992, by and between the
                           Washington Post Company and the Registrant.***
              (liii)       Convertible Note Purchase Agreement, dated March 17, 1992, by and between the
                           Washington Post Company and the Registrant.***
              (liii)       Standstill Agreement, dated March 17, 1992, by and between the Washington Post
                           Company and the Registrant.***
               (liv)       Common Stock Purchase Agreement, dated March 17, 1992, by and between the
                           Washington Post Company and the Registrant.***
                (lv)       Security Agreement, dated March 17, 1992, by and between the Washington Post
                           Company and the Registrant.***
               (lvi)       8% Convertible Promissory Note, dated March 17, 1992, by and between the Washington
                           Post Company and the Registrant.***
              (lvii)       Consulting and Option Agreement dated March 18, 1991, by and between the Registrant and Peterson Consulting.**
             (lviii)       Partnership Agreement between ACTV Interactive, Inc. and Post Company-Newsweek
                           Education, Inc. dated July 14, 1992.***
               (lix)       New Warrant Agreement between the Registrant, Josephthal Lyon & Ross Incorporated and certain persons dated April 1993.****
                (lx)       Agreement between the Registrant and Josephthal Lyon & Ross
                           Incorporated dated April 1993.****
               (lxi)       US License Agreement dated June 8, 1993 between Videotron Technologies Ltd. and
                           ACTV, Inc.*****
              (lxii)       Foreign License Agreement dated June 8, 1993 between Le Groupe Videotron and ACTV,
                           Inc.*****
             (lxiii)       Stipulation of Settlement dated June 8, 1993 between Le Groupe Videotron and ACTV,
                           Inc.*****
              (lxiv)       Amendment  to the Option  Agreement  dated  March 17,
                           1992 dated June 14, 1993 between the Washington  Post
                           Company and ACTV, Inc.*****
               (lxv)       Deleted.
              (lxvi)       Partnership Interest Purchase Agreement dated March 11, 1994 between The Washington
                           Post Company and ACTV, Inc.******
             (lxvii)       Security Agreement dated March 11, 1994 between The Washington Post Company and
                           ACTV, Inc.******
             (lxiii)       Amendment to Standstill Agreement dated March 11, 1994 between The Washington Post
                           Company and ACTV, Inc.******
              (lxix)       Deleted
               (lxx)       Employment Agreement dated November 10, 1994 between Dr. Michael J. Freeman and
                           ACTV, Inc.
              (lxxi)       Memorandum dated November 23, 1993 between the William Morris Agency and ACTV,
                           Inc.******
             (lxxii)       Settlement Agreement dated April 25, 1994 among Nolan Bushnell, Catalyst Technologies and ACTV, Inc.****
            (lxxiii)       Deleted.
             (lxxiv)       Agreement dated as of February 14, 1994 between Turner Educational Services, Inc. and
                           ACTV, Inc.****
              (lxxv)       Agreement dated as of December 30, 1993 between Phoenix Learning Group and ACTV,
                           Inc.****
             (lxxvi)       Agreement dated as of July 1, 1993 between Bergwall Productions and ACTV, Inc.****
            (lxxxii)       Deleted.
           (lxxxiii)       Employment Agreement dated August 1, 1995 between the Company and William C.
                           Samuels. *******
            (lxxxiv)       Employment Agreement dated August 1, 1995 between the Company and David Reese.
                           *******
             (lxxxv)       Agreement dated August 16, 1995 between the Company and Cable News Network, Inc.
                           *******
            (lxxxvi)       Option Agreement dated September 29, 1995, between the Company and Richard H.
                           Bennett.+
           (lxxxvii)       Assignment dated September 29, 1995 between the Company and Richard H. Bennett.+
          (lxxxviii)       Employment Agreement dated as of December 15, 1995 between Bruce Crowley and
                           ACTV.
            (lxxxix)       Joint Venture  Agreement dated as of December 1, 1995
                           between Earth Web, LLC and ACTV.


23.      Consents

         (i)  Consent of Deloitte & Touche LLP
         (ii)  Consent of  Gersten,  Savage,  Kaplowitz & Curtin  (contained  in
         Exhibit 5)

24.      Power of Attorney (Included on Company Signature Page)

* Incorporated by reference from Form S-1 Registration Statement (File No. 33-34618) which became effective on May 4, 1990.

** Incorporated by reference from the Company's Form 10-K for the year ended December 31, 1991.

***      Incorporated by reference from the Company's Form 8-K dated July 24,
         1991.

**** Incorporated by reference from Form S-1 Registration Statement (File No. 33-61320), Post Effective Amendment No. 4 of which became effective on July 22, 1994.

*****    Incorporated  by  reference  from  the Company's Form 8-K dated June 8,
         1993.

****** Incorporated by reference to the Company's Form 10-K for the year ended December 31, 1993.

******* Incorporated by reference from Form S-8 Registration Statement which became effective on October 4, 1995.

+          Previously Filed